Exhibit 10.2

Originally dated 23 March 2021 and first amended and restated on the First Amendment and Restatement Effective Date

SOHO HOUSE & CO LIMITED
(as Parent)

SOHO HOUSE BOND LIMITED
(as Company)

THE COMPANIES LISTED IN PART 1 OF SCHEDULE 1
(as Original Guarantors)

THE FINANCIAL INSTITUTIONS LISTED IN PART 2 OF SCHEDULE 1
(as Original Notes Purchasers)

GLOBAL LOAN AGENCY SERVICES LIMITED
(as Agent)

and

GLAS TRUST CORPORATION LIMITED
(as Collateral Agent)

FIRST AMENDED AND RESTATED NOTES PURCHASE AGREEMENT

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CONTENTS

Clause Page

1.	Definitions and Interpretation	1
2.	The Facilities	33
3.	Purpose	39
4.	Conditions of Notes Subscription	39
5.	Notes Subscription	40
6.	Constitution of the Notes	42
7.	Notes Register	42
8.	Notes Certificates	44
9.	Redemption	45
10.	Illegality, Optional redemption and Cancellation	45
11.	Mandatory Redemption	47
12.	Restrictions	49
13.	Interest	50
14.	Interest Periods	51
15.	Fees and Closing Payments	52
16.	Tax Gross Up and Indemnities	53
17.	Increased Costs	65

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18.	Other Indemnities	67
19.	Mitigation by the Noteholders	68
20.	Costs and Expenses	69
21.	Guarantee and Indemnity	69
22.	Representations	77
23.	Information Undertakings	87
24.	Financial Calculations	95
25.	General Undertakings	99
26.	Events of Default	107
27.	Changes to the Noteholders	112
28.	Restriction on Debt Purchase Transactions	119
29.	Changes to the Obligors	120
30.	Role of the Agent, THE Collateral Agent and Others	124
31.	Conduct of Business by the Finance Parties	132
32.	Sharing among the Finance Parties	132
33.	Payment Mechanics	133
34.	Set-Off	139
35.	Notices	139
36.	Calculations and Certificates	142
37.	Partial Invalidity	142
38.	Remedies and Waivers	142
39.	Amendments and Waivers	143
40.	Confidentiality	148
41.	Counterparts	151
42.	USA Patriot Act	152
43.	Governing Law	152

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44.	Enforcement	152
45.	No Fiduciary Duties	153
46.	Securities Representations by the Original NoteS Purchasers	153
47.	CONTRACTUAL RECOGNITION OF BAIL-IN	154
Schedule 1		155
The Original Parties
Schedule 2		1
Conditions Precedent
Schedule 3		10
REQUESTS AND NOTICES
Schedule 4		13
Form of Transfer Certificate
Schedule 5		17
[RESERVED]
Schedule 6		18
Form of Accession Deed
Schedule 7		21
Form of Resignation Letter
Schedule 8 Form of Compliance Certificate		22
Schedule 9		23
Timetables
Schedule 10		24
[RESERVED]
Schedule 11		25
Agreed Security Principles
Schedule 12		33
Form of Increase Confirmation
Schedule 13		37
Form of Notifiable Debt Purchase Transaction Notice

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Schedule 14	39
Restrictive Covenants
Schedule 15	74
Form of ADDITIONAL NOTEHOLDER ACCESSION DEED
Schedule 16	78
FORM OF ADDITIONAL FACILITY NOTICE
Schedule 17	82
FORM OF NOTES CERTIFICATE

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THIS AGREEMENT was originally dated 23 March 2021 and is amended and restated on the First Amendment and Restatement Effective Date and made between:

(1) SOHO HOUSE & CO LIMITED (formerly known as Soho House Group Limited), a company incorporated in Jersey with registered number 109634 (the “Parent”);

(2) SOHO HOUSE BOND LIMITED, a company incorporated in Jersey with registered number 112133 (the “Company” and the “Original Issuer”);

(3) THE COMPANIES listed in Part 1 of Schedule 1 (The Original Parties) as original guarantors (the “Original Guarantors”);

(4) THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (The Original Parties) as original notes purchasers (the “Original Notes Purchasers”);

(5) GLOBAL LOAN AGENCY SERVICES LIMITED as agent of the other Finance Parties (the “Agent”); and

(6) GLAS TRUST CORPORATION LIMITED as security trustee and security agent for the Secured Parties (the “Collateral Agent”).

IT IS AGREED as follows:

1. Definitions and Interpretation

1.1 Definitions

In this Agreement:

“2020 U.S. GAAP Annual Financial Statements” means the audited consolidated financial statements of the Company prepared in accordance with U.S. GAAP for the 2020 Financial Year.

“2020 Financial Year” means the Financial Year ending 31 December 2020.

“Acceptable Bank” means:

(a) each Finance Party or any Affiliate of a Finance Party (provided that such person is a bank or financial institution);

(b) a bank or financial institution which has a long-term unsecured rating of BBB or higher by S&P or Fitch or Baa2 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency;

(c) any other bank or financial institution approved by the Agent (acting on the instructions of the Majority Noteholders); or

(d) any other bank or financial institution providing banking services to a business or entity acquired by a member of the Group, provided that such services are terminated and moved to a bank or financial institution falling under another limb of this definition within 3 months of completion of the relevant acquisition.

“Accession Deed” means a document substantially in the form set out in Schedule 5 (Form of Accession Deed).

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“Accounting Principles” means:

(a) prior to the First Amendment and Restatement Effective Date, generally accepted accounting principles in the United Kingdom, including IFRS; and

(b) on and from the First Amendment and Restatement Effective Date, generally accepted accounting principles in the United States,

provided that, for the avoidance of doubt, on and from the First Amendment and Restatement Effective Date, any determination, calculation, reporting or other obligation under the Finance Documents required to be made, effected or satisfied in accordance with the Accounting Principles may (at the Company’s option) be made, effected or satisfied in accordance with generally acceptable accounting principles in the United States, notwithstanding that the relevant determination, calculation, reporting or obligation originally fell due, or relates (in whole or in part) to a date or period of time prior to, the First Amendment and Restatement Effective Date.

“Accounting Reference Date” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Additional Facility” has the meaning given to that term in paragraph (a) of Clause 2.3 (Additional Facility).

“Additional Facility Commitment” means:

(a) in relation to an Additional Facility Noteholder, the amount in the Base Currency set out in each Additional Facility Notice signed by that Additional Facility Noteholder and the amount of any other Additional Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b) in relation to any other Noteholder, the amount of any Additional Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase).

“Additional Facility Note” means a note issued or to be issued under an Additional Facility or the principal amount outstanding for the time being of that note.

“Additional Facility Noteholders” means, in relation to any Additional Facility, any person that signs an Additional Facility Notice and confirms its willingness to provide all or a part of that Additional Facility.

“Additional Facility Notes Subscription” means a subscription by the Additional Facility Noteholders (acting through the Agent) for Additional Facility Notes issued by an Issuer under an Additional Facility.

“Additional Facility Notice” has the meaning given to that term in Clause 2.3 (Additional Facility).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 29.4 (Additional Guarantors).

“Additional Issuer” means a company which becomes an Additional Issuer in accordance with Clause 29.2 (Additional Issuers).

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“Additional Noteholder Accession Deed” means an agreement substantially in the form set out in Schedule 15 (Form of Additional Noteholder Accession Deed).

“Additional Obligor” means an Additional Issuer or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. For the purposes of Clause 22.31 (Private Offering: No Integration or General Solicitation) and Clause 46 (Securities Representations by the Original Notes Purchasers), “Affiliate” shall have the meaning set forth in Rule 405 under the U.S. Securities Act.

“Affiliate Transactions Schedule” means the list of transactions with certain affiliates of the Group provided to the Agent by the Company on or prior to the date of this Agreement.

“Agent’s Spot Rate of Exchange” means:

(a) the Agent’s spot rate of exchange; or

(b) (if the Agent does not have an available spot rate of exchange), the spot rate (or derived spot rate, as the case may be) for the purchase of the relevant currency with the Base Currency reported by Bloomberg L.P. which appears on Bloomberg Screen BFIX under caption “MID” at or about 11:00 a.m. on a particular day or, if such rate is not available, any other publicly available spot rate of exchange selected by the Agent (acting reasonably), for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Agreed Security Principles” means the principles set out in Schedule 10 (Agreed Security Principles).

“Annual Financial Statements” has the meaning given to that term in Clause 23 (Information Undertakings).

“Anti-Bribery Laws” means any applicable anti-bribery law, anti-corruption law, conflict of interest law, or any other applicable law, rule, regulation or other legally binding measure of any applicable jurisdiction of similar purpose and effect, including, where applicable:

(a) the US Foreign Corrupt Practices Act, 15 U.S.C. §78-dd-1, et seq., as amended;

(b) the UK Bribery Act 2010; and

any law, rule, regulation or other legally binding measure that implements the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or that otherwise prohibits bribery or corruption.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

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“Availability Period” means:

(a) in relation to Facility A, the period from and including the date of this Agreement to (and including) the earlier of (i) the date falling 15 Business Days after the date of this Agreement (as such date may be extended from time to time with the consent of the Agent (acting on the instruction of the Noteholders (each acting reasonably))) and (ii) the Closing Date;

(b) in relation to Facility A1, the period from and including the Closing Date to and including the first anniversary of the Closing Date; and

(c) in relation to the Additional Facility, the period specified as such in the Additional Facility Notice relating to that Additional Facility, which shall not extend beyond the Termination Date for Facility A.

“Available Commitment” means, in relation to a Facility, a Noteholder’s Commitment minus:

(a) the Base Currency Amount of the Note(s) then held by such Noteholder under that Facility; and

(b) in relation to any proposed Notes Subscription, the Base Currency Amount of any other Notes that are due to be subscribed for by such Noteholder on or before the proposed Notes Subscription Date.

“Available Facility” means the aggregate for the time being of each Noteholder’s Available Commitment.

“Babington House” means Babington House, Babington, Frome, BA11 3RW with title number ST147998.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c) in relation to the United Kingdom, the UK Bail-In Legislation.

“Base Currency” means:

(a) for Facility A (EUR), EUR;

(b) for Facility A (GBP), GBP;

(c) for Facility A (USD) and Facility A1, USD; and

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(d) in relation to any Additional Facility, as agreed between the Company and the applicable Additional Facility Noteholders.

“Base Currency Amount” means in relation to a Notes Subscription, the amount specified in the Notes Subscription Request delivered by or on behalf of an Issuer for that Notes Subscription (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Company’s election at (i) the Agent’s Spot Rate of Exchange on the date which is three (3) Business Days before the Notes Subscription Date or, if later, on the date the Agent receives the Notes Subscription Request in accordance with the terms of this Agreement or (ii) such other rate agreed between the Agent (acting on behalf of the relevant Noteholders) and the Company as is specified in the Notes Subscription Request) as adjusted to reflect any redemption, repayment, prepayment of any Notes or any consolidation or division of any Notes Subscription.

“Budget” means in relation to any period, any budget delivered by the Company to the Agent in respect of that period pursuant to Clause 23.4 (Budget).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and (in relation to any date for payment or purchase of a currency) the principal financial centre of the country of that currency.

“Cash” means, at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a member of the Restricted Group with an Acceptable Bank and to which a member of the Restricted Group is alone (or together with other members of the Restricted Group) beneficially entitled and for so long as:

(a) that cash is repayable on demand or within 30 days after the relevant date of calculation;

(b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Restricted Group or of any other person whatsoever or on the satisfaction of any other condition (other than the giving of any notice);

(c) there is no Security over that cash except for Transaction Security or any Permitted Lien (i) constituted by a netting or set-off arrangement entered into by members of the Restricted Group in the ordinary course of their banking arrangements, or (ii) in relation to credit balances on bank accounts of the Restricted Group arising under the relevant account bank’s standard terms in the ordinary course or by law; and

(d) the cash is capable of being applied and (except as mentioned in paragraph (a) above) immediately made available to be applied in redemption of the Facilities.

“Cash Equivalents” has the meaning given to that term in Schedule 14 (Restrictive Covenants).

“CEO” means the chief executive officer of the Group, or, if no chief executive officer is appointed, such other person fulfilling the functions of the chief executive officer of the Group.

“CFC” has the meaning give to such term in Clause 21.14 (Guarantee limitation – deemed dividends).

“CFC Debt” has the meaning give to such term in Clause 21.14 (Guarantee limitation – deemed dividends).

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“CFC Holdco” has the meaning give to such term in Clause 21.14 (Guarantee limitation – deemed dividends).

“CFO” means the chief financial officer of the Group or, if no chief financial officer is appointed, such other person fulfilling the functions of the chief financial officer of the Group.

“Change of Control” has the meaning given to that term in Schedule 14 (Restrictive Covenants).

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Closing Date” means the date of first Notes Subscription under Facility A.

“Code” means the U.S. Internal Revenue Code of 1986 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

“Commitment” means a Facility A Commitment, a Facility A1 Commitment or an Additional Facility Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Company Security Interest” means the Transaction Security granted by the Parent over its shares and receivables in the Company.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facilities of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facilities from either:

(a) any member of the Group or its advisers; or

(b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 40 (Confidentiality); or

(ii) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware,

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unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking which is capable of being relied upon by the Company substantially in a recommended form of the LMA or in any other form agreed between the Company and the relevant Noteholder.

“Consolidated EBITDA” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Coverage Test” has the meaning given to that term in Clause 25.12 (Guarantors).

“CTA” means the Corporation Tax Act 2009.

“Debt” has the meaning given to that term in Clause 24.1 (Financial definitions)

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a) purchases by way of transfer;

(b) enters into any sub-participation in respect of; or

(c) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing, in each case as specified in Clause 26 (Events of Default)) be an Event of Default, provided that any such event or circumstance which expressly requires the satisfaction of any condition as to materiality before it becomes an Event of Default shall not be a Default unless and until that condition is satisfied.

“Defaulting Noteholder” means any Noteholder (other than a Noteholder which is an Investor Affiliate):

(a) which has failed to subscribe for Notes in a Notes Subscription or has notified the Agent that it will not subscribe for Notes in a Notes Subscription by the Notes Subscription Date for those Notes in accordance with Clause 5.4 (Noteholders’ subscription);

(b) which has otherwise rescinded or repudiated a Finance Document; or

(c) with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i) its failure to pay is caused by:

(A) administrative or technical error; or

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(B) a Disruption Event; and

payment is made within three (3) Business Days of its due date; or

(ii) the Noteholder is disputing in good faith whether it is contractually obliged to make the payment in question and the Agent has notified the Company and the Noteholders that this is the case.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Collateral Agent.

“Designated Person” means a person or entity:

(a) designated on the OFAC list of “Specially Designated Nationals and Blocked Persons” or list of “Foreign Sanctions Evaders”, the Consolidated List of Financial Sanctions Targets in the UK administered by HM Treasury, the European Union’s Consolidated Financial Sanctions List or on any list of targeted persons issued under the Economic Sanctions Law of any other country;

(b) that is, or is part of, a government of a Sanctioned Territory;

(c) owned or controlled by, or acting on behalf of, any of the foregoing;

(d) located within or operating from a Sanctioned Territory;

(e) otherwise targeted under any Economic Sanctions Law; or

(f) which a Finance Party has informed the Company in writing that it is prohibited from dealing with or otherwise engaging in any transaction by any Economic Sanctions Law.

“Disposal” means any sale, lease, transfer or other disposal of any assets, whether in a single transaction or series of transactions (whether related or not) and whether voluntary or involuntary.

“Disruption Event” means either or both of:

(a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with a Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b) the occurrence of any other event which results in a disruption (of a technical or systems related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i) from performing its payment obligations under the Finance Documents; or

(ii) from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

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“EBITDA” means aggregate earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA).

“Economic Sanctions Laws” means: (a) the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, any similar law or regulation promulgated thereunder from time to time or any similar law enacted in the United States of America after the date of this Agreement and any other sanctions or trade embargo imposed, administered or enforced by OFAC or the US State Department or the US Department of Commerce; (b) any economic sanctions law or regulation promulgated by the United Nations or by any government authority of the UK or of the European Union or any member state thereof, including (without limitation) any of the foregoing relating to restrictive measures against specific countries; and (c) any applicable economic sanctions law or regulation promulgated by any government authority of any other applicable jurisdiction in which the Group operates.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Effective Yield” means, as of any date of determination, the sum of (without double counting):

(a) the Margin applicable to the relevant Facility; and

(b) the amount of any applicable original issue discount, upfront fees, closing payments, or similar payable in connection with the relevant Facility (converted to interest assuming a three-year average life and without any present value discount), provided that when calculating Effective Yield, any underwriting, arrangement, structuring or other upfront fees or closing payments payable in connection with the relevant Facility but not paid away to the eventual noteholders thereof as an incentive for them to participate in the relevant Facility shall be excluded.

“Employee Plan” means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 302 of ERISA, or Section 412 of the Code, and in respect of which an Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Enforcement Event” has the meaning given to that term in Schedule 11 (Agreed Security Principles).

“ERISA” means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

“ERISA Affiliate” means any person that for the purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with an Obligor, pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means:

(a) any reportable event, as defined in Section 4043 of ERISA, with respect to an Employee Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event;

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(b) the filing of a notice of intent to terminate any Employee Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041(c) of ERISA;

(c) the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(d) any failure by any Employee Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Employee Plan, in each case whether or not waived;

(e) the failure to make a required contribution to any Employee Plan that would reasonably be expected to result in the imposition of an encumbrance under Section 412 of the Code, or a filing under Section 412(c) of the Code or Section 302(c) of ERISA of any request for a minimum funding variance, with respect to any Employee Plan or Multiemployer Plan;

(f) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA;

(g) the complete or partial withdrawal of any Obligor or any ERISA Affiliate from any Employee Plan or a Multiemployer Plan;

(h) an Obligor or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Employee Plan or Multiemployer Plan (other than premiums due and not delinquent under Section 4007 of ERISA);

(i) a determination that any Employee Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); and

(j) the receipt by an Obligor or any of its ERISA Affiliates of any notice of the imposition of withdrawal liability or of a determination that a Multiemployer Plan is, or is expected to be, “insolvent” within the meaning of Section 4245 of ERISA or in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA.

“Establishment Date” means, in relation to an Additional Facility, the proposed Establishment Date (being any date when the relevant Additional Facility is committed or the notes under such Additional Facility are subscribed for or available for subscription) specified in the Additional Facility Notice relating to that Additional Facility.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“EU Insolvency Regulation” means The Council of the European Union Regulation (EU) No. 2015/848 on Insolvency Proceedings (recast).

“Euro” or “EUR” means the lawful single currency of the Participating Member States.

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).

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“Excluded SPV” means each Miami SPV, each Los Angeles SPV, each Soho Works SPV, each Scorpios SPV and each SPV Entity, as each such term is defined in Schedule 14 (Restrictive Covenants).

“Excluded Swap Obligations” means, with respect to any Guarantor, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section la(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Existing Debt” means:

(a) the senior facilities agreement originally dated 22 April 2017 between, amongst others, Soho House & Co Limited as parent, Soho House Bond Limited as company, Global Loan Agency Services Limited as agent and GLAS Trust Corporation Limited as collateral agent, as amended and/or amended and restated from time to time; and

(b) the outstanding indebtedness of the Group under the U.S. Small Business Administration Paycheck Protection Program.

“Existing Indebtedness Schedule” means a list of Indebtedness (other than the Existing Debt) incurred and outstanding or committed for incurrence by the Company and its Restricted Subsidiaries, in each case on the date of this Agreement.

“Facility” means Facility A, Facility A1 or an Additional Facility.

“Facility A” means Facility A (EUR), Facility A (GBP) and/or Facility A (USD).

“Facility A Cash Margin” means 2.0192 per cent. per annum.

“Facility A Commitment” means a Facility A (EUR) Commitment, a Facility A (GBP) Commitment and/or Facility A (USD) Commitment.

“Facility A PIK Margin” means:

(a) for any period prior to (and excluding) the date falling 18 Months after the Closing Date, 6.1572 per cent. per annum; and

(b) for any period from (and including) the date falling 18 Months after the Closing Date:

(i) if a Listing has not occurred, 7.5826 per cent. per annum; and

(ii) if a Listing has occurred, 6.1572 per cent. per annum.

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“Facility A Note” means a Facility A (EUR) Note, a Facility A (GBP) Note and/or Facility A (USD) Note.

“Facility A Noteholder” means a Facility A (EUR) Noteholder, a Facility A (GBP) Noteholder and/or Facility A (USD) Noteholder.

“Facility A Notes Subscription” means a Facility A (EUR) Notes Subscription, a Facility A (GBP) Notes Subscription and/or Facility A (USD) Notes Subscription.

“Facility A (EUR)” means the notes facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities);

“Facility A (EUR) Commitment” means:

(a) in relation to an Original Notes Purchaser, the amount set out in Part 2 of Schedule 1 (The Original Parties) as its Facility A (EUR) Commitment, and the amount of any other Facility A (EUR) Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b) in relation to any other Noteholder, the amount of any Facility A (EUR) Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase).

“Facility A (EUR) Note” means a note made or to be made under Facility A (EUR) or the principal amount outstanding for the time being of that note.

“Facility A (EUR) Noteholder” means any Noteholder who makes available a Facility A (EUR) Commitment or subscribes for a Facility A (EUR) Note, or otherwise becomes a holder of a Facility A (EUR) Note in accordance with the terms of the Finance Documents.

“Facility A (EUR) Notes Subscription” means a subscription by the Facility A (EUR) Noteholders (acting through the Agent) for Facility A (EUR) Notes issued by the Issuer under Facility A (EUR).

“Facility A (GBP)” means the notes facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities);

“Facility A (GBP) Commitment” means:

(a) in relation to an Original Notes Purchaser, the amount set out in Part 2 of Schedule 1 (The Original Parties) as its Facility A (GBP) Commitment, and the amount of any other Facility A (GBP) Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b) in relation to any other Noteholder, the amount of any Facility A (GBP) Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase).

“Facility A (GBP) Note” means a note made or to be made under Facility A (GBP) or the principal amount outstanding for the time being of that note.

“Facility A (GBP) Noteholder” means any Noteholder who makes available a Facility A (GBP) Commitment or subscribes for a Facility A (GBP) Note, or otherwise becomes a holder of a Facility A (GBP) Note in accordance with the terms of the Finance Documents.

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“Facility A (GBP) Notes Subscription” means a subscription by the Facility A (GBP) Noteholders (acting through the Agent) for Facility A (GBP) Notes issued by the Issuer under Facility A (GBP).

“Facility A (USD)” means the notes facility made available under this Agreement as described in paragraph (c) of Clause 2.1 (The Facilities);

“Facility A (USD) Commitment” means:

(a) in relation to an Original Notes Purchaser, the amount set out in Part 2 of Schedule 1 (The Original Parties) as its Facility A (USD) Commitment, and the amount of any other Facility A (USD) Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b) in relation to any other Noteholder, the amount of any Facility A (USD) Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase).

“Facility A (USD) Note” means a note made or to be made under Facility A (USD) or the principal amount outstanding for the time being of that note.

“Facility A (USD) Noteholder” means any Noteholder who makes available a Facility A (USD) Commitment or subscribes for a Facility A (USD) Note, or otherwise becomes a holder of a Facility A (USD) Note in accordance with the terms of the Finance Documents.

“Facility A (USD) Notes Subscription” means a subscription by the Facility A (USD) Noteholders (acting through the Agent) for Facility A (USD) Notes issued by the Issuer under Facility A (USD).

“Facility A1” means the notes facility made available under this Agreement as described in paragraph (d) of Clause 2.1 (The Facilities);

“Facility A1 Cash Margin” means 2.125 per cent. per annum.

“Facility A1 Commitment” means:

(a) in relation to an Original Notes Purchaser the amount set out in Part 2 of Schedule 1 (The Original Parties) as its Facility A1 Commitment, and the amount of any other Facility A1 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b) in relation to any other Noteholder, the amount of any Facility A1 Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase).

“Facility A1 PIK Margin” means:

(a) for any period prior to (and excluding) the date falling 18 Months after the Closing Date, 6.375 per cent. per annum; and

(b) for any period from (and including) the date falling 18 Months after the Closing Date:

(i) if a Listing has not occurred, 7.875 per cent. per annum; and

(ii) if a Listing has occurred, 6.375 per cent. per annum.

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“Facility A1 Note” means a note made or to be made under Facility A1 or the principal amount outstanding for the time being of that note.

“Facility A1 Noteholder” means any Noteholder who makes available a Facility A1 Commitment or subscribes for a Facility A1 Note, or otherwise becomes a holder of a Facility A1 Note in accordance with the terms of the Finance Documents.

“Facility A1 Notes Subscription” means a subscription by the Facility A1 Noteholders (acting through the Agent) for Facility A1 Notes issued by the Issuer under Facility A1.

“Facility Office” means:

(a) in respect of a Noteholder, the office or offices notified by that Noteholder to the Agent in writing on or before the date it becomes a Noteholder (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b) in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“FATCA” means:

(a) sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b) in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Federal Reserve” means the Board of Governors of the Federal Reserve System of the United States.

“Fee or Closing Payment Letter” means:

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(a) the Initial Closing Payment Letter;

(b) any letter or letters dated on or about the date of this Agreement between the Agent and the Company or the Collateral Agent and the Company setting out any of the fees or closing payments referred to in Clause 15 (Fees and Closing Payments);

(c) any agreement setting out fees or closing payments payable to a Finance Party referred to in paragraph (e) of Clause 2.2 (Increase) of this Agreement or under any other Finance Document; and

(d) any agreement setting out fees or closing payments payable in respect of an Additional Facility.

“Finance Document” means this Agreement, any Accession Deed, any Compliance Certificate, any Fee or Closing Payment Letter, the Intercreditor Agreement, any Resignation Letter, any Additional Facility Notice, any Transaction Security Document, any Notes Subscription Request and any other document designated as a “Finance Document” by the Agent and the Company.

“Finance Party” means the Agent, the Collateral Agent or a Noteholder.

“Financial Model” means the financial model delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent).

“Financial Quarter” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Financial Year” has the meaning given to that term in Clause 24.1 (Financial definitions).

“First Amendment and Restatement Agreement” means the first amendment and restatement agreement relating to this Agreement dated 15 November 2021 and made between, amongst others, the Company and the Agent.

“First Amendment and Restatement Effective Date” has the meaning given to the term “Effective Date” in the First Amendment and Restatement Agreement.

“Fitch” means Fitch Ratings Ltd or any successor to its rating business.

“Funds Flow Statement” means the funds flow statement delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent).

“German Resident” means each Obligor that qualifies as a German resident (Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz).

“Government Authority” means (a) a national government, political subdivision thereof, or local jurisdiction therein; (b) an instrumentality, board, commission, court, or agency, whether civilian or military, of any of the aforementioned, however constituted; (c) a government-owned/government-controlled association, organisation, business or enterprise; or (d) a political party.

“Government Official” means (a) an employee, officer or representative of, or any person otherwise acting in an official capacity for or on behalf of a Government Authority; (b) a legislative, administrative or judicial official, regardless of whether elected or appointed; (c) an officer of, or individual who holds a position in, a political party; (d) a candidate for political office; (e) an

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individual who holds any other official, ceremonial, or other appointed or inherited position with a government or any of its agencies; or (f) an officer or employee of a supra-national or public international organization (e.g., World Bank, United Nations, International Monetary Fund, OECD).

“Group” means the Company and its Subsidiaries from time to time.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 29 (Changes to the Obligors).

“Guarantor Jurisdiction” means any jurisdiction other than:

(a) Turkey, Israel, China (excluding for this purpose the Special Administrative Region of Hong Kong) and Indonesia; and

(b) any jurisdiction in Central America, South America or Africa.

“High Road House” means:

(a) 162 & 164 Chiswick High Road, London, W4 1PR with title number NGL317735;

(b) 166 Chiswick High Road, London, W4 1PR with title number NGL330524;

(c) 168 Chiswick High Road, London, W4 1PR with title number MX398338;

(d) Land at the Back of 168 Chiswick High Road, London, W4 1PR with title number AGL147982; and

(e) 170 Chiswick High Road, London, W4 1PR with title number AGL66171.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b) the Agent otherwise rescinds or repudiates a Finance Document;

(c) (if the Agent is also a Noteholder) it is a Defaulting Noteholder under paragraph (a) or (b) of the definition of “Defaulting Noteholder”; or

(d) an Insolvency Event has occurred and is continuing with respect to the Agent,

unless, in the case of paragraph (a) above:

(i) its failure to pay is caused by:

(A) administrative or technical error; or

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(B) a Disruption Event; and

payment is made within three (3) Business Days of its due date; or

(ii) the Agent is disputing in good faith whether it is contractually obliged to make the payment in question and the Agent has notified the Company and the Noteholders that this is the case.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 12 (Form of Increase Confirmation).

“Increase Noteholder” has the meaning given to that term in Clause 2.2 (Increase).

“Industry Competitor” means any person or entity (or any of its Affiliates) which is a competitor of a member of the Group who engages in a business substantially similar to any material business of the Group and any controlling shareholder of any such person, provided that, for the avoidance of doubt, this shall not include any person or entity (or any of its Affiliates or Related Funds) which is a bank, financial institution or trust, fund or other entity whose principal business or a material activity of whom is arranging, underwriting or investing in debt.

“Initial Closing Payment Letter” means the closing payment letter dated on or about the date of this Agreement between the Agent, the Original Notes Purchasers and the Company setting out the fees and closing payments referred to in Clause 15.1 (Closing payment).

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

(a) is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c) makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

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(f) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means:

(a) any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b) the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

“Intercreditor Agreement” means the intercreditor agreement dated 27 September 2013 and made between, among others, the Company, the Parent, the Debtors (as defined in the Intercreditor Agreement), the Collateral Agent and the Agent, as amended and/or amended and restated from time to time.

“Interest Period” means, in relation to a Notes Subscription, each period determined in accordance with Clause 14 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 13.4 (Default interest).

“Investment” has the meaning given to that term in Schedule 14 (Restrictive Covenants).

“Investor Affiliate” means each of Yucaipa American Alliance (Parallel) Fund II, LP, Yucaipa American Alliance Fund II, LP, Richard Caring, Nick Jones and each of their Affiliates (together, the “Investors”), any trust of which an Investor is a trustee, any partnership of which an Investor is a partner and any trust, fund or other entity which is managed by, or is under the control of an Investor.

“IRS” means the U.S. Internal Revenue Service or any successor thereto.

“Issuer” means the Original Issuer or an Additional Issuer unless it has ceased to be an Issuer in accordance with Clause 29 (Changes to the Obligors).

“ITA” means the Income Tax Act 2007.

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“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or 29 (Changes to the Guarantors).

“Legal Reservations” means:

(a) the principle that equitable remedies (or remedies that are analogous to equitable remedies in other jurisdictions) may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes (including a scheme of arrangement), moratoria, administration, examinership, reorganisation and other laws generally affecting the rights of creditors;

(b) the time barring of claims under the Limitation Acts and other applicable statutes of limitation, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c) the accessory nature of certain German law governed Security;

(d) similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(e) any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Listing” means the listing or the admission to trading of all or any part of the share capital of the Parent or any Parent Entity on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any other exchange or market in any jurisdiction or country or any other sale or issue by way of listing, flotation or public offering or any equivalent circumstances in relation to the Parent or any Parent Entity in any jurisdiction or country (and, for the avoidance of doubt, where a listing, admission to trading, flotation, public offering or equivalent circumstances occur in relation to a Person prior to it becoming a Parent Entity, the transaction pursuant to which such Person becomes a Parent Entity shall constitute a “Listing”).

“LMA” means the Loan Market Association.

“Loan to Own/Distressed Investor” means any person (or any Affiliate or Related Fund of such person or any person acting on behalf of such person) whose principal business is in investment strategies that include the purchase of loans or other debt securities with the intention of (or view to) owning the equity or gaining control of a business (directly or indirectly) provided that any Original Notes Purchaser or any Affiliate or Related Fund of an Original Notes Purchaser which has the same or substantially the same investment strategy as that Original Notes Purchaser shall not be a Loan to Own/Distressed Investor.

“LTM” means last twelve Months.

“Majority Noteholders” means a Noteholder or Noteholders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Total Commitments immediately prior to that reduction).

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“Margin” means:

(a) in relation to a Facility A Note, the aggregate of:

(i) the Facility A Cash Margin; and

(ii) the Facility A PIK Margin; and

(b) in relation to a Facility A1 Note, the aggregate of:

(i) the Facility A1 Cash Margin; and

(ii) the Facility A1 PIK Margin; and

(c) in relation to any Additional Facility Note, the percentage rate per annum specified as such in the relevant Additional Facility Notice.

“Margin Stock” means “margin stock” within the meaning of Regulation U or “margin security” within the meaning of Regulation T of the Federal Reserve (or any successor).

“Material Adverse Effect” means a material adverse effect on:

(a) the business, operations, property or financial condition of the Group taken as a whole;

(b) the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents (taking into account the financial resources available to the Obligors from other members of the Group); or

(c) subject to the Legal Reservations and the Perfection Requirements, the validity or enforceability of, or effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents in a manner or to an extent materially adverse to the interests of the Noteholders taken as a whole under the Finance Documents.

“Material Company” means, at any time, a wholly-owned member of the Restricted Group (other than an Excluded SPV) incorporated in a Guarantor Jurisdiction which has EBITDA, representing 5 per cent. or more of Consolidated EBITDA or owns Babington House and/or High Road House (provided that any contribution by any Excluded SPV to the Consolidated EBITDA shall be excluded for such purposes) which shall be determined by reference to the most recent Annual Financial Statements of the Group, supplied under paragraph (a)(i) of Clause 23.1 (Financial statements) and the Compliance Certificate relating thereto provided that, if a Subsidiary has been acquired or disposed of since the date to which the most recent such Annual Financial Statements were prepared such financial statements shall be deemed to be adjusted in order to take into account such acquisition or disposal (that adjustment being certified by a director of the Company as representing an accurate reflection of the revised Consolidated EBITDA). A report by the auditors of the Company that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Material Event of Default” means an Event of Default under Clause 26.1 (Non-payment) (insofar as it relates to the non-payment of principal or interest under this Agreement), Clause 26.5 (Insolvency), 26.6 (Insolvency proceedings), Clause 26.7 (U.S. insolvency proceedings) or Clause 26.8 (Creditors’ process).

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“Miami Loans” means (each as amended and/or amended and restated and/or replaced or refinanced from time to time):

(a) the mezzanine loan agreement dated on or about 27 February 2019 and made between Beach House Holdco, LLC, as borrower, and Citi Real Estate Funding Inc., as lender; and

(b) the loan agreement dated on or about 27 February 2019 and made between Beach House Owner, LLC, as borrower, and Nonghyup Bank, acting in its capacity as the trustee of Kim Miami Hotel Private Placement Real Estate Investment Trust No. 2, as lender.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly.

“Monthly Financial Statements” has the meaning given to that term in Clause 23 (Information Undertakings).

“Moody’s” means Moody’s Investor Services Limited or any successor to its rating business.

“Multiemployer Plan” means a “multiemployer plan” (as defined in Section (3)(37) of ERISA) that is subject to Title IV of ERISA that is contributed to for any employees of an Obligor or any ERISA Affiliate.

“Net Proceeds” has the meaning given to that term in Schedule 14 (Restrictive Covenants).

“New Noteholder” has the meaning given to that term in Clause 27.1 (Transfers by the Noteholders).

“New Shareholder Injection” means any amount subscribed for in cash in the Company after the Closing Date for any share issuance of the Company permitted or not prohibited by this Agreement or made available by way of Shareholder Funding.

“Non-Consenting Noteholder” has the meaning given to that term in Clause 39.4 (Replacement of Noteholder).

“Non-Obligor” means a Restricted Subsidiary which is not an Obligor.

“Note” means a Facility A (EUR) Note, a Facility A (GBP) Note, a Facility A (USD) Note, a Facility A1 Note or an Additional Facility Note, collectively, the “Notes”.

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“Noteholder” means:

(a) any Original Notes Purchaser; and

(b) any bank, financial institution, trust, fund or other entity which has become a Party as a Noteholder in accordance with Clause 2.2 (Increase), Clause 2.3 (Additional Facility) or 27 (Changes to the Noteholders),

“Notes Certificate” means a notes certificate in the form set out in Schedule 17 (Form of Notes Certificate) or in any other form agreed between the Agent and the Company (each acting reasonably).

“Notes Listing Agent” means Ogier Corporate Finance Limited or such other listing agent as may be notified by the Company to the Agent from time to time.

“Notes Register” has the meaning given to that term in Clause 7.1 (Agent to maintain Notes Register).

“Notes Subscription” means a Facility A Notes Subscription, a Facility A1 Notes Subscription or an Additional Facility Notes Subscription.

“Notes Subscription Date” means the date of a Notes Subscription, being the date on which the relevant Notes Subscription is to be made.

“Notes Subscription Request” means a notice substantially in the relevant form set out in Part 1 (Notes Subscription Request) of Schedule 3 (Requests and Notices) or any other form agreed between the Agent (acting reasonably) and the Company.

“Notifiable Debt Purchase Transaction” has the meaning given to that term in paragraph (b) of Clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Investor Affiliates).

“Obligor” means:

(a) an Issuer; or

(b) a Guarantor.

“Obligors’ Agent” means the Company to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors’ Agent).

“OECD” means the Organisation for Economic Co-operation and Development.

“OMO” means OMO Mykonos S.A. (OMO Mykonos Anonymi Etaireia Ekmetalleushs Horon Diaskedasis, Estiashs Kai Psychagogias), a company incorporated in Greece under general commercial register number 147168801000 with its registered office at 63 Ipsilantou Street, 11521 Kolonaki, Athens, Attica, Greece.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means the consolidated financial statements of Soho House Holdings Limited for the financial year ended 31 December 2019.

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“Original Obligor” means the Original Issuer or an Original Guarantor.

“Paraga” means Paraga Beach Catering And Entertainment Services Societe Anonyme S.A. (Paraga Beach Anonymi Etaireia Ekmetalleushs Horon Diaskedasis, Estiashs Kai Psychagogias), a company incorporated in Greece under general commercial register number 129775401000 with its registered office at 63 Ipsilantou Street, 11521 Kolonaki, Athens, Attica, Greece.

“Parent Entity” has the meaning given to that term in Schedule 14 (Restrictive Covenants).

“Participating Member State” means any Member State of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“PBGC” means the U.S. Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

“Perfection Requirements” means the making or procuring of appropriate registrations, filings, endorsements, stampings, intimation in accordance with local laws and/or notifications of the Transaction Security Documents and/or the Transaction Security created thereunder.

“Permitted Acquisition” has the meaning given to that term in Schedule 14 (Restrictive Covenants).

“Permitted Debt” has the meaning given to that term in paragraph 3.2 of Schedule 14 (Restrictive Covenants).

“Permitted Joint Venture” means any Joint Venture (as defined in Schedule 14 (Restrictive Covenants)) permitted or not prohibited by this Agreement.

“Permitted Lien” has the meaning given to that term in Schedule 14 (Restrictive Covenants).

“Permitted Payment” means any payment permitted or not prohibited by paragraph 2 (Restricted Payments) of Schedule 14 (Restrictive Covenants).

“Permitted Refinancing Indebtedness” has the meaning given to that term in Schedule 14 (Restrictive Covenants).

“Permitted Reorganisation” means:

(a) a solvent re-organisation (including, without limitation, pursuant to a solvent winding-up where the assets of the relevant company, after paying its liabilities, are distributed to its shareholders, as well as any amalgamation, demerger, merger, consolidation or other corporate reconstruction) involving the business or assets of, or shares of (or other interests in), any member of the Group (other than the Company) where:

(i) all of the business, assets and shares of (or other interests in) the relevant member of the Group continues to be owned directly or indirectly by the Company in the same or a greater percentage as prior to such reorganisation, save for:

(A) the shares of (or other interests in) any member of the Group which has been merged into another member of the Group or which has otherwise

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ceased to exist (including, for example, by way of the collapse of a solvent partnership or solvent winding up of a corporate entity) as a result of a such reorganisation; or

(B) any business, assets and shares of (or other interests in) relevant members of the Group which cease to be owned:

(1) as a result of a disposal or merger or other step permitted under, but subject always to the terms of, this Agreement; or

(2) as a result of a cessation of business or solvent winding up of a member of the Group in conjunction with a distribution of all or substantially all of its assets remaining after settlement of its liabilities to its immediate shareholder(s) or other persons directly holding partnership or other ownership interests in it; or

(3) as a result of a disposal of shares (or partnership or other ownership interests) in a member of the Group required to comply with applicable laws, provided that any such disposal is limited to the minimum amount required to comply with such applicable laws; and

(ii) the Finance Parties (or the Collateral Agent on their behalf) will continue to have the same or substantially equivalent (ignoring for the purposes of assessing such equivalency any limitations required in accordance with the Agreed Security Principles or hardening periods and other than from any entity which has ceased to exist as contemplated in paragraph (i) above or is not or has ceased to be a member of the Group, provided that the Company shall use reasonable endeavours to mitigate any reset of hardening periods) guarantees and security over the same or substantially equivalent assets and over the shares (or other interests) in the transferee or the entity surviving as a result of such reorganisation save to the extent such assets or shares (or other interests) cease to exist or to be owned by members of the Group as contemplated in paragraph (i) above, in each case, to the extent such assets, shares or other interests are not disposed of as permitted under the terms of this Agreement, provided that no Permitted Reorganisation pursuant to this paragraph (a) shall result in an Obligor which is incorporated in a member state of the European Union doing anything to change the location of its centre of main interests, for the purposes of EU Insolvency Regulation.

(b) any reorganisation involving the business or assets of, or shares of (or other interests in) any member of the Group which is implemented to comply with any applicable law or regulation (including all intermediate steps or actions necessary to implement such reorganisation) provided that the Company shall use reasonable endeavours to ensure that the Finance Parties (or the Collateral Agent on their behalf) will continue to have the same or substantially equivalent (ignoring for the purposes of assessing such equivalency any limitations required in accordance with the Agreed Security Principles or hardening periods provided further that the Company shall use reasonable endeavours to mitigate any reset of hardening periods) guarantees and security over the same or substantially equivalent assets as immediately prior to any such reorganisation; or

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(c) any other reorganisation involving one or more members of the Group approved by the Majority Noteholders,

“Permitted Transaction” means:

(a) any Indebtedness incurred, any guarantee, indemnity or Security or Quasi-Security given or arising under the Finance Documents;

(b) the solvent liquidation or reorganisation of any member of the Group (other than the Parent or the Company) so long as any payments or assets of a member of the UK Group or the U.S. Group distributed as a result of such liquidation or reorganisation are distributed to (i) in the case of a member of the UK Group, SHG Acquisition (UK) Limited and its respective Restricted Subsidiaries within the UK Group; or (ii) in the case of a member of the U.S. Group, US AcquireCo, Inc. and its Restricted Subsidiaries within the U.S. Group, and where such liquidation or reorganisation is not materially prejudicial to the interests of the Finance Parties under the Finance Documents or the consolidation or merger of any Restricted Subsidiary where such consolidation or merger is permitted or not prohibited by the Finance Documents; or

(c) any Permitted Reorganisation,

provided that, in all cases, following any Permitted Transaction pursuant to the above paragraphs, the Finance Parties (or the Collateral Agent on their behalf) continue to have the same or substantially equivalent (ignoring for the purposes of assessing such equivalency any limitations required in accordance with the Agreed Security Principles or hardening periods, provided that the Company shall use reasonable endeavours to mitigate any reset of hardening periods) security over the shares (or other interests) in the Company thereafter, and further provided that no Permitted Transaction shall result in an Obligor which is incorporated in a member state of the European Union doing anything to change the location of its centre of main interests, for the purposes of the EU Insolvency Regulation.

“PIK Capitalisation Date” has the meaning given to that term in Clause 13.3 (PIK Interest).

“PIK Interest” means, in respect of a Note in a Notes Subscription for an Interest Period, the amount of interest on that Note for such Interest Period which is calculated by applying the relevant PIK Margin as a percentage rate per annum to that Note.

“PIK Margin” means the Facility A PIK Margin or the Facility A1 PIK Margin, as applicable.

“Pro Forma” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Pro Forma Adjustment” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Q Hellas” means Q Hellas P.C. a company incorporated in Greece under general commercial register number 124627701000 with its registered office at 63 Ipsilantou Street, 11521 Kolonaki, Athens, Attica, Greece.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations

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promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section la(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Noteholder” has the meaning given to that term in Clause 16.1 (Definitions).

“Quarter Date” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Quarterly Financial Statements” has the meaning given to that term in Clause 23 (Information Undertakings).

“Quasi-Security” means any transaction in which a member of the Restricted Group agrees to:

(a) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Restricted Group;

(b) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; or

(d) enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Indebtedness or of financing the acquisition of an asset.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Regulation D” means Regulation D promulgated under the U.S. Securities Act.

“Regulation S” means Regulation S promulgated under the U.S. Securities Act.

“Regulations T, U and X” means, respectively, Regulations T, U and X of the Federal Reserve (or any successor).

“Related Fund”, in relation to a trust, fund or other entity (the “first fund”), means a trust, fund or other entity which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a trust, fund or other entity whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund or is owned by the same person as the first fund.

“Relevant Interbank Market” means, in relation to euro, the European interbank market and in relation to any other currency, the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a) its jurisdiction of incorporation;

(b) any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

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(c) the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Period” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Repeating Representations” means each of the representations set out in Clauses 22.2 (Status) to 22.7 (Governing law and enforcement), paragraph (a) of Clause 22.10 (No default), and paragraph (b) of Clause 22.12 (Financial statements) (in respect of the most recent financial statements prepared and delivered only), Clause 22.6 (Federal Reserve regulations), Clause 22.29 (Investment companies) and paragraphs (a) and (b) of Clause 22.30 (Sanctions).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Restricted Group” means the Company and each Restricted Subsidiary.

“Restricted Subsidiary” has the meaning given to that term in Schedule 14 (Restrictive Covenants).

“Revolving Credit Facility Agreement” means the super senior revolving facility agreement dated on or about 5 December 2019 by and among the Company, Global Loan Agency Services Limited as agent, the guarantors from time party thereto, the lenders party thereto and others, providing for revolving credit borrowings, including any related guarantees, Transaction Security Documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including any agreement or indenture extending the maturity hereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Rule 144” means Rule 144 promulgated under the U.S. Securities Act.

“Rule 144A” means Rule 144A promulgated under the U.S. Securities Act.

“Rule 501” means Rule 501 under the U.S. Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 502” means Rule 502 under the U.S. Securities Act (or any successor provision), as it may be amended from time to time.

“S&P” means Standard & Poor’s Ratings Services or any successor to its rating business.

“Sanctioned Territory” means any country or other territory subject to a general export, import, financial or investment embargo under Economic Sanctions Law, which countries and territories, as of the date of this Agreement, include Crimea, Cuba, Iran, North Korea and Syria.

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“Scorpios Property” has the meaning given to that term in Schedule 14 (Restrictive Covenants).

“Scorpios SPVs” has the meaning given to that term in Schedule 14 (Restrictive Covenants).

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Secured Debt Documents” has the meaning given to that term in the Intercreditor Agreement.

“Secured Parties” has the meaning given to that term in the Intercreditor Agreement.

“Security” means a mortgage, standard security, assignation, land charge, (Grundschuld) charge, pledge, lien assignment, transfer for securities purposes, extended retention of title arrangement (verlängerter Eigentumsvorbehalt) or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Part 2 (Selection Notice) of Schedule 3 (Requests and Notices).

“Shareholder Funding” has the meaning given to that term in Schedule 14 (Restrictive Covenants).

“SIR” means the security interests register maintained under Part 8 of the Security Interests (Jersey) Law 2012.

“Specified Time” means a time determined in accordance with Schedule 9 (Timetables).

“StaRUG” means the German Stabilisation and Restructuring of Businesses Act, (Unternehmensstabilisierungs- und Restrukturierungsgesetz).

“Sterling”, “£” or “GBP” means the lawful currency of the United Kingdom.

“Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006 and a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

“Super Majority Noteholders” means at any time a Noteholder or group of Noteholders whose Commitments aggregate more than 80 per cent. of the Total Commitments (or, if the Total Commitments having been reduced to zero, aggregated more than 80 per cent. of the Total Commitments immediately prior to that reduction).

“Tax” or “Taxes” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to that term in Clause 16.1 (Definitions).

“Tax Structure Memorandum” means the “Soho House Debt Restructuring: Accounting and Tax Considerations” report prepared by PricewaterhouseCoopers LLP delivered to the Original Notes Purchasers on or prior to the Closing Date.

“Termination Date” means:

(a) in relation to Facility A, the date falling 72 Months after the Closing Date;

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(b) in relation to Facility A1, the date falling 72 Months after the Closing Date; and

(c) in relation to any Additional Facility, the date specified in the applicable Additional Facility Notice.

“Total Additional Facility Commitments” means the aggregate amount of the applicable and designated Additional Facility Commitments under any applicable Additional Facility Notice, being zero as at the date of this Agreement.

“Total Commitments” means the aggregate of the Total Facility A (EUR) Commitments, the Total Facility A (GBP) Commitments, the Total Facility A (USD) Commitments, the Total Facility A1 Commitments and the Total Additional Facility Commitments.

“Total Facility A (EUR) Commitments” means the aggregate of the Facility A (EUR) Commitments, being €62,000,000 as at the date of this Agreement.

“Total Facility A (GBP) Commitments” means the aggregate of the Facility A (GBP) Commitments, being £53,000,000 as at the date of this Agreement.

“Total Facility A (USD) Commitments” means the aggregate of the Facility A (USD) Commitments, being $295,000,000 as at the date of this Agreement.

“Total Facility A1 Commitments” means the aggregate of the Facility A1 Commitments, being $100,000,000 as at the date of this Agreement.

“Total Net Leverage Ratio” has the meaning given to that term in Clause 24.1 (Financial definitions).

“Transaction Security” means the Security created or expressed to be created in favour of the Collateral Agent and/or the Secured Parties (or any of them) pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in Part 1 (Conditions Precedent to first Notes Subscription) of Schedule 2 (Conditions Precedent), together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents or the Secured Debt Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to a transfer, the later of:

(a) the proposed Transfer Date specified in the relevant Transfer Certificate; and

(b) the date on which the Agent executes the relevant Transfer Certificate.

“Trapped Cash” means any cash required to be applied in mandatory redemption of the Facilities where:

(a) it is or would be unlawful for such a redemption to be made and the proceeds so applied; or

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(b) it is or would be unlawful to make funds available to a member of the Group that could make such a redemption from the proceeds of such cash; or

(c) if any member of the Group made funds available to, or received funds from, another member of the Group to enable such a redemption to be made it would incur a material cost or expense (including any material Tax liability) or it gives rise to a risk of liability for the entity concerned or its directors or officers; or

(d) making such payment would give rise to a risk of criminal or civil liability for a member of the Group and/or its officers or directors (or gives rise to a risk of breach of fiduciary or statutory duties by any director or officer or a risk of personal liability).

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Group” means BN Midco Limited and each of its direct or indirect Subsidiaries.

“Unfunded Pension Liability” means the excess of an Employee Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that plan’s assets, determined in accordance with the assumptions used for funding the Employee Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Unrestricted Subsidiary” means a member of the Group (other than the Company or an Obligor) which is a limited liability company and which is designated as an “Unrestricted Subsidiary” pursuant to and in compliance with the provisions of paragraph 8 (Designation of Restricted and Unrestricted Subsidiaries) of Schedule 14 (Restrictive Covenants).

“U.S.” or “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“U.S. Bankruptcy Law” means the United States Bankruptcy Code of 1978 (Title 11 of the United States Code) and any other United States federal or state bankruptcy, insolvency or similar law.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“U.S. Exempt Noteholder” shall mean a Noteholder that has provided a Withholding Tax Form (whether directly or attached to a W-8IMY, as appropriate) demonstrating a complete exemption from U.S. withholding tax and U.S. backup withholding with respect to payments under this Agreement.

“U.S. GAAP” means generally accepted accounting practices in the United States, which are in effect from time to time.

“U.S. Group” means US AcquireCo, Inc. and each of its direct or indirect Subsidiaries.

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“U.S. Guarantor” means a Guarantor whose jurisdiction of organisation is a state of the United States or the District of Columbia.

“U.S. Issuer” means (a) an Issuer that is or is treated as a U.S. Person and (b) upon a Listing, the Company.

“U.S. Obligations” has the meaning given to such term in Clause 21.14 (Guarantee limitation – deemed dividends).

“U.S. Obligor” means any U.S. Issuer or U.S. Guarantor.

“U.S. Person” means a United States person (as defined in Section 7701(a)(30) of the Code).

“U.S. Securities Act” means the United States Securities Act of 1933, as amended from time to time.

“U.S. Tax Obligor” means:

(a) an Issuer which is resident for tax purposes in the United States of America; or

(b) an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for U.S. federal income tax purposes.

“USD”, “$” or “US dollar” means the lawful currency of the United States of America.

“VAT” means:

(a) any Tax imposed by the Value Added Tax Act 1994;

(b) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c) any other Tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

“Withholding Tax Form” has the meaning given to that term in paragraph (b) of Clause 16.8 (U.S. Tax matters).

“Write-down and Conversion Powers” means:

(a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b) in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation:

(i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such

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contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii) any similar or analogous powers under that Bail-In Legislation; and

(c) in relation to the UK Bail-In Legislation any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Construction

(a) Unless a contrary indication appears, a reference in this Agreement to:

(i) the “Agent”, any “Finance Party”, any “Noteholder”, any “Obligor”, any “Party”, any “Secured Party”, the “Collateral Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Collateral Agent, any person for the time being appointed as Collateral Agent or Collateral Agents in accordance with the Finance Documents;

(ii) a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Company and the Agent;

(iii) “assets” includes present and future properties, revenues and rights of every description;

(iv) a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated however fundamentally and includes (without limiting the generality of the foregoing) any variation, increase, extension or addition of or to any facility made available under such document or any variation of the purposes for which such facility may be made available from time to time;

(v) “guarantee” means (other than in Clause 21 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi) “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

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(vii) a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(viii) a “regulation” includes any regulation, rule, official directive, request, order or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix) any matter or circumstance being “permitted” is to be construed as a reference to any matter or circumstance which is not expressly prohibited;

(x) a “redemption” of a Facility means a repayment or redemption of the Notes subscribed for by the Noteholders under that Facility;

(xi) a provision of law is a reference to that provision as amended or re-enacted; and

(xii) a time of day is a reference to London time.

(b) The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c) Section, Clause and Schedule headings are for ease of reference only.

(d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e) A Default or an Event of Default is “continuing” if it has not been remedied or waived.

(f) For the avoidance of doubt, it is agreed that any Default in the form of the failure to deliver a document or perform an act within a period of time or on or by a specified date shall be capable of remedy and shall cease to be continuing once that document has been delivered or act performed.

(g) Any certificate provided by a person on behalf of the Company or any other member of the Group under the Finance Documents shall be provided without that person incurring any personal liability.

(h) A reference to “freehold property”, “heritable property” or “leasehold property” includes any equivalent type of property ownership.

(i) For the avoidance of doubt, in ascertaining the Majority Noteholders or Super Majority Noteholders or whether any given percentage of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents or for the purpose of the allocation of any redemption or for the purposes of taking any step, decision, direction or exercise of discretion which is calculated by reference to any Commitments not denominated in GBP (“Non-GBP Commitments”), those Non-GBP Commitments shall be deemed to be converted into GBP at (i) for any Facility A (EUR) Commitments, 1 EUR to 0.86 GBP, (ii) for any Facility A (USD) Commitments or any Facility A1 Commitments, 1 USD to 0.72 GBP or (iii) for any

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Additional Facility Commitments, the Agent’s Spot Rate of Exchange on the date the aggregate amount of the Non-GBP Commitments of the relevant Additional Facility was determined.

1.3 German terms

In this Agreement, where it relates to a German entity or other applicable term, a reference to:

(a) a “liquidator”, “receiver”, “administrative receiver”, “administrator”, “compulsory manager” or other similar officer includes a restructuring agent (Restrukturierungsbeauftragter), an insolvency administrator (Insolvenzverwalter), interim insolvency administrator (vorläufiger Insolvenzverwalter), custodian (Sachwalter), interim custodian (vorläufiger Sachwalter), sequestrator (Zwangsverwalter) or creditor’s trustee (Sachverwalter);

(b) a “winding up”, “administration” or “dissolution” includes a liquidation (Liquidation);

(c) a “step” or “procedure” taken in connection with a moratorium for an entity to which German insolvency law applies includes the offer of a restructuring plan (Restrukturierungsplan) in accordance with section 17 StaRUG;

(d) a “moratorium” includes, without limitation, stabilization orders (Stabilisierungsanordnungen) under the StaRUG, protective shield proceedings (Schutzschirmverfahren) and insolvency plan proceedings (Insolvenzplanverfahren);

(e) a “scheme of arrangement” includes a restructuring plan (Restrukturierungsplan) in accordance with sections 2 et seqq. StaRUG;

(f) “director” includes any statutory legal representative(s) (organschaftlicher Vertreter) of a person pursuant to the laws of its jurisdiction of incorporation, including but not limited to, in relation to a person incorporated or established in Germany, a managing director (Geschäftsführer) or member of the board of directors (Vorstand); and

(g) a “disposal” includes:

(i) a Verfügung;

(ii) the entry into an agreement upon a priority notice (Auflassungsvormerkung);

(iii) an agreement on the transfer of title to a property (Auflassung) in whole or part; and

(iv) the partition of a ownership in a property (Grundstücksteilung).

1.4 Third party rights

(a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

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1.5 Intercreditor Agreement

This Agreement is subject to the Intercreditor Agreement. In the event of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall prevail.

1.6 Baskets and thresholds

(a) Any amounts incurred or paid on the basis of any basket, test or permission set by reference to a percentage of Consolidated EBITDA shall (provided that such amounts are, at the time of incurrence or payment, duly and properly incurred or paid in accordance with the relevant basket, test or permission) continue to be treated as duly and properly incurred or paid and shall not trigger a Default notwithstanding any subsequent decrease in such basket, test or permission by operation of the calculation of such basket, test or permission.

(b) Subject, in the case of Indebtedness, to paragraph 3.4 of Schedule 14 (Restrictive Covenants), in the event that any Permitted Debt, Permitted Payment, Permitted Lien, Permitted Investment or other investment meets the criteria of more than one of the baskets or exceptions set out in this Agreement, the Company, in its sole discretion, will classify and may from time to time reclassify that amount or transaction to a particular basket or exception and will only be required to include that amount or transaction in one of those baskets or exceptions (and, for the avoidance of doubt, an amount or transaction may at the option of the Company be split between different baskets or exceptions) provided that at the time of such reclassification, the relevant member of the Group would be permitted to incur such indebtedness, make such investor payment, grant such security or enter into such acquisition or other investment under such exception.

(c) If any basket or threshold is exceeded as a result of fluctuations in such basket or threshold (including due to fluctuations in Consolidated EBITDA of the Group or the relevant target company) or fluctuations in exchange rates or currency values subsequent to such date of determination and at or prior to the consummation of the relevant transaction, such baskets or thresholds will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether transactions are permitted hereunder.

2. The Facilities

2.1 The Facilities

Subject to the terms of this Agreement:

(a) the Facility A (EUR) Noteholders make available to the Original Issuer a notes facility in an aggregate amount equal to the Total Facility A (EUR) Commitments, and irrevocably agree to subscribe for the notes to be issued by the Original Issuer under such facility;

(b) the Facility A (GBP) Noteholders make available to the Original Issuer a notes facility in an aggregate amount equal to the Total Facility A (GBP) Commitments, and irrevocably agree to subscribe for the notes to be issued by the Original Issuer under such facility;

(c) the Facility A (USD) Noteholders make available to the Original Issuer a notes facility in an aggregate amount equal to the Total Facility A (USD) Commitments, and irrevocably agree to subscribe for the notes to be issued by the Original Issuer under such facility; and

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(d) the Facility A1 Noteholders make available to the Original Issuer a notes facility in an aggregate amount equal to the Total Facility A1 Commitments, and irrevocably agree to subscribe for the notes to be issued by the Original Issuer under such facility.

2.2 Increase

(a) The Company may by giving prior notice to the Agent by no later than the date falling 20 Business Days after the effective date of a cancellation of:

(i) the Available Commitments of a Defaulting Noteholder in accordance with Clause 10.5 (Right of cancellation in relation to a Defaulting Noteholder); or

(ii) the Commitments of a Noteholder in accordance with Clause 10.1 (Illegality),

request that the Total Commitments be increased (and the Total Commitments shall be so increased) in an aggregate Base Currency Amount of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(iii) the increased Commitments will be assumed by one or more Noteholders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Noteholder”) selected by the Company (each of which shall not be an Investor Affiliate or a member of the Group) and which is further acceptable to the Agent (acting reasonably) and each of which confirms its willingness to assume and does assume all the obligations of a Noteholder corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Notes Purchaser;

(iv) each of the Obligors and any Increase Noteholder shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Noteholder would have assumed and/or acquired had the Increase Noteholder been an Original Notes Purchaser;

(v) each Increase Noteholder shall become a Party as a “Noteholder” and any Increase Noteholder and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Noteholder and those Finance Parties would have assumed and/or acquired had the Increase Noteholder been an Original Notes Purchaser;

(vi) the Commitments of the other Noteholders shall continue in full force and effect; and

(vii) any increase in the Total Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b) An increase in the Total Commitments will only be effective on:

(i) the execution by the Agent of an Increase Confirmation from the relevant Increase Noteholder;

(ii) in relation to an Increase Noteholder which is not a Noteholder immediately prior to the relevant increase:

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(A) the Increase Noteholder entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(B) the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Noteholder, the completion of which the Agent shall promptly notify to the Company and the Increase Noteholder.

(c) Each Increase Noteholder, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Noteholder or Noteholders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d) Unless the Agent otherwise agrees or the increased Commitment is assumed by an existing Noteholder, the Company shall, on the date upon which the increase takes effect, pay to the Agent and the Collateral Agent the amount of all reasonable and documented costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Collateral Agent, by any Receiver or Delegate in connection with any increase in Commitments under this paragraph (d).

(e) The Company may pay to the Increase Noteholder a fee or closing payment in the amount and at the times agreed between the Company and the Increase Noteholder in a Fee or Closing Payment Letter.

(f) Clause 27.4 (Limitation of responsibility of Existing Noteholders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Noteholder as if references in that Clause to:

(i) an “Existing Noteholder” were references to all the Noteholders immediately prior to the relevant increase;

(ii) the “New Noteholder” were references to that “Increase Noteholder”; and

(iii) a “re-transfer” were references to a “transfer”.

2.3 Additional Facility

(a) Subject to the terms of this Clause 2.3, the Company may, with the prior consent of the Majority Noteholders, establish an Additional Facility under this Agreement by notice to the Agent (such notice, an “Additional Facility Notice”)

(b) The Additional Facility Notice shall not be regarded as having been duly completed unless it is signed by each party thereto and specifies the following matters in respect of such Additional Facility:

(i) the Issuer for the Additional Facility;

(ii) the person(s) to become Additional Facility Noteholders in respect of the Additional Facility and the amount of the commitments of such Additional Facility allocated to each Additional Facility Noteholder;

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(iii) the aggregate amount of the commitments of the Additional Facility and the currency being made available and any other or optional currency or currencies which are available for issuance under such Additional Facility;

(iv) the Margin applicable to the Additional Facility;

(v) the Establishment Date and Availability Period for the Additional Facility; and

(vi) the Termination Date and amortisation scheduled (if any) and any mandatory redemption provisions (including whether the Additional Facility will share rateably or less than rateably in mandatory redemptions).

(c) Nothing in this Clause 2.3 shall oblige any Noteholder to provide any Additional Facility Commitment at any time.

(d) Subject to the terms of this Clause 2.3, the Company may exercise its rights to request commitments for Additional Facilities on as many occasions as it wishes during the life of the Facilities.

(e) No person may become a Noteholder in respect of an Additional Facility unless such person is a U.S. Exempt Noteholder.

(f) If the Additional Facility Noteholders in respect of any Additional Facility Commitment (acting reasonably) and the Company so agree, those Additional Facility Commitments shall be made available on a certain funds basis in connection with an acquisition not prohibited by this Agreement, for such period and on such terms as the Company and those Additional Facility Noteholders shall agree.

(g) The establishment of an Additional Facility will only be effective on:

(i) the execution of the Additional Facility Notice relating to such Additional Facility by the Company and/or the relevant Issuer(s) and the relevant Additional Facility Noteholder(s) and delivery of such executed notice to the Agent; and

(ii) in respect of each Acceding Noteholder:

(A) the performance by the Agent of all necessary “know-your-customer” or similar checks under all applicable laws and regulations, the completion of which the Agent shall promptly notify to the Company; and

(B) that Acceding Noteholder entering into an Additional Noteholder Accession Deed.

(h) On the Establishment Date, the relevant Additional Facility shall come into effect and be established in accordance with its terms and:

(i) subject to the terms of this Agreement, the Additional Facility Noteholders make available to the relevant Issuer(s) a notes facility in an aggregate amount equal to the Additional Facility Commitments specified in the Additional Facility Notice, and irrevocably agree to subscribe for the notes to be issued under such facility;

(ii) each of the Obligors and each Additional Facility Noteholder shall assume obligations towards one another and/or acquire rights against one another as the

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Obligors and that Additional Facility Noteholder would have assumed and/or acquired had that Additional Facility Noteholder been an Original Notes Purchaser with respect to the Additional Facility Commitment specified opposite its name in the Additional Facility Notice;

(iii) each Additional Facility Noteholder and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Additional Facility Noteholder and those Finance Parties would have assumed and/or acquired had the Additional Facility Noteholder been an Original Notes Purchaser with respect to the Additional Facility Commitment specified opposite its name in the Additional Facility Notice;

(iv) each Additional Facility Noteholder shall become a Party as a “Noteholder”; and

(v) the Commitments of the other Noteholders shall continue in full force and effect.

(i) Each Obligor confirms:

(i) the authority of the Company to agree, implement and establish the Additional Facility in accordance with this Agreement; and

(ii) that its guarantee and indemnity recorded in Clause 21 (Guarantee and Indemnity) (or any applicable Accession Deed or other Finance Document), and all Transaction Security granted by it will, subject only to any applicable limitation on such guarantee and indemnity referred to in Clause 21 (Guarantee and Indemnity) and any Accession Deed pursuant to which is became an Obligor or the terms of the Transaction Security Documents, extend to include the relevant Additional Facility Notes and any other obligations arising under or in respect of the relevant Additional Facility Commitments.

(j) Each Finance Party agrees and empowers:

(i) the Agent promptly (upon request of (and as reasonably requested by) the Company) to acknowledge, execute and confirm acceptance of each Additional Facility Notice; and

(ii) the Agent and the Collateral Agent at the cost of the Obligors (provided such costs are reasonably incurred) to (and the relevant Obligor shall promptly upon request by the Agent or the Collateral Agent in accordance with the Agreed Security Principles) execute any necessary amendments to the Transaction Security Documents and other Finance Documents (including this Agreement and the Intercreditor Agreement) as may be required in order to ensure that any Additional Facility Commitments are made available on the terms contemplated in this Clause 2.3 and the Additional Facility Notice.

(k) The Agent and/or the Collateral Agent shall as soon as reasonably practicable send to the Company a copy of each executed Additional Facility Notice and, if applicable, Additional Noteholder Accession Deed and if applicable, the documentation required for the Additional Facility Noteholder to accede to the Intercreditor Agreement.

(l) The terms applicable to any Additional Facility will be those agreed by the Additional Facility Noteholders in respect of that Additional Facility and the Company. If there is any

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inconsistency between any such term agreed in respect of an Additional Facility and any other term of a Finance Document, the term agreed in respect of the Additional Facility shall prevail with respect to such Additional Facility.

(m) Each Additional Facility Noteholder by executing the Additional Facility Notice confirms, acknowledges, and agrees, that the Agent has authority to execute on its behalf any amendments or waiver that has been approved by or on behalf of the requisite Noteholder or Noteholders in accordance with this Agreement on or prior to the date on which the establishment of the Additional Facility becomes effective.

(n) The Agent is authorised by the Group to disclose the terms of any Additional Facility Notice to any of the other Finance Parties and, upon request by the other Finance Parties, will promptly disclose such terms to the other Finance Parties.

(o) Subject to the terms of this Clause 2.3, the Company may pay to an Additional Facility Noteholder a fee or closing payment in the amount and at the times agreed between the Company and the Additional Facility Noteholder.

2.4 Finance Parties’ rights and obligations

(a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any Note or any other amount owed by an Obligor which relates to a Finance Party’s Notes under a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c) A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.5 Obligors’ Agent

(a) Each Obligor (other than the Company) by its execution of this Agreement or an Accession Deed irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i) the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of an Issuer, any Notes Subscription Requests), to deliver any Additional Facility Notice, to execute on its behalf any Accession Deed, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

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(ii) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Notes Subscription Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

(c) For this purpose each Obligor incorporated in Germany releases the Company to the fullest extent possible from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

3. Purpose

3.1 Purpose

(a) The Original Issuer shall apply all amounts borrowed by it under Facility A in or towards (directly or indirectly):

(i) refinancing certain outstanding indebtedness of the Parent and the Group, including without limitation the Existing Debt (together with any breakage costs, redemption premium, make-whole costs and other fees, closing payments, commissions, costs and expenses related thereto and in connection with the discharge of such indebtedness and related security and guarantees); and/or

(ii) general corporate purposes and/or working capital purposes of the Group.

(b) The Original Issuer shall apply all amounts borrowed by it under Facility A1 in or towards (directly or indirectly) general corporate purposes and/or working capital purposes of the Group.

(c) Each Issuer under an Additional Facility shall apply all amounts borrowed by it under the Additional Facility in or towards the purposes specified in the Additional Facility Notice relating to the relevant Additional Facility Commitments.

3.2 Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

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4. Conditions of Notes Subscription

4.1 Initial conditions precedent

The Noteholders will only be obliged to comply with Clause 5.4 (Noteholders’ subscription) in relation to any Notes Subscription if on or before the Notes Subscription Date for that Notes Subscription the Agent has received (or (acting on the instruction of the Majority Noteholders) has waived receipt of or is satisfied that it will, on or before the Closing Date, receive) all of the documents and other evidence listed in Part 1 (Conditions Precedent to first Notes Subscription) of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting of the instructions of the Majority Noteholders, in each case, acting reasonably). The Agent shall notify the Issuer and the Noteholders promptly upon being so satisfied.

4.2 Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent), the Noteholders will only be obliged to comply with Clause 5.4 (Noteholders’ subscription) in relation to a Notes Subscription if on the date of the Notes Subscription Request and on the proposed Notes Subscription Date:

(a) no Event of Default is continuing or would result from the proposed Notes Subscription;

(b) the Repeating Representations to be made by each Obligor are true and accurate in all respects (or, to the extent that the relevant representation does not include a materiality concept, are true and accurate in all material respects); and

(c) with respect to Facility A1 only, no member of the Group has any outstanding Indebtedness under the U.S. Small Business Administration Paycheck Protection Program.

4.3 Conditions relating to Optional Currencies

(a) A currency will constitute an Optional Currency in relation to a Notes Subscription if:

(i) in the case of Facility A1, it is GBP or EUR; or

(ii) it has been approved by the Agent (acting on the instructions of all the Noteholders under the relevant Facility) on or prior to receipt by the Agent of the relevant Notes Subscription Request for that Notes Subscription.

(b) If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company no later than the Specified Time:

(i) whether or not the relevant Noteholders have granted their approval; and

(ii) if approval has been granted, the minimum amount for any subsequent Notes Subscription in that currency.

4.4 Maximum number of Notes Subscriptions

An Issuer may not deliver a Notes Subscription Request if, as a result of the proposed Notes Subscription:

(a) Notes from more than one Facility A (EUR) Notes Subscription would be outstanding;

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(b) Notes from more than one Facility A (GBP) Notes Subscription would be outstanding;

(c) Notes from more than one Facility A (USD) Notes Subscription would be outstanding; or

(d) Notes from more than four Facility A1 Notes Subscriptions would be outstanding.

5. Notes Subscription

5.1 Delivery of a Notes Subscription Request

An Issuer may utilise a Facility by delivery to the Agent of a duly completed Notes Subscription Request not later than the Specified Time (or such later time as the Agent may agree acting on the instructions of all the Noteholders).

5.2 Completion of a Notes Subscription Request for Notes

(a) Each Notes Subscription Request is irrevocable and will not be regarded as having been duly completed unless:

(i) the proposed Notes Subscription Date is a Business Day within the Availability Period;

(ii) the currency and amount of the Notes Subscription comply with Clause 5.3 (Currency and amount); and

(iii) the proposed Interest Period complies with Clause 14 (Interest Periods).

(b) Only one Notes Subscription may be requested in each Notes Subscription Request.

(c) Notwithstanding any other provision of this Agreement, unless an Issuer has obtained the consent of the Jersey Financial Services Commission to the issue of Notes in accordance with the provisions of the Control of Borrowing (Jersey) Order 1958, no Notes shall be issued or transferred to any person if such issue or transfer would result in there being more than 10 holders of the Notes issued by such Issuer.

5.3 Currency and amount

(a) The currency specified in a Notes Subscription Request must be the Base Currency or an Optional Currency.

(b) The amount of the proposed Notes Subscription must be a minimum of:

(i) if the currency selected is GBP, GBP 1,000,000 or, if less, the Available Facility; or

(ii) if the currency selected is USD, $1,000,000 or, if less, the Available Facility; or

(iii) if the currency selected is EUR, €1,000,000 or, if less, the Available Facility; or

(iv) if the currency selected is an Optional Currency other than USD, EUR or GBP, the minimum amount specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

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5.4 Noteholders’ subscription

(a) If the conditions set out in this Agreement have been met, and subject to Clause 9.1 (Redemption of Notes), each Noteholder shall subscribe for the relevant Notes in a Notes Subscription by the Notes Subscription Date through its Facility Office.

(b) The amount of each Noteholder’s subscription for Notes in each Notes Subscription will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to subscribing for the relevant Notes.

(c) The Agent shall determine the Base Currency Amount of each Notes Subscription which is to be issued and subscribed for in an Optional Currency and notify each Noteholder of the amount, currency and the Base Currency Amount of each Notes Subscription and the amount of its subscription for Notes in that Notes Subscription and, if different, the amount of that subscription to be made available in cash by the Specified Time.

5.5 Cancellation of Commitment

(a) The Facility A Commitments in respect of which no subscription has been made shall be immediately cancelled at the end of the Availability Period for Facility A.

(b) The Facility A1 Commitments in respect of which no subscription has been made shall be immediately cancelled at the end of the Availability Period for Facility A1.

(c) The Additional Facility Commitments relating to the Additional Facility in respect of which no subscription has been made shall be immediately cancelled at the end of the Availability Period for the Additional Facility.

6. Constitution of the Notes

6.1 Constitution of the Notes

The Notes will be:

(a) issued in registered form;

(b) issued in a minimum amount of:

(i) if the currency selected is GBP, £0.01;

(ii) if the currency selected is USD, $0.01;

(iii) if the currency selected is EUR, €0.01;

(iv) if the currency selected is an Optional Currency other than USD, EUR or GBP, agreed between the relevant Issuer and the Agent; or

(v) in the case of any Additional Facility Notes, the minimum amount agreed between the relevant Issuer and the relevant Additional Facility Noteholders,

and, in each case, integral multiples thereof;

(c) considered issued when their details are registered in the Notes Register; and

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(d) subject to the terms and conditions of this Agreement.

7. Notes Register

7.1 Agent to maintain Notes Register

The Company authorises the Agent to maintain at its address referred to in Clause 35.2 (Addresses):

(a) each Transfer Certificate referred to in Clause 27.5 (Procedure for transfer), each Increase Confirmation and each Additional Facility Notice delivered to and accepted by it; and

(b) a register of the Notes (a “Notes Register”), which may be kept in electronic form.

7.2 Maintenance of Notes Register

(a) The Agent shall record in the Notes Register details of the issue of:

(i) the Facility A (EUR) Notes;

(ii) the Facility A (GBP) Notes;

(iii) the Facility A (USD) Notes;

(iv) the Facility A1 Notes; and

(v) any Additional Facility Notes,

on each relevant Notes Subscription Date.

(b) The Agent shall maintain the Notes Register, which, for each Notes Subscription, shall show:

(i) that name of the Issuer;

(ii) the date of issue of the Notes pursuant to the relevant Notes Subscription;

(iii) the name and address of each relevant Noteholder;

(iv) the Commitment of each relevant Noteholder;

(v) the initial principal amount of the Notes in the relevant Notes Subscription;

(vi) amounts and dates of redemptions of principal;

(vii) amounts and dates of capitalisation or cash payments (if applicable) of interest;

(viii) the principal amount outstanding;

(ix) the Termination Date; and

(x) all subsequent transfers and changes of ownership of each Note,

and the Agent shall promptly following receipt of such information amend and update the Notes Register as necessary in order to accurately record the foregoing information. The

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Agent will deliver to the Issuer a copy of the Notes Register within five Business Days of demand.

(c) The entries in the Notes Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agent and the Noteholders shall treat each person whose name is recorded in the Notes Register as a Noteholder hereunder for all purposes of this Agreement.

(d) Each Party to this Agreement irrevocably authorises and instructs the Agent to make the relevant entry in the Notes Register (and which the Agent shall do promptly) on its behalf for the purposes of this Clause 7.2 without any further consent of, or consultation with, such Party.

(e) The Agent shall, upon request by an Existing Noteholder (as defined in Clause 27 (Transfers by Noteholders)) or a New Noteholder, confirm to that Existing Noteholder or New Noteholder whether a transfer from that Existing Noteholder or (as the case may be) to that New Noteholder has been recorded on the Notes Register (including details of the Commitment of that Existing Noteholder or New Noteholder in each Facility).

(f) The Agent shall, promptly following each Notes Subscription Date and each PIK Capitalisation Date, provide the Company and the Notes Listing Agent with an up-to-date copy of the Notes Register.

(g) Title to Notes shall pass upon the execution and delivery to the Agent of a Transfer Certificate in relation thereto in accordance with Clause 27 (Changes to the Noteholders).

8. Notes Certificates

8.1 Issue of Notes Certificates

Subject to having received a Notes Certificate duly executed by an Issuer, the Agent shall, if requested to do so by any Noteholder following a Notes Subscription or a transfer in accordance with Clause 27 (Changes to the Noteholders), deliver a Notes Certificate to such Noteholder in respect of the Notes held by that Noteholder.

8.2 Signing Notes Certificates

A Notes Certificate shall not be considered to have been issued unless and until it has been signed by the relevant Issuer.

8.3 Status of Notes Certificate

A Notes Certificate shall serve as evidence of the relevant records in the Notes Register and shall not represent title to the Notes. In the event of a conflict between information in a Notes Certificate and information in the Notes Register, the information in the Notes Register will prevail.

8.4 Stocks of blank Notes Certificates

Each Issuer shall execute and deliver to the Agent such number of blank Notes Certificates, duly signed by it, as the Agent may from time to time reasonably require to comply with its obligations under this Agreement.

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8.5 Delivery of replacements

Subject to receipt of sufficient blank Notes Certificates, the Agent shall, upon and in accordance with the instructions of the Company or the relevant Issuer (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity), complete and deliver replacement Notes Certificates.

8.6 Replacement Notes Certificates

The Agent shall not deliver any replacement Notes Certificate:

(a) if the Notes Certificate being replaced has been mutilated or defaced otherwise than against the surrender of the same; and

(b) until the claimant of the Notes Certificate has:

(i) provided to the Agent such evidence, security and indemnity as the relevant Issuer and/or Agent may reasonably require; and

(ii) paid such costs and expenses as may be incurred in connection with such replacement.

8.7 Replacements to be numbered

Each replacement Notes Certificate shall bear a unique serial number.

8.8 Cancellation and destruction

The Agent shall cancel and destroy each mutilated or defaced Notes Certificate surrendered to it in respect of which a replacement Notes Certificate has been delivered.

8.9 Notification

The Agent shall notify the Company and relevant Issuer of the delivery by it of any replacement Notes Certificate surrendered to it in respect of which a replacement Notes Certificate has been delivered.

9. Redemption

9.1 Redemption of Notes

(a) The Issuer under Facility A shall redeem the Facility A Notes in full on the Termination Date in respect of Facility A.

(b) The Issuer under Facility A1 shall redeem the Facility A1 Notes on the Termination Date in respect of Facility A1.

(c) The Issuer shall redeem the aggregate Additional Facility Notes under an Additional Facility in accordance with the redemption terms set out in the relevant Additional Facility Notice.

(d) No Issuer may reissue (and no Noteholder shall be obliged to subscribe for) Notes which have been redeemed.

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10. Illegality, Optional redemption and Cancellation

10.1 Illegality

If it becomes unlawful in any applicable jurisdiction for a Noteholder to perform any of its obligations as contemplated by this Agreement or subscribe for or continue to hold any Notes or it becomes unlawful for any Affiliate of a Noteholder for that Noteholder to do so:

(a) that Noteholder shall promptly notify the Agent upon becoming aware of that event (such notice a “Noteholder Illegality Notice”);

(b) upon the Agent notifying the Issuer, each Available Commitment of that Noteholder will be immediately cancelled; and

(c) to the extent that the Notes held by that Noteholder have not been transferred pursuant to Clause 39.4 (Replacement of Noteholder), the Issuer shall redeem that Noteholder’s Notes to the extent necessary to comply with applicable laws on the last day of the Interest Period for the relevant Notes Subscription occurring after the Agent has notified the Company or, if earlier, the date specified by the Noteholder in the Noteholder Illegality Notice (being no earlier than the last Business Day of any applicable grace period permitted by law) and that Noteholder’s Commitments shall be cancelled in the amount of the portion of the Notes redeemed.

10.2 Voluntary cancellation

The Company may, if it gives the Agent not less than three Business Days’ prior notice (or such shorter notice period as the Majority Noteholders may agree), cancel the whole or any part (being a minimum amount of GBP 2,000,000 or its equivalent in other currencies) of an Available Facility. Any cancellation under this Clause 10.2 shall reduce the Commitments of the Noteholders rateably under that Facility.

10.3 Optional redemption of Notes Subscription

(a) Subject to paragraph (b) below, an Issuer may, if it or the Company gives the Agent not less than three Business Days’ (or such shorter period as the Majority Noteholders may agree) prior notice, redeem some or all of the Notes in a Notes Subscription (but if in part, being an amount that reduces the Base Currency Amount of the relevant Notes Subscription by a minimum amount of GBP 2,000,000 or its equivalent in other currencies).

(b) The relevant Issuer may elect to apply a redemption of Notes made under this Clause 10.3 against any or all of the Notes Subscriptions in such proportions as it selects in its sole discretion, but any such redemption with respect to a Notes Subscription shall be on a pro rata basis among the Notes in that Notes Subscription.

10.4 Right of cancellation and redemption in relation to a single Noteholder

(a) If:

(i) any sum payable to any Noteholder by an Obligor is required to be increased under paragraph (c) of Clause 16.2 (Tax gross-up); or

(ii) any Noteholder claims indemnification from the Issuer or an Obligor under Clause 16.3 (Tax indemnity) or 17.1 (Increased Costs),

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the Company may, whilst the circumstance giving rise to such breach or the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Noteholder and its intention to procure the redemption of the Notes held by it.

(b) On receipt of a notice referred to in paragraph (a) above in relation to a Noteholder, the Commitment of that Noteholder shall immediately be reduced to zero.

(c) On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above in relation to a Noteholder (or, if earlier, the date specified by the Company in that notice), the Issuer shall redeem that Noteholder’s Notes, together with all interest and other amounts accrued under the Finance Documents.

10.5 Right of cancellation in relation to a Defaulting Noteholder

(a) If any Noteholder becomes a Defaulting Noteholder, the Company may, at any time whilst the Noteholder continues to be a Defaulting Noteholder, give the Agent at least five (5) Business Days’ notice of cancellation of each Available Commitment of that Noteholder.

(b) On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Noteholder shall immediately be reduced to zero.

(c) The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Noteholders.

11. Mandatory Redemption

11.1 Exit

If a Change of Control occurs:

(a) the Company will notify the Agent within 10 Business Days after becoming aware of that event and the Agent will promptly notify the Noteholders thereafter (a “notice of Change of Control offer”);

(b) within 60 days following the date of the notice of Change of Control offer, each Noteholder may request redemption of all Notes held by it, together with accrued interest, and payment of all other amounts accrued under the Finance Documents; and

(c) within 10 Business Days of the election for redemption made by the relevant Noteholder in accordance with sub-paragraph (b) above, the Issuers shall make the required redemptions and payments to the Agent for the account of that Noteholder.

11.2 Disposals Proceeds

(a) For the purposes of this Clause 11.2 and Clause 11.3 (Application of mandatory redemption)

“Asset Sale” has the meaning ascribed to such term in Schedule 14 (Restrictive Covenants).

“Asset Sale Proceeds” has the meaning ascribed to the term “Net Proceeds” in Schedule 14 (Restrictive Covenants).

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“Disposal Proceeds” means the Asset Sale Proceeds in relation to any Asset Sale less Excluded Disposal Proceeds.

“Excluded Disposal Proceeds” means the Asset Sale Proceeds of any Asset Sale:

(i) which the Company or any Restricted Subsidiary elects (in its sole discretion) to apply for any of the purposes set out in and in accordance with paragraph 1.2 (Asset Sales) of Schedule 14 (Restrictive Covenants); or

(ii) which constitute Excess Proceeds (as defined in paragraph 1.5 (Asset Sales) of Schedule 14 (Restrictive Covenants)) where the aggregate amount of such Excess Proceeds is less than the greater of £5,000,000 and 6.7 per cent. of LTM Consolidated EBITDA (or its equivalent in other currencies).

(b) Subject to paragraphs (c), (d) and (e) below, the Company shall ensure that the Issuers redeem Notes, and cancel Available Commitments, in amounts equal to the Disposal Proceeds the following amounts at the times and in the order of application contemplated by Clause 11.3 (Application of mandatory redemptions).

(c) Redemption will not be required under this Clause 11.2 in respect of any Trapped Cash.

(d) The Company shall use its, and shall procure that each member of the Group will use their, reasonable endeavours to overcome the circumstances resulting in an amount being Trapped Cash including, where the material costs and Taxes do not exceed five per cent. of the amount to be prepaid, using other Group cash which is not Trapped Cash to prepay an equivalent amount provided such redemption would not be materially prejudicial to overall Group liquidity or the availability thereof to members of the Group requiring funds. If, at any time, the circumstances resulting in an amount being Trapped Cash are removed or no longer subsisting, the amount which was Trapped Cash will be applied in redemption of the Facilities at the end of the next Interest Period thereafter.

(e) Notwithstanding the terms of paragraph (b) above, if at a time when any redemption pursuant to paragraph (b) above would be required, any member of the Group is required to prepay or offer to repurchase or prepay any Indebtedness permitted to be incurred by a member of the Group under this Agreement ranking pari passu in right of repayment with the Facilities pursuant to the terms of the documentation governing such Indebtedness (including, for the avoidance of doubt, the Revolving Credit Facility Agreement) with the Disposal Proceeds (such Indebtedness required to be offered to be so repurchased or prepaid, the “Other Applicable Indebtedness”), then the relevant member of the Group may apply such Disposal Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Facilities and Other Applicable Indebtedness at such time) to the redemption of the Facilities and to the repurchase, redemption or prepayment of Other Applicable Indebtedness, and the amount of redemption of the Facilities that would otherwise have been required pursuant to this Clause 11.2 shall be reduced accordingly.

11.3 Application of mandatory redemptions

(a) A redemption of Notes or cancellation of Available Commitments made under Clause 11.2 above shall be applied in redemption of Notes under Facility A, Facility A1 and (unless specified to the contrary in the relevant Additional Facility Notice) any Additional Facility on a pro rata basis as contemplated in paragraphs (b) to (d) inclusive below.

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(b) Unless the Company makes an election under paragraph (c) below, the Issuers shall redeem Notes in the case of any redemption relating to the amounts of Disposal Proceeds promptly (and by no later than 10 Business Days) after the end of the relevant period described in paragraph 1.2 (Asset Sales) of Schedule 14 (Restrictive Covenants), provided that if the Company has conclusively determined that it will not apply or commit to apply such proceeds in compliance with such paragraph, such prepayment shall be made promptly (and by no later than 10 Business Days) after that determination.

(c) Subject to paragraph (d) below, the Company may elect that any redemption under Clause 11.2 above be applied in redemption of any relevant Notes on the last day of the Interest Period for the relevant Notes Subscription. If the Company makes that election then the relevant Notes will be due and payable on the last day of that Interest Period.

(d) If the Company has made an election under paragraph (c) above but an Event of Default has occurred and is continuing, that election shall no longer apply and the relevant Notes shall be immediately due and payable (unless the Majority Noteholders otherwise agree in writing).

11.4 Declining redemptions

(a) Where a redemption of Notes is to be made under the provisions set out in Clause 11.3 (Application of mandatory redemptions), the Agent shall, once it has received a notice from the Company under either paragraphs (b) or (c) of Clause 11.3 (Application of mandatory redemptions) specifying that the Company has elected that this Clause 11.4 shall apply to such redemption, promptly notify the Noteholders of such redemption and a Noteholder may, if it notifies the Agent within five Business Days from the date that it receives such notice from the Agent, elect to waive all or a specified part of its share of such redemption. If a Noteholder fails to give the Agent such notice that Noteholder shall be deemed to have elected not to waive any part of its share of the relevant redemption and the Agent shall be entitled to proceed accordingly.

(b) Redemptions waived by a Noteholder in accordance with paragraph (a) above will, at the Company’s option, be offered to those Noteholders (if any) that did not waive such redemption pro rata to their share of Commitments under the relevant Facility and any remaining balance not so accepted by a Noteholder within two Business Days of such offer will be retained by the Group for its general corporate purpose.

12. Restrictions

12.1 Notices of cancellation or redemption

Any notice of cancellation, redemption, authorisation or other election given by any Party under Clause 10 (Illegality, Optional redemption and Cancellation) shall (subject to the terms of that Clause) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or redemption is to be made and the amount of that cancellation or redemption.

12.2 Interest and other amounts

Any redemption under this Agreement shall be made together with accrued interest on the amount redeemed and, subject to any redemption fee or payment arising under Clause 15.4 (Redemption fee – Facility A and Facility A1), without premium or penalty.

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12.3 Re-issuance of Notes

No Issuer may reissue (and no Noteholder shall be obliged to subscribe for) Notes which have been redeemed.

12.4 Redemption in accordance with Agreement

No Issuer shall redeem all or any part of the Notes or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

12.5 No reinstatement of Commitments

Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

12.6 Agent’s receipt of notices

If the Agent receives a notice under Clause 10 (Illegality, Optional redemption and Cancellation), it shall promptly forward a copy of that notice or election to either the Company or the affected Noteholder, as appropriate.

12.7 Effect of redemption on Commitments

If one or more Notes are redeemed and are not available for reissuance, an amount of the Commitments (equal to the amount of Notes which are redeemed) will be deemed to be cancelled on the date of redemption.

13. Interest

13.1 Calculation of interest

The rate of interest on the Notes for each Interest Period is the percentage rate per annum equal to the applicable Margin.

13.2 Payment of interest

Subject to Clause 13.3 (PIK Interest), each Issuer shall pay accrued interest on the Notes issued by it in cash on the last day of each Interest Period (and, if the Interest Period is longer than three Months, on the dates falling at three Monthly intervals after the first day of the Interest Period).

13.3 PIK Interest

(a) All PIK Interest due and owing in respect of a Note on the last day of the Interest Period for the relevant Notes Subscription will be capitalised, compounded and added to the unpaid principal amount of that Note on the last day of each Interest Period for that Notes Subscription (and, if the Interest Period is longer than three Months, on the dates falling at three Monthly intervals after the first day of the Interest Period) (the “PIK Capitalisation Date”).

(b) Amounts representing PIK Interest accrued on a Note shall be treated as part of the principal amount of the relevant Note for the purpose of this Agreement and shall bear interest in accordance with this Clause 13.3.

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13.4 Default interest

(a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Notes Subscription in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 13.4 shall be immediately payable by the Obligor on demand by the Agent.

(b) If any overdue amount consists of all or part of a Notes Subscription which became due on a day which was not the last day of an Interest Period relating to that Notes Subscription:

(i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Notes Subscription; and

(ii) the rate of interest applying to the overdue amount during that first Interest Period shall be 1 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

13.5 Notification of rates of interest

The Agent shall promptly notify the Noteholders and the relevant Issuer (or the Company) of the determination of a rate of interest under this Agreement.

14. Interest Periods

14.1 Selection of Interest Periods and terms

(a) The Issuer may select an Interest Period for the Notes in a Notes Subscription in the Notes Subscription Request for the relevant Notes or (if the Notes have already been issued) in a Selection Notice.

(b) Each Selection Notice for the Notes in a Notes Subscription is irrevocable and must be delivered to the Agent by the relevant Issuer not later than the Specified Time.

(c) If the Issuer fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be three Months.

(d) Subject to this Clause 14.1, an Issuer (or the Company on its behalf) may select an Interest Period of three Months or such other period agreed between the Company and the Agent (acting on the instructions of the Majority Noteholders) in relation to the relevant Note.

(e) An Interest Period for a Notes Subscription shall start on the Notes Subscription Date for that Notes Subscription or (if already issued) on the last day of its preceding Interest Period.

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(f) An Interest Period for a Notes Subscription shall not extend beyond the relevant Termination Date.

14.2 Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

14.3 Consolidation and division of Notes Subscriptions

(a) If two or more Interest Periods:

(i) relate to Notes Subscriptions under the same Facility to be made to the same Issuer; and

(ii) end on the same date,

those Notes Subscriptions will, if the Issuer so requests and provided that those Notes Subscriptions are denominated in the same currency, be consolidated into, and treated as, a single Notes Subscription in relation to that Facility, as applicable, on the last day of the Interest Period.

(b) Subject to Clause 4.4 (Maximum number of Notes Subscriptions), and Clause 5.3 (Currency and amount), if an Issuer requests in a Selection Notice that a Notes Subscription for a Facility be divided into two or more Notes Subscriptions for that Facility, that Notes Subscription will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, having an aggregate Base Currency Amount equal to the Base Currency Amount of the Notes Subscription immediately before its division.

15. Fees and Closing Payments

15.1 Closing payment

The Company shall pay (or procure the payment of) to the Agent (for the account of each Facility A Noteholder and Facility A1 Noteholder) one or more closing payments in the amounts and at the times agreed in the Initial Closing Payment Letter.

15.2 Agency fee

The Company shall pay (or procure the payment of) to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee or Closing Payment Letter.

15.3 Collateral Agent fee

The Company shall pay (or procure the payment of) to the Collateral Agent (for its own account) the Collateral Agent fee in the amount and at the times agreed in a Fee or Closing Payment Letter.

15.4 Redemption fee – Facility A and Facility A1

(a) In respect of any redemption by the Original Issuer of Facility A Notes pursuant to Clause 10.3 (Optional redemption of Notes Subscriptions) or Clause 11.1 (Exit), the Original Issuer

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shall pay to the Agent for the account of the relevant Noteholders a redemption fee or payment equal to the per cent. of the principal amount of the Notes being redeemed, stated for the date of such redemption as follows:

(i) 1.9005 per cent. for the period beginning on (and including) the Closing Date and ending on (but excluding) the second anniversary of the Closing Date;

(ii) 0.9502 per cent. for the period beginning on (and including) the second anniversary of the Closing Date and ending on (but excluding) the third anniversary of the Closing Date; and

(iii) 0.00 per cent. for any date on or following the third anniversary of the Closing Date.

(b) In respect of any redemption by the Original Issuer of Facility A1 Notes pursuant to Clause 10.3 (Optional redemption of Notes Subscriptions) or Clause 11.1 (Exit), the Original Issuer shall pay to the Agent for the account of the relevant Noteholders a redemption fee or payment equal to the per cent. of the principal amount of the Notes being redeemed, stated for the date of such redemption as follows:

(i) 2.00 per cent. for the period beginning on (and including) the Closing Date and ending on (but excluding) the second anniversary of the Closing Date;

(ii) 1.00 per cent. for the period beginning on (and including) the second anniversary of the Closing Date and ending on (but excluding) the third anniversary of the Closing Date; and

(iii) 0.00 per cent. for any date on or following the third anniversary of the Closing Date.

(c) Notwithstanding anything to the contrary in this Clause 15.4:

(i) for the avoidance of doubt, no redemption fee or payment set out in paragraph (a) or (b) above shall apply to amounts that are redeemed pursuant to or by virtue of Clause 10.1 (Illegality), Clause 10.4 (Right of cancellation and redemption in relation to a single Noteholder), Clause 11.2 (Disposals, Insurance and Recovery Proceeds), Clause 26.12 (Acceleration), Clause 26.13 (U.S. insolvency acceleration) or Clause 39.4 (Replacement of Noteholder); and

(ii) prior to the second anniversary of the Closing Date, the Original Issuer may elect to prepay up to 50 per cent. of the aggregate principal amount of Facility A Notes and Facility A1 Notes outstanding as at the date of redemption (and, for the avoidance of doubt, such redemption shall be made in accordance with Clause 10.3 (Optional redemption of Notes Subscription) and, in particular, there shall be no requirement for the Original Issuer to redeem on a pro rata basis across Facility A Notes and Facility A1 Notes) at a price equal to:

(A) for any Facility A Notes so redeemed, 100.9502 per cent. of the aggregate principal amount of the Facility A Notes so redeemed,

(B) for any Facility A1 Notes so redeemed, 101.00 per cent. of the aggregate principal amount of the Facility A1 Notes so redeemed,

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in each case, without being subject to the redemption fee contemplated by paragraph (a) or (b) above and provided that such redemption is made with the proceeds of a Listing or one or more New Shareholder Injections; and

(iii) (notwithstanding paragraph (b) of Clause 13.3 (PIK Interest)), no redemption fee or payment set out in paragraph (a) above shall apply to amounts that are redeemed which represent PIK Interest accrued on a Note.

15.5 No deal, no fee

Notwithstanding any other provision of this Agreement or any other Finance Document, no fees, commissions, costs or expenses (other than reasonable and properly incurred legal fees (subject to an agreed cap) and expenses in connection with the drafting and the negotiating of the Finance Documents up to the amounts agreed between the Original Notes Purchasers and the Company under any Finance Document) shall be payable if the Closing Date does not occur.

16. Tax Gross Up and Indemnities

16.1 Definitions

In this Agreement:

“Bank Levy” means an amount payable by a Finance Party or any of its Affiliates on the basis of or in relation to its balance sheet or capital base or any part of it or its liabilities or minimum regulatory capital or any combination thereof, including: (a)(i) the UK bank levy as set out in the Finance Act 2011, (ii) the French taxe pour le financement du fonds de soutien aux collectivités territoriales as set out in Article 235 ter ZE bis of the French Tax Code, (iii) the German bank levy as set out in the German Bank Restructuring Fund Act 2010 (Restrukturierungs Fondsgesetz, Fed. Law Gazette 1 2010, p.1900) in each case to the extent enacted and in force as at the date of this Agreement (together the “Existing Bank Levies”), and (b) any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011 and any substantively similar bank levy or Tax in any other jurisdiction to the extent that such bank levy imposes obligations that are no more onerous than those imposed under the Existing Bank Levies.

“Change of Law” means any change which occurs after the date of this Agreement or, if later, after the date on which the relevant Noteholder became a Noteholder under this Agreement in (or in the interpretation, administration, or application of) any law, regulation or Treaty or any published practice or published concession of any relevant taxing authority in each case other than a change in a Relevant Covered Tax Agreement (or the interpretation, administration or application of a Relevant Covered Tax Agreement) that occurs pursuant to the MLI and in accordance with MLI Reservations or MLI Notifications made by (on the one hand) the MLI Noteholder Jurisdiction and (on the other hand) the MLI Issuer Jurisdiction, where each relevant MLI Reservation or MLI Notification satisfies the MLI Disclosure Condition.

“Issuer DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Issuer, which:

(a) where it relates to a Treaty Noteholder that is an Original Notes Purchaser, contains the scheme reference number and jurisdiction of tax residence stated opposite that Noteholder’s name in Part 2 of Schedule 1 (The Original Parties), and

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(i) where the UK Issuer is an Original Issuer, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(ii) where the UK Issuer is an Additional Issuer, is filed with HM Revenue & Customs within 30 days of the date on which that Issuer becomes an Additional Issuer; or

(b) where it relates to a Treaty Noteholder that is a New Noteholder or an Increase Noteholder, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Noteholder in the relevant Transfer Certificate or Increase Confirmation, and

(i) where the UK Issuer is an Issuer as at the relevant Transfer Date (or date on which the increase in Commitments described in the relevant Increase Confirmation takes effect) is filed with HM Revenue & Customs within 30 days of that Transfer Date (or date on which the increase in Commitments described in the relevant Increase Confirmation takes effect); or

(ii) where the UK Issuer is not an Issuer as at the relevant Transfer Date (or date on which the increase in Commitments described in the relevant Increase Confirmation takes effect), is filed with HM Revenue & Customs within 30 days of the date on which that Issuer becomes an Additional Issuer.

“MLI” means the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of 24 November 2016.

“MLI Disclosure Condition” means the freely accessible publication of the relevant MLI Reservation or MLI Notification on the OECD website (to the extent that such MLI Reservation or MLI Notification has not been withdrawn or superseded and taking into account any applicable amendments) no later than 10 Business Days prior to the date of this Agreement where the relevant Noteholder is an Original Notes Purchaser, or no later than 10 Business Days prior to the date on which the relevant Noteholder became a Noteholder pursuant to this Agreement where the relevant Noteholder is not an Original Notes Purchaser.

“MLI Issuer Jurisdiction” means the jurisdiction in which the relevant Issuer is treated as resident for the purposes of the Relevant Covered Tax Agreement.

“MLI Noteholder Jurisdiction” means the jurisdiction in which the relevant Noteholder is treated as resident for the purposes of the Relevant Covered Tax Agreement.

“MLI Notification” means a notification validly made pursuant to Article 29 of the MLI.

“MLI Reservation” means a reservation validly made pursuant to Article 28 of the MLI.

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Noteholder” means:

(a) a Noteholder which is beneficially entitled to interest payable to that Noteholder in respect of an advance under a Finance Document and is:

(i) a Noteholder:

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(A) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the CTA; or

(B) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii) a Noteholder which is:

(A) a company resident in the United Kingdom for United Kingdom tax purposes;

(B) a partnership each member of which is:

(1) a company so resident in the United Kingdom; or

(2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii) a Treaty Noteholder; or

(b) a Noteholder which is a building society (as defined for the purposes of section 880 of the ITA) making an advance under a Finance Document.

“Relevant Covered Tax Agreement” means a Covered Tax Agreement (as such term is defined under Article 2(1)(a) of the MLI) the parties to which are the MLI Noteholder Jurisdiction and the MLI Issuer Jurisdiction.

“Tax Confirmation” means a confirmation by a Noteholder that the person beneficially entitled to interest payable to that Noteholder in respect of an advance under a Finance Document is either:

(a) a company resident in the United Kingdom for United Kingdom tax purposes;

(b) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

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(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 16.2 (Tax gross-up) )or a payment under Clause 16.3 (Tax indemnity)).

“Treaty Noteholder” means a Noteholder which:

(a) is treated as a resident of a Treaty State for the purposes of the Treaty;

(b) does not carry on a business in the United Kingdom through a permanent establishment with which that Noteholder’s holding of the Notes is effectively connected; and

(c) meets all the other conditions in the Treaty for full exemption from tax imposed by the United Kingdom on interest except that for this purpose it shall be assumed that any necessary procedural formalities have been completed.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“UK Issuer” means any Issuer tax resident in the United Kingdom.

“UK Non-Bank Noteholder” means a Noteholder which gives a Tax Confirmation in the Transfer Certificate, Additional Noteholder Accession Deed or Increase Confirmation which it executes on becoming a Party, and for the avoidance of doubt such Tax Confirmation shall at the same time be deemed to be given to the Company.

Unless a contrary indication appears, in this Clause 16 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination acting in good faith.

16.2 Tax gross-up

(a) Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b) The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Noteholder shall promptly notify the Agent on

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becoming so aware in respect of a payment payable to that Noteholder. If the Agent receives such notification from a Noteholder it shall notify the Company and that Obligor.

(c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) Subject to paragraph (e) below, a payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i) the payment could have been made to the relevant Noteholder without a Tax Deduction if the Noteholder had been a Qualifying Noteholder, but on that date that Noteholder is not or has ceased to be a Qualifying Noteholder other than as a result of any Change of Law; or

(ii) the relevant Noteholder is a Qualifying Noteholder solely by reason of falling within the definition of Qualifying Noteholder in paragraph (a)(ii) of Clause 16.1 (Definitions) and:

(A) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Noteholder has received from the Obligor making the payment or from the Issuer a certified copy of that Direction; and

(B) the payment could have been made to the Noteholder without any Tax Deduction if that Direction had not been made; or

(iii) the relevant Noteholder is a Qualifying Noteholder solely by reason of falling within paragraph (a)(ii) of Clause 16.1 (Definitions) of the definition of Qualifying Noteholder and:

(A) the relevant Noteholder has not given a Tax Confirmation to the Company; and

(B) the payment could have been made to the Noteholder without any Tax Deduction if the Noteholder had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv) the relevant Noteholder is a Treaty Noteholder and the Obligor making the payment is able to demonstrate that the payment could have been made to the Noteholder without the Tax Deduction had that Noteholder complied with its obligations under paragraph (h) below.

(e) Notwithstanding paragraph (d) above, a payment shall be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom where such Tax Deduction arises as a result of a Change of Law in relation to section 882 of the ITA.

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(f) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(g) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA (if the Tax Deduction is in respect of Tax imposed by the United Kingdom) or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(h)

(i) Subject to paragraph (h)(ii) below, a Treaty Noteholder and each Obligor which makes a payment to which that Treaty Noteholder is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)

(A) a Treaty Noteholder which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part 2 of Schedule 1 (The Original Parties); and

(B) a New Noteholder or an Increase Noteholder that is a Treaty Noteholder that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate, Additional Noteholder Accession Deed or Increase Confirmation which it executes, and, having done so, that Noteholder shall be under no obligation pursuant to paragraph (i) above.

(i) If a Noteholder has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (h)(ii) above and:

(i) a UK Issuer making a payment to that Noteholder has not made an Issuer DTTP Filing in respect of that Noteholder; or

(ii) a UK Issuer making a payment to that Noteholder has made the Issuer DTTP Filing in respect of that Noteholder but:

(A) that Issuer DTTP Filing has been rejected by HM Revenue & Customs; or

(B) HM Revenue & Customs has not given that UK Issuer authority to make payments to that Noteholder without a Tax Deduction within 60 days of the date of the Issuer DTTP Filing,

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(C) HM Revenue & Customs has given the UK Issuer authority to make payments to that Noteholder without a Tax Deduction but such authority has subsequently been revoked or expired, and in each case, the UK Issuer has notified that Noteholder in writing, that Noteholder and the UK Issuer shall co-operate in completing any additional procedural formalities necessary for that UK Issuer to obtain authorisation to make that payment without a Tax Deduction.

(j) If a Noteholder has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (h)(ii) above, no Obligor shall make the Issuer DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Noteholder’s Commitment(s) or its subscription in any Notes Subscription unless that Noteholder otherwise agrees.

(k) A UK Issuer shall, promptly on making the Issuer DTTP Filing, deliver a copy of that Issuer DTTP Filing to the Agent for delivery to the relevant Noteholder.

(l) A UK Non-Bank Noteholder shall promptly notify the Company and the Agent if there is any change in the position from that set out in the Tax Confirmation.

16.3 Tax indemnity

(a) The Company shall (or shall procure that an Obligor shall) (within five (5) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b) Paragraph (a) above shall not apply:

(i) with respect to any Tax assessed on a Finance Party:

(A) under the law of the jurisdiction (or any political subdivision thereof) in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B) under the law of the jurisdiction (or any political subdivision thereof) in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction; or

(C) under the law of any jurisdiction (or any political subdivision thereof) in which that Finance Party is treated as having a permanent establishment for tax purposes in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party or, in the case of a Tax imposed by the United States (or any of its political subdivisions), if that Tax is a franchise Tax (imposed in lieu of net income Taxes) or a branch profits Tax; or

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(ii) to the extent a loss, liability or cost:

(A) is compensated for by an increased payment under Clause 16.2 (Tax gross up);

(B) would have been compensated for by an increased payment under Clause 16.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 16.2 (Tax gross-up) applied or because the exclusion in paragraph (a) or (d) of Clause 16.8 (U.S. Tax matters) applied;

(C) is compensated for under Clause 16.6 (Stamp taxes) Clause 16.7 (VAT), or would have been so compensated but was not so compensated solely because one of the exclusions in the relevant clause applied;

(D) relates to a FATCA Deduction required to be made by a party; or

(E) is suffered or incurred by a Finance Party in respect of a Bank Levy.

(c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 16.3, notify the Agent.

16.4 Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b) that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

16.5 Noteholder status confirmation

Each Noteholder which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate, Additional Noteholder Accession Deed or Increase Confirmation which it executes on becoming a Party, and in each case for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(a) not a Qualifying Noteholder;

(b) a Qualifying Noteholder (other than a Treaty Noteholder); or

(c) a Treaty Noteholder;

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If such a Noteholder fails to indicate its status in accordance with this Clause 16.5, then such a Noteholder shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Noteholder until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate, Additional Noteholder Accession Deed or Increase Confirmation shall not be invalidated by any failure of a Noteholder to comply with this Clause 16.5.

16.6 Stamp taxes

The Company shall pay (or shall procure that an Obligor shall) and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, other than any such cost, loss or liability incurred in relation to stamp duty, registration and other similar Taxes payable upon the entry into a Transfer Certificate, Additional Noteholder Accession Deed or Increase Confirmation.

16.7 VAT

(a) All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is or becomes chargeable on such supply or supplies, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and that Finance Party is required to account to the relevant tax authority for the VAT, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b) If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

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(c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall also reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d) Any reference in this Clause 16.7, to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994, as may be amended or substituted from time to time), or to the person who is treated as making the supply, or (as appropriate) receiving the supply, under the grouping rules as provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by a Member State).

(e) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

16.8 U.S. Tax matters

(a) Notwithstanding any other provisions of this Clause 16, an Obligor shall be entitled to make a withholding with respect to any payment hereunder (without being required to make a gross-up payment under Clause 16.2 (Tax gross-up) or an indemnity payment under Clause 16.3 (Tax indemnity)) on account of any Tax imposed by the United States under any Finance Document in respect of an amount owed by a U.S. Issuer to a Noteholder to the extent that such Tax was required as a result of the failure by a Noteholder to provide any of the Withholding Tax Forms required by paragraphs (b), (c) or (d) of this Clause 16.8, unless such Noteholder ceases to be able to legally provide a Withholding Tax Form or withdraws a previously tendered Withholding Tax Form as a result of any change after the date it became a Noteholder under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority.

(b) On the date a Noteholder becomes a Noteholder with respect to a Note for which the Issuer is a U.S. Issuer, or a Commitment extended to a U.S. Issuer (including as a result of such Noteholder becoming a Party to this Agreement or as a result of a Listing), such Noteholder shall provide, as relevant, (i) an IRS Form W-9, (ii) an IRS Form W-8ECI, (iii) an IRS Form W-8BEN-E claiming a complete exemption under an applicable double tax treaty from U.S. tax on income earned under this Agreement, (iv) an IRS Form W-8EXP, (v) an IRS Form W-8BEN-E accompanied by a certification that it is not a (1) a bank within the meaning of Section 881(c)(3)(A) of the Code, (2) ten percent shareholder of the Parent or the U.S. Issuer within the meaning of Section 871(h)(3)(B) of the Code and (3) it is not a controlled foreign corporation related to the Parent or the U.S. Issuer as described in Section 881(c)(3)(C) of the Code, or (vi) any other IRS forms or certifications that establish the Noteholder is entitled to a complete exemption from U.S. tax on income earned under this Agreement (each such IRS form along with any successor forms being a “Withholding Tax Form”). Withholding Tax Forms may be provided directly or attached to an IRS Form W-8IMY, as appropriate.

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(c) Each Noteholder in respect of a U.S. Issuer shall subsequently provide Withholding Tax Forms upon the Noteholder in respect of a U.S. Issuer taking any actions that cause the previously provided Withholding Tax Forms to no longer be accurate or as soon as practicable upon reasonable request of the U.S. Issuer, except to the extent the Noteholder is unable to do so because of a change after the date it became a Noteholder under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority.

(d) Notwithstanding paragraphs (a) and (b) above, if a Noteholder transfers any of its rights or obligations under the Finance Documents, the transferee shall be entitled to the benefit of Clauses 16.2 (Tax gross-up) and 16.3 (Tax indemnity) with respect to a Tax imposed by the United States, other than to the extent the transferee or assignee is subject to greater amounts of such Tax than the transferor or assignor on payments made at the time of the transfer, provided the transferee or assignee delivers a Withholding Tax Form it is legally able to provide establishing any exemption or reduction in U.S. withholding taxes it is eligible for.

(e) Each Noteholder hereby confirms that it is and will remain a U.S. Exempt Noteholder except as a result of any change in law after the date it became a Noteholder under this Agreement and agrees that the Issuer is entitled to net from the payments to the relevant Noteholder hereunder any United States federal withholding Taxes imposed on payments within the Group resulting from a breach of such confirmation and representation.

16.9 FATCA information

(a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i) confirm to that other Party whether it is:

(A) a FATCA Exempt Party; or

(B) not a FATCA Exempt Party; and

(ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c) Paragraph (a) above shall not oblige any Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i) any law or regulation;

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(ii) any fiduciary duty; or

(iii) any duty of confidentiality.

(d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e) If an Issuer is a U.S. Tax Obligor, or where the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Noteholder shall, within ten Business Days of:

(i) where an Issuer is an Issuer on the date on which this Agreement is entered into and is a U.S. Tax Obligor and the relevant Noteholder is an Original Notes Purchaser, the date of this Agreement;

(ii) where an Issuer is a U.S. Tax Obligor on a date on which any other Noteholder becomes a Party as a Noteholder, that date;

(iii) the date a new U.S. Tax Obligor accedes as an Issuer; or

(iv) where the Issuer is not a U.S. Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A) a withholding certificate on Form W-8 or Form W-9 (or any other relevant form) (as applicable); or

(B) any withholding statement and other documentation, authorisations and waivers as the Agent may require to certify or establish the status of such Noteholder under FATCA or that other law or regulation.

(f) The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Noteholder pursuant to paragraph (e) above to the relevant Issuer.

(g) If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Noteholder pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Noteholder shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Noteholder to do so (in which case the Noteholder shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Issuer.

(h) The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Noteholder pursuant to paragraph (e) to (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

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16.10 FATCA Deduction

(a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

17. Increased Costs

17.1 Increased Costs

(a) Subject to Clause 17.3 (Exceptions) the Company shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement provided that notwithstanding anything herein to the contrary, Basel III and the Dodd - Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and shall in each case be deemed to be have been introduced after the date of this Agreement, regardless of the date enacted, adopted or issued.

(b) In this Agreement “Increased Costs” means:

(i) a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii) an additional or increased cost;

(iii) a reduction of any amount due and payable under any Finance Document; or

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

17.2 Increased Cost claims

(a) A Finance Party intending to make a claim pursuant to Clause 17 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

17.3 Exceptions

(a) Clause 17.1 (Increased Costs) does not apply to the extent any Increased Cost is:

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(i) attributable to a Tax Deduction required by law to be made by an Obligor;

(ii) attributable to a FATCA Deduction required to be made by a Party;

(iii) attributable to any Bank Levy;

(iv) compensated for by Clause 16.3 (Tax indemnity) (or would have been compensated for under Clause 16.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 16.3 (Tax indemnity));

(v) is compensated for under Clause 16.6 (Stamp taxes), or would have been so compensated but was not so compensated solely because one of the exclusions in that clause applied, or is compensated for under Clause 16.7 (VAT);

(vi) attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) but excluding any Increased Cost attributable to Basel III or any other law or regulation which implements Basel III (in each case, unless a Finance Party was or reasonably should have been aware of that Increased Cost on the date on which it became an Finance Party under this Agreement); or

(vii) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(viii) attributable to the implementation or application of, or compliance with, Basel III or CRD IV to the extent that a Finance Party knew about the relevant Increased Cost on or prior to the date on which it became a Finance Party (provided that, if the Increased Cost was not fully quantifiable on or prior to the date on which it became a Finance Party, Clause 17.1 (Increased Costs) shall apply to that amount of the Increased Cost which was not, or could not reasonably be expected to have been, quantifiable).

(b) In this Clause 17.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 16.1 (Definitions).

(i) “Basel III” means:

(A) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional

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loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”;

(ii) “CRD IV” means EU CRD IV and UK CRD IV;

(iii) “EU CRD IV” means:

(A) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC;

(iv) “UK CRD IV” means:

(A) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 548/2012 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “Withdrawal Act”);

(B) the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and

(C) direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act.

18. Other Indemnities

18.1 Currency indemnity

(a) If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

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(i) making or filing a claim or proof against that Obligor; or

(ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

18.2 Other indemnities

(a) The Company shall (or shall procure that an Obligor will), within three (3) Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i) the occurrence of any Event of Default;

(ii) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(iii) subscribing or making arrangements to subscribe, for Notes in a Notes Subscription requested by the Issuer in a Notes Subscription Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv) a Notes Subscription (or part of a Notes Subscription) not being redeemed in accordance with a notice of redemption given by an Issuer or the Company.

18.3 Indemnity to the Agent

18.4 The Company shall promptly indemnify the Agent against:

(a) any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i) investigating any event which it reasonably believes is a Default; or

(ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b) any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant

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to Clause 33.11 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

19. Mitigation by the Noteholders

19.1 Mitigation

(a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 10.1 (Illegality), 16 (Tax gross-up and indemnities) or 17 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

19.2 Limitation of liability

(a) The Company shall (or shall procure that an Obligor will) promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 19.1 (Mitigation).

(b) A Finance Party is not obliged to take any steps under Clause 19.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

20. Costs and Expenses

20.1 Transaction expenses

The Company shall (or shall procure that an Obligor will) (subject to any arrangements agreed with the Agent prior to the date of this Agreement) promptly on demand and in any event within three (3) Business Days of demand pay (or procure payment) to the Agent and the Collateral Agent the amount of all reasonable costs and expenses (including legal fees) and disbursements subject to the limits, if any, as agreed between the Noteholders and the Company reasonably incurred by any of them (and, in the case of the Collateral Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and perfection of:

(a) this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b) any other Finance Documents executed after the date of this Agreement.

20.2 Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 33.10 (Change of currency), the Company shall, within three (3) Business Days of demand, reimburse each of the Agent and the Collateral Agent for the amount of all reasonable costs and expenses (including legal fees subject to any applicable arrangements agreed in writing) reasonably incurred by the Agent and the Collateral Agent (and, in the case of the Collateral Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

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20.3 Enforcement and preservation costs

The Company shall (or shall procure that an Obligor will), within three (3) Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Collateral Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

21. Guarantee and Indemnity

21.1 Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a) guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b) undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c) agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 21 if the amount claimed had been recoverable on the basis of a guarantee.

21.2 Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

21.3 Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored or returned in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 21 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

21.4 Waiver of defences

The obligations of each Guarantor under this Clause 21 will not be affected by an act, omission, matter or thing which, but for this Clause 21, would reduce, release or prejudice any of its obligations under this Clause 21 (without limitation and whether or not known to it or any Finance Party) including:

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(a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g) any insolvency or similar proceedings.

In the event that any Issuer becomes subject to any proceeding under the U.S. Bankruptcy Code, each Guarantor agrees that, as between such Guarantor and the Finance Parties, all or any portion of the amounts owing under this Agreement by such Issuer may be declared to be forthwith due and payable as provided in Clause 26.13 (U.S. insolvency acceleration) of this Agreement (and shall be deemed to have become automatically due and payable in the circumstances described in Clause 26.13 (U.S. insolvency acceleration) of this Agreement) for purposes of this Clause 21, notwithstanding any stay (including under the U.S. Bankruptcy Code), injunction or other prohibition preventing the same as against such Issuer and that, in such event, all such amounts (whether or not due and payable by such Issuer) shall forthwith become due and payable by the Guarantor for purposes of this Clause 21.

21.5 Guarantor intent

Without prejudice to the generality of Clause 21.4 (Waiver of defences) each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

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21.6 Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 21. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

21.7 Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 21.

21.8 Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 21:

(a) to be indemnified by an Obligor;

(b) to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 21.1 (Guarantee and indemnity);

(e) to exercise any right of set-off against any Obligor; and/or

(f) to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 33 (Payment mechanics).

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21.9 Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other Disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

21.10 Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

21.11 Other limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of section 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the law of the jurisdiction of incorporation of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

21.12 Guarantee limitation – Excluded Swap Obligations

(a) Any term or provision of this Clause 21 or any other term in this Agreement or any Finance Document notwithstanding, the obligations guaranteed under this Clause 21 shall not include any Excluded Swap Obligation.

(b) Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honour all of its obligations under the Finance Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this paragraph (b) for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Clause 21, or otherwise under the Finance Documents, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this paragraph (b) shall remain in full force and effect until the discharge or release of the guarantee pursuant to the terms of the Finance Documents. Each Qualified ECP Guarantor intends that this paragraph (b) constitute, and this paragraph (b) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Finance Party for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

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21.13 Guarantee limitation – fraudulent conveyance

Notwithstanding anything to the contrary contained herein, the maximum liability of any U.S. Guarantor hereunder shall be the lesser of (i) 95% of the Net Assets of such U.S. Guarantor and (ii) an amount equal to the largest amount that would not render such U.S. Guarantor’s obligations under this Agreement subject to avoidance under applicable United States federal or state fraudulent transfer, fraudulent conveyance or similar laws after giving full effect to the liability under such guarantee set forth this Clause 21 and its related contribution rights but before taking into account any liabilities under any other guarantee by such U.S. Guarantor. For such purpose, the term “Net Assets” of any such U.S. Guarantor shall mean the highest amount, determined as of any Determination Date, by which (a) all of such U.S. Guarantor’s property at fair valuation (within the meaning of Section 101(32)(A) of the U.S. Bankruptcy Code but excluding the capital stock or other ownership interests issued by any other Guarantor or by any other person that is required hereby to become a Guarantor) exceeds (b) such U.S. Guarantor’s debts (as defined in Section 101(12) of the U.S. Bankruptcy Code but excluding its obligations hereunder), and the term “Determination Date” shall mean each of (1) the date on which such U.S. Guarantor becomes obligated hereunder, (2) the date of the commencement of a case under the US Bankruptcy Code in which such U.S. Guarantor is a debtor and (3) the date of enforcement of the liabilities of such U.S. Guarantor hereunder.

21.14 Guarantee limitation - deemed dividends

Any term or provision of this Clause 21 or any other term in this Agreement or any Finance Document notwithstanding:

(a) no member of the Group (other than the Parent and the Company) that is (i) a controlled foreign corporation for U.S. federal income tax purposes (a “CFC”); (ii) a direct or indirect subsidiary of a CFC, or (iii) a direct or indirect subsidiary of the Company substantially all of the assets of which consist of (x) equity interests in one or more CFCs (a “CFC Holdco”) and/or (y) intercompany loans, indebtedness or receivables owed by any CFC (“CFC Debt”) will have any obligation or liability, directly or indirectly, as guarantor or otherwise under this Agreement or any Finance Document with respect to any obligation or liability arising under any Finance Document of a U.S. Issuer (a “U.S. Obligation”);

(b) not more than 65% of the stock or other equity interests (measured by the total combined voting power of the issued and outstanding voting stock or other equity interests) of, and none of the assets or property (which includes stock or equity interests in entities) of a member of the Group that is an entity described in paragraphs (a)(i), (ii) or (iii) above and no secured CFC Debt may be pledged or otherwise secured directly or indirectly as security for any U.S. Obligations;

(c) any applicable guarantee or Transaction Security previously provided by any member of the Group shall be released without further action (or, in the case of any Transaction Security Document, at the Company’s option, amended in order to ensure that such Transaction Security Document ceases to secure the Pari Passu Liabilities (as defined in the Intercreditor Agreement) relating to this Agreement) if the Company (i) is or becomes a U.S. Issuer and, in turn, triggers the application of clauses (a) or (b) above or (ii) determines that such guarantee or Transaction Security is reasonably expected to result in any non-de minimis adverse tax consequences to any member of the Group or any direct or indirect parent entity (provided that (x) if the Company is or becomes a U.S. Issuer, any Transaction Security over the stock or shares of any first-tier CFC or CFC Holdco owned by the Company (which, for the avoidance of doubt, does not for these purposes include

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the Company Security Interest) shall be limited to 65% as described in paragraph (b) above and (y) under no circumstances shall the Company Security Interest be required to be released under the preceding paragraphs (a) or (b) or this paragraph (c)); and

(d) any entity released pursuant to this Clause 21.14 above (a “Released Guarantor”) shall remain a “Guarantor” and an “Obligor” for the purposes of this Agreement but shall not, under any circumstances, be considered to provide any guarantee or (direct or indirect) collateral support for any U.S. Obligations and shall not be considered a “Guarantor” for any provision that relates to any guarantee or (direct or indirect) collateral support for U.S. Obligations.

21.15 Guarantee limitation – Germany

In this Clause 21.15:

“German Guarantor” means a Guarantor incorporated or established in Germany in the legal form of a limited liability company (GmbH) or a limited partnership with a limited liability company as general partner (GmbH & Co. KG).

“Guarantee” means the guarantee and indemnity granted pursuant to this Clause 21 and any other indemnities under any Finance Document.

“Guarantee Obligation” means any payment obligations of any Guarantor incurred pursuant to this Clause 21, any indemnity or any other payment obligation (other than a direct borrowing obligation) created under this Agreement.

“Net Assets” means an amount equal to the sum of the amounts of the German Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) assets (to be determined in accordance with the provisions of the German Commercial Code (Handelsgesetzbuch – “HGB”) consistently applied by the German Guarantor in preparing its unconsolidated annual balance sheets (Jahresabschluss) according to section 42 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung – “GmbHG”) and in accordance with sections 30, 31 GmbHG (as applicable at the time of enforcement) and by only taking into account the sum of the values of the assets of the German Guarantor which correspond to the items set forth in section 266 paragraph 2 A, B, C, D and E HGB) less the aggregate amount of such German Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section 266 paragraph 3 B, C, D and E HGB and any amounts not available for distribution according to section 253 paragraph 6 HGB but, for the avoidance of doubt, excluding any liabilities under or relating to the Guarantee Obligations), save that any obligations (Verbindlichkeiten) of the German Guarantor (and, in the case of a GmbH & Co. KG, of its general partner):

(a) owing to any member of the Group or any other affiliated company which are subordinated by law or by contract to any Indebtedness outstanding under this Agreement (including, for the avoidance of doubt, obligations that would in an insolvency be subordinated pursuant to section 39 paragraph 2 of the German Insolvency Code (Insolvenzordnung) and including obligations under guarantees for obligations which are so subordinated); or

(b) incurred in wilful or gross negligent violation of any of the provisions of the Finance Documents,

shall be disregarded.

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The Net Assets shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung).

“Protected Capital” means in relation to a German Guarantor the aggregate amount of:

(a) its (or, where the German Guarantor is a GmbH & Co. KG, its general partner’s) share capital (Stammkapital) as registered in the commercial register (Handelsregister) provided that any increase registered after the date of this Agreement (or in the case of an Additional Guarantor, the date it has become party to this Agreement) shall not be taken into account unless (i) such increase has been effected with the prior written consent of the Agent (even if such increase is permitted under this Agreement or any other Finance Document) and (ii) only to the extent it is fully paid up; and

(b) its (or when applicable where the German Guarantor is a GmbH & Co. KG, its general partner’s) amount of profits (Gewinne) which are not available for distribution to its shareholder(s) in accordance with section 268 paragraph 8 HGB.

“Up-stream and/or Cross-stream Guarantee” means any Guarantee if and to the extent such Guarantee secures the obligations of an Obligor which is a shareholder of the German Guarantor (and/or, in the case of a GmbH & Co. KG, of its general partner) or an affiliated company (verbundenes Unternehmen) of such shareholder within the meaning of section 16, 17 or 18 of the German Stock Corporation Act (Aktiengesetz) (other than the German Guarantor and its Subsidiaries and, in the case of a GmbH & Co. KG, the general partner and its Subsidiaries), provided that it shall not constitute an Up-stream or Cross-stream Guarantee if and to the extent the Guarantee guarantees amounts outstanding under any Finance Document in relation to any financial accommodation made available under such Finance Document to any Issuer and on-lent to, or issued for the benefit of, the relevant German Guarantor or any of its Subsidiaries (and, where the German Guarantor is a GmbH & Co. KG, to, or for the benefit of, its general partner or any of its Subsidiaries) and outstanding from time to time.

(a) This Clause 21.15 applies if and to the extent the Guarantee is given by a German Guarantor and is an Up-stream and/or Cross-stream Guarantee.

(b) Each Finance Party agrees that the enforcement of the Guarantee granted by a German Guarantor shall be limited if:

(i) (and to the extent that) the Guarantee constitutes an Up-stream and/or Cross-Stream Guarantee; and

(ii) payment under the Guarantee would otherwise,

(A) have the effect of reducing the German Guarantor’s (or, where the German Guarantor is a GmbH & Co. KG, its general partner’s) Net Assets to an amount that is lower than the amount of its (or, in the case of a GmbH & Co. KG, its general partner’s) Protected Capital or, if the amount of the Net Assets is already lower than the amount of its (or, in the case of a GmbH & Co. KG, its general partner’s) Protected Capital, cause the Net Assets to be further reduced; and

(B) thereby give rise to a violation of the capital maintenance requirement as set out in section 30 paragraph 1 of the GmbHG.

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(c) Within ten (10) Business Days after a Finance Party has made a demand under the Guarantee, the German Guarantor shall provide a certificate to the Agent signed by its managing director(s) confirming in writing if and to what extent the Guarantee is an Up-stream and/or Cross-stream Guarantee and an enforcement of the Guarantee would have the effects referred to in paragraph (b)(ii) above (the “Management Determination”). Such confirmation shall comprise an up-to-date balance sheet of the German Guarantor (and, in the case of a GmbH & Co. KG, its general partner) and a detailed calculation, based on the provisions of this Agreement, of the amount of the Net Assets and Protected Capital of the German Guarantor (or, in the case of a GmbH & Co. KG, its general partner). The relevant German Guarantor shall fulfil its obligations under the Guarantee within three (3) Business Days of providing the Management Determination (and each Finance Party shall be entitled to enforce the Guarantee) in an amount which pursuant to the Management Determination would not cause the effects set out in paragraph (b)(ii) above (irrespective of whether or not the Agent agrees with the Management Determination).

(d) If the Agent (acting on the instructions of the Majority Noteholders) disagrees with the Management Determination, it may within twenty (20) Business Days of its receipt request the German Guarantor to deliver, at its own cost and expense, within twenty (20) Business Days of such request an up-to-date balance sheet of the German Guarantor (and, in the case of a GmbH & Co. KG, of its general partner), drawn-up by an auditor appointed by the German Guarantor in consultation with the Agent, together with a detailed calculation, based on the provisions of this Agreement, of the amount of the Net Assets and Protected Capital of the German Guarantor (or, in the case of a GmbH & Co. KG, its general partner) (the “Auditor’s Determination”). The German Guarantor shall fulfil its obligations under the Guarantee within three (3) Business Days of providing the Auditor’s Determination (and each Finance Party shall be entitled to enforce the Guarantee) in an amount which pursuant to the Auditor’s Determination would not cause the effects set out in paragraph (b)(ii) above.

(e) No reduction of the amount enforceable pursuant to this Clause 21.15 will prejudice the right of the Finance Parties to continue to enforce the Guarantee (subject always to the operation of the limitations set out above at the time of such enforcement) until full satisfaction of the claims guaranteed.

(f) The Finance Parties shall upon written demand of the relevant German Guarantor to the Agent (on behalf of the Finance Parties) repay to the relevant German Guarantor any amount which the Agent would not have been entitled to enforce had the Management Determination or the Auditor’s Determination been delivered in time or the difference between the amount paid and the amount payable resulting from the Auditor’s Determination calculated as of the date the demand in respect of a Guarantee Obligation was made.

(g) Each German Guarantor shall (and, in the case of a German Guarantor in the form of a GmbH & Co. KG, shall procure that its general partner will) do everything commercially justifiable and legally permitted to avoid the enforcement of the Guarantee becoming limited pursuant to the terms of this Clause 21.15 and shall in particular, within three (3) months after a written request of the Agent (such request not to be made except in a situation where that German Guarantor (or, in the case of a GmbH & Co. KG, its general partner) does not have sufficient Net Assets to maintain its Protected Capital) realise at least at market value any of its (and, in the case of a GmbH & Co. KG, any of its general partner’s) assets that is not necessary for its business (nicht betriebsnotwendig) (or, in the

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case of a GmbH & Co. KG, that of its general partner) and is shown in its (or, in the case of a GmbH & Co. KG, its general partner’s) balance sheet with a book value that is in the reasonable opinion of the Agent significantly lower than the market value.

21.16 Jersey Law Waiver

(a) Each Obligor irrevocably and unconditionally waives and abandons any and all rights or entitlement which it has or may have under the existing or future laws of Jersey, whether by virtue of the customary law rights of droit de discussion or otherwise, to require that recourse be had to the assets of an Obligor or any other person before any claim is enforced against it in respect of its obligations under any Secured Debt Document (as defined in the Intercreditor Agreement).

(b) Each Obligor irrevocably and unconditionally waives and abandons any and all rights or entitlement which it has or may have under the existing or future laws of Jersey, whether by virtue of the customary law right of droit de division or otherwise, to require that any liability in respect of its obligations under this Clause 21 or in respect of any other obligations assumed by it under this Agreement or any other Secured Debt Document (as defined in the Intercreditor Agreement) be divided or apportioned with any other person or reduced in any manner.

22. Representations

22.1 General

Save as expressly stated to the contrary, the Company and each Obligor (or, in the case of Clauses 22.11 (Financial Model) and 22.12 (Financial statements), the Company) makes the representations and warranties set out in this Clause 22 to each Finance Party at the times specified in Clause 22.32 (Times when representations made).

22.2 Status

(a) It (and each of its Restricted Subsidiaries) is a limited liability corporation or limited liability company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b) It (and each of its Restricted Subsidiaries) has the power to own its material assets and carry on its business as it is being conducted.

22.3 Binding obligations

Subject to the Legal Reservations:

(a) the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b) (without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

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22.4 Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

(a) any law or regulation applicable to it;

(b) the constitutional documents of any member of the Restricted Group or the Parent; or

(c) any agreement or instrument binding upon it or any member of the Restricted Group or any of its or any member of the Restricted Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument, save to the extent such conflict, default or termination event does not and is not reasonably likely to have a Material Adverse Effect.

22.5 Power and authority

(a) It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

(b) No limit on its powers will be exceeded as a result of the issuing of Notes, grant of Security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

22.6 Validity and admissibility in evidence

(a) All Authorisations required:

(i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii) to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect except for those necessary to satisfy the Perfection Requirements which will be satisfied promptly after execution of the relevant documents and in any event within the time periods required by law or, if shorter, under the Agreed Security Principles.

(b) All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Restricted Group and the Parent have been obtained or effected and are in full force and effect if the failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

22.7 Governing law and enforcement

Subject to the Legal Reservations:

(a) the choice of governing law of the Finance Documents (to which it is a party) will be recognised and enforced in its Relevant Jurisdictions; and

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(b) any judgment obtained in relation to a Finance Document (to which it is a party) in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

22.8 Insolvency

No:

(a) corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 26.6 (Insolvency proceedings); or

(b) creditors’ process described in Clause 26.8 (Creditors’ process),

has been taken or, to the knowledge of the Company, threatened in relation to a member of the Restricted Group or the Parent and none of the circumstances described in Clause 26.5 (Insolvency) applies to a member of the Restricted Group or the Parent, where falling within paragraph (b) of the definition of Permitted Transaction.

22.9 No filing or stamp taxes

Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees (except for fees associated with the notarization of German law share pledge agreements) be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for the Perfection Requirements and payment of associated fees which shall be completed and paid promptly (and in any event within the periods prescribed by law) after the date of the relevant Finance Document (except in respect of the SIR filing relating to each Transaction Security Document governed by Jersey law, which will take place on or before the date of that Transaction Security Document).

22.10 No default

(a) No Event of Default and, on the date of this Agreement, no Default is continuing or is reasonably likely to result from the issuance of any Notes or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(b) No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Restricted Subsidiaries or to which its (or any of its Restricted Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

22.11 Financial Model and information

(a) So far as the Company is aware and save as disclosed to the Agent or the Original Notes Purchasers in writing prior to the date of this Agreement, any material financial projections and forecast contained in the Financial Model have, in all material respects, been prepared on the basis of recent historical information and on the basis of assumptions believed in good faith to be reasonable in all material aspects at the time made (provided that each Finance Party hereby acknowledges that such projections (i) as to future events. are not to be viewed as facts, and are subject to significant uncertainties and contingencies, many of

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which are beyond the Company’s control, that no assurance can be given that the projections will be realised and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material and (ii) are not a guarantee of performance).

(b) So far as the Company is aware as of the date of this Agreement:

(i) all material written factual information (other than the projections of the Group, forward looking information and information of a general economic or industry specific nature) furnished by or on behalf of the Company to the Original Notes Purchasers in writing in connection with the Facilities (the “Information”), when taken as a whole after giving effect to all supplements and updates provided thereto, is correct in all material respects on the date the Information is dated (where applicable) and/or as at the date at which the Information is provided and/or stated to be given, in each case by reference to the facts and circumstances existing on such date;

(ii) the Information does not omit to state any material fact that would result in the Information (taken as a whole) being untrue or misleading in any material respect in light of the circumstances under which it was made available (after giving effect to any supplements and updates thereto); and

(iii) the Affiliate Transactions Schedule is accurate in all material respects.

22.12 Financial statements

(a) The Original Financial Statements were prepared in accordance with U.K. GAAP consistently applied and give a true and fair view of the consolidated financial condition of the Group as at the end of, and the consolidated results of operations of the Group for, the financial year to which they relate (unless expressly disclosed to the Agent or the Original Notes Purchasers in writing to the contrary prior to the date of this Agreement).

(b) The most recent financial statements of the Company delivered pursuant to Clause 23.1 (Financial statements) have been prepared in accordance with the Accounting Principles consistently applied and give a true and fair view of (if audited), or fairly present (if unaudited), its financial condition as at the end of, and consolidated results of operations of that Obligor for, the period to which they relate.

(c) The Budgets supplied under this Agreement were arrived at after careful consideration and any material financial projections and forecast contained in the Budgets have, in all material respects, been prepared on the basis of recent historical information and on the basis of assumptions believed in good faith to be reasonable in all material aspects at the time made (provided that each Finance Party hereby acknowledges that such projections (i) as to future events. are not to be viewed as facts, and are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, that no assurance can be given that the projections will be realised and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material and (ii) are not a guarantee of performance).

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22.13 No proceedings pending or threatened

(a) No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency, which is reasonably likely to be adversely determined and, if so determined, would have or is reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any of its Restricted Subsidiaries.

(b) No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is reasonably likely to be adversely determined and which, if adversely determined, is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any of its Restricted Subsidiaries.

22.14 No breach

(a) It has not (and none of its Restricted Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b) It has not (and none of its Restricted Subsidiaries has) breached any covenant or obligation which breach has or is reasonably likely to have, in respect of Babington House or High Road House, a material adverse effect on the value, saleability or use (as in use as of the date of this Agreement) of either of those properties.

(c) No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry) threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

22.15 Taxation

(a) Save to the extent allowed in accordance with Government Authority guidance or concession, it is not (and none of its Restricted Subsidiaries is):

(i) overdue in the filing of any Tax returns; and

(ii) overdue in the payment of any amount in respect of Tax (other than where such payment or the Tax to which it relates is being contested in good faith by appropriate proceedings),

except where, in each case, such circumstances do not and are not reasonably likely to have a Material Adverse Effect.

(b) To the best of its knowledge and belief, no claims or investigations are being made or conducted against it (or against any of its Subsidiaries) with respect to Taxes such that a liability of or claim against it or any of its Restricted Subsidiaries could arise which has or is reasonably likely to have a Material Adverse Effect.

22.16 Security and Indebtedness

(a) As at the Closing Date after application of the payments set forth in the Funds Flow Statement:

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(i) no Security or Quasi-Security exists over all or any of the present or future assets of any member of the Restricted Group or the Parent other than as permitted or not prohibited under this Agreement; and

(ii) no member of the Restricted Group or the Parent has any Indebtedness outstanding other than as permitted or not prohibited under this Agreement.

(b) The Company has disclosed in writing to the Agent or the Original Notes Purchasers all material Liens granted by the Company and its Restricted Subsidiaries and in existence as at the date of this Agreement.

(c) This Clause 22.16 shall not apply to any Security or guarantee or Indebtedness arising under or in connection with the Existing Debt provided that the Existing Debt is prepaid and cancelled in accordance with Clause 25.24 (Conditions subsequent).

22.17 Ranking

Subject to the Legal Reservations and Perfection Requirements, the Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security (other than as permitted or not prohibited by this Agreement).

22.18 Good title to assets

It and each of its Restricted Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted where failure to do so has or is reasonably likely to have a Material Adverse Effect or in respect of Babington House or High Road House only, a material adverse effect on the value, saleability or use (as in use as of the date of this Agreement) of either of those properties.

22.19 Legal and beneficial ownership

(a) It and each of its Restricted Subsidiaries is the sole legal and beneficial owner of the respective shares, properties and other assets over which it purports to grant Security other than as a result of any Transaction Security or as expressly set out in the relevant Transaction Security Document.

(b) The Company is legally and beneficially owned by the Parent free from any claims, third party rights or competing interests other than any Permitted Liens.

22.20 Shares

(a) The shares of any member of the Restricted Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.

(b) The constitutional documents (amended, as the case may be, pursuant to the Transaction Security) of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security (other than to the extent of restrictions or inhibitions required by applicable law).

(c) There are no agreements in force or corporate resolutions passed which provide for the issue or allotment of, or grant any person the right (whether conditional or otherwise) to

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call for the issue or allotment of, any share or loan capital of any member of the Restricted Group (including any option or right of pre-emption or conversion).

22.21 Intellectual Property

Other than as disclosed in writing to the Agent or the Original Notes Purchasers (other than any such written disclosure with respect to the brand name “Soho House”), it and each of its Restricted Subsidiaries:

(a) is the beneficial owner of or has licensed to it on arm’s length terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted where the absence of the same has or is reasonably likely to have a Material Adverse Effect; and

(b) does not, in carrying on its business, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

(c) has taken all formal or procedural actions (including payment of fees) reasonably required to maintain any material Intellectual Property owned by it (where failure to do so would or is reasonably likely to have a Material Adverse Effect).

22.22 Intellectual Property licences

In respect of any licences of Intellectual Property to or by the Company or any of its Restricted Subsidiaries:

(a) each licence is in full force and effect and binding on the parties to it; and

(b) the terms of the licences have been complied with by the parties, no disputes have arisen and no notice of termination has been received or served by the Company or relevant Restricted Subsidiaries and there are no grounds on which they might be terminated, where failure to have a valid and binding licence or to comply with the terms of the licence, or where a dispute or service or receipt of a notice of termination, as set out in paragraphs (a) and (b) above, has or is reasonably likely to have a Material Adverse Effect.

22.23 Group structure chart

As of the date of this Agreement, the Group structure chart delivered to the Agent on or prior to the date of this Agreement is true, complete and accurate in all material respects.

22.24 Shareholder debt

No liabilities are owed by the Company or any Restricted Subsidiary to the Parent or any Holding Company of the Parent (or Affiliate who is not a member of the Group) other than:

(a) any Shareholder Liabilities owed to a Shareholder Creditor (each as defined in the Intercreditor Agreement);

(b) in respect of any Commitments held by an Investor Affiliate in accordance with the Finance Documents; and

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(c) any other liabilities provided that such liabilities shall not exceed an aggregate amount of £5,000,000 at any time.

22.25 Accounting Reference Date

The Accounting Reference Date of each member of the Restricted Group is on or about 31 December.

22.26 ERISA and Multiemployer Plans

(a) No ERISA Event has occurred, is continuing, or is reasonably likely to occur with respect to which any Obligor or ERISA Affiliate has or is reasonably likely to incur any liability.

(b) Each Employee Plan is in compliance in form and operation with ERISA and the Code and all other applicable laws and regulations save where any failure to comply would not reasonably be expected to have a Material Adverse Effect.

(c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or is in the process of being submitted to the IRS for approval or will be so submitted during the applicable remedial amendment period, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of an Employee Plan with no determination, nothing has occurred that would materially adversely affect such qualification).

(d) There exists no Unfunded Pension Liability with respect to any Employee Plan, except as would not be reasonably expected to have a Material Adverse Effect.

(e) Neither any Obligor nor any ERISA Affiliate has incurred a complete or partial withdrawal from any Multiemployer Plan, and if each of the Obligors and each ERISA Affiliate were to withdraw in a complete withdrawal as of the date hereof, the aggregate withdrawal liability that would be incurred would not reasonably be expected to have a Material Adverse Effect.

(f) There are no actions, suits or claims pending against or involving an Employee Plan (other than non-material routine claims for benefits) or threatened, which would reasonably be expected to be asserted successfully against any Employee Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

(g) Each Obligor and ERISA Affiliate has made all material contributions to or under each such Employee Plan it is required by law to make within the applicable time limits prescribed thereby, the terms of such Employee Plan, or any contract or agreement requiring contributions to an Employee Plan, except where any failure to comply would not reasonably be expected to have a Material Adverse Effect.

(h) Neither any Obligor nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan subject to Section 4064(a) of ERISA to which it made contributions.

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(i) No Multiemployer Plan is or is reasonably likely to become “insolvent” (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), except as would not reasonably be expected to have a Material Adverse Effect.

22.27 Federal Reserve regulations

(a) No Obligor is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b) None of the proceeds of the Notes or other extensions of credit under this Agreement will be used, whether directly or indirectly and whether immediately, incidentally or ultimately, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which might cause all or any Notes or other extensions of credit under this Agreement to violate Regulation T, U or Regulation X.

22.28 Anti-Bribery Laws

(a) Neither it nor any of its Subsidiaries, nor any director or officer, of it or any Subsidiary or (to its knowledge) any employee or any person authorised to act on it or a Subsidiary’s behalf has violated the Anti-Bribery Laws directly or indirectly through a third party, or has made any bribe, unlawful rebate or kickback or has otherwise corruptly paid, offered, promised or authorised the payment of money, a gift or anything of value, directly or indirectly or through a third party, to or for the use or benefit of any Government Official for the purpose of:

(i) improperly influencing any act or decision of such person in his/her official capacity;

(ii) inducing such person to act (including through action or omission) in violation of the lawful duty of such person;

(iii) securing any improper advantage; or

(iv) inducing such person to use his/her influence to improperly affect or influence any act or decision of a Government Authority,

in order to assist it, any Subsidiary or any other third party in obtaining or retaining business for or with, or directing business to, any person, in each case of (i) through (iv), in violation of Anti-Bribery Laws.

(b) It and each of its Subsidiaries has conducted its businesses in compliance with Anti-Bribery Laws.

22.29 Investment companies

No Obligor, person controlling an Obligor or Subsidiary of an Obligor is required to be registered as an “investment company” under the U.S. Investment Company Act of 1940 (the “1940 Act”).

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22.30 Sanctions

(a) Neither it or any of its Subsidiaries, nor any of its or their respective directors or officers, or to the best of the Company’s knowledge, employees, affiliates, agents or representatives:

(i) is, or is owned or controlled by, a Designated Person; or

(ii) has been engaged in any transaction, activity or conduct that could reasonably be expected to result in its being designated as a Designated Person.

(b) The Company has taken reasonable measures to ensure compliance with Economic Sanctions Laws.

(c) As of the date of this Agreement, the Company has disclosed to the Agent all material facts known to it regarding:

(i) all claims, damages, liabilities, losses, penalties, actions and/or judgments that are asserted against, paid or payable by the Company in connection with non-compliance with any Economic Sanctions Laws by the Company; and

(ii) any investigations involving possible non-compliance with Economic Sanctions Laws by the Company.

(d) The representations and warranties in this Clause 22.30 given by any German Resident (or any Obligor in relation to a German Resident) are made only to the extent that they do not result in (i) a violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (ii) a violation of or conflict with Section 7 of the German Foreign Trade Regulation (AWV) (Außenwirtschaftsverordnung) or a similar anti-boycott statute.

22.31 Private Offering; No Integration or General Solicitation

(a) Subject to compliance by the Original Notes Purchasers with the representations and warranties set forth in Clause 46 (Securities Representations by the Original Notes Purchasers), it is not necessary in connection with the offer and sale of the Notes to the Original Notes Purchasers in the manner contemplated by this Agreement, to register the Notes or the guarantees under the U.S. Securities Act or to qualify an indenture relating to the Notes or guarantees thereof under the U.S. Trust Indenture Act of 1939, as amended.

(b) None of the Original Obligors or their Affiliates or any person acting on any of their behalf directly or indirectly, has offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Notes or the guarantees thereof and require the Notes or the guarantees thereof to be registered under the U.S. Securities Act. None of the Original Obligors or their Affiliates or any person acting on any of their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the U.S. Securities Act) in connection with the offering of the Notes. With respect to the Notes, if any, sold in reliance upon the exemption afforded by Regulation S:

(i) none of the Original Obligors or their Affiliates or any person acting on any of their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S; and

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(ii) each of the Original Obligors and their Affiliates and any person acting on any of their behalf has complied and will comply with the offering restrictions set forth in Regulation S.

(c) The Notes are eligible for resale pursuant to Rule 144A and will not, at the Closing Date, be of the same class as securities listed on a national securities exchange registered under Section 6 of the U.S. Exchange Act or quoted on a U.S. automated interdealer quotation system.

(d) No member of the Group has paid, or is obligated to pay, to any person any brokerage or finder’s fees in connection with the offering and sale of the Notes

22.32 Times when representations made

(a) All the representations and warranties in this Clause 22 are made by each Original Obligor on the date of this Agreement and on the Closing Date.

(b) The Repeating Representations are deemed to be made by each Obligor on:

(i) the date of each Notes Subscription Request,

(ii) each Notes Subscription Date;

(iii) the first day of each Interest Period;

(iv) the date of each Additional Facility Notice; and

(v) each Establishment Date.

(c) The Repeating Representations contained in paragraphs (b) and (c) of Clause 22.12 (Financial statements) will only be made once in respect of each set of financial statements or Budget on the date such financial statements or Budget is delivered under this Agreement.

(d) All the representations and warranties made in Clauses 22.2 (Status), 22.3 (Binding obligations), 22.5 (Power and authority) to 22.7 (Governing law and enforcement) inclusive, 22.10 (No default) (in respect of Events of Default only) are deemed to be made by each Additional Obligor with respect to it and its Restricted Subsidiaries on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

(e) Each representation and warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

(f) Notwithstanding any other provisions to the contrary in this Clause 22, the representations and warranties set out in this Clause 22 (excluding, for this purpose, (i) the representations and warranties in paragraph (b) of Clause 22.11 (Financial Model and information), and (ii) insofar as they relate to the brand name “Soho House” only, the representations and warranties in Clauses 22.21 (Intellectual Property) and 22.22 (Intellectual Property licences)) shall be qualified by all of the information included in the Tax Structure Memorandum (including any annexes to such Tax Structure Memorandum) and any other information provided to the Original Notes Purchasers or the Agent in writing prior to the date of this Agreement.

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23. Information Undertakings

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 23:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 23.1 (Financial statements) and the 2020 U.S. GAAP Annual Financial Statements.

“Monthly Financial Statements” means the financial statements delivered pursuant to paragraph (c) of Clause 23.1 (Financial statements).

“Quarterly Financial Statements” means the financial statements for a Financial Quarter delivered pursuant to paragraph (b) of Clause 23.1 (Financial statements).

23.1 Financial statements

The Company shall supply to the Agent in sufficient copies for all the Noteholders:

(a)

(i) as soon as they are available, but in any event within 120 days after the end of each of its Financial Years (other than the 2020 Financial Year), its audited consolidated financial statements for that Financial Year (other than the 2020 Financial Year); and

(ii) if requested and only to the extent prepared, the financial statements (consolidated and/or audited if required by law or regulation) of any Obligor (other than the Company and the Parent) for that Financial Year, as soon as they are available; and

(b) as soon as they are available, but in any event within 45 days after the end of each of its first three Financial Quarters in any Financial Year, its consolidated financial statements for that Financial Quarter; and

(c) as soon as they are available, but in any event within 45 days after the end of each month, its consolidated management accounts for that month.

The Noteholders acknowledge that the Company has provided the 2020 U.S. GAAP Annual Financial Statements and related Compliance Certificate in sufficient copies for all the Noteholders to the Agent prior to the First Amendment and Restatement Effective Date.

23.2 Provision and contents of Compliance Certificate

(a) The Company shall supply a Compliance Certificate to the Agent with each set of its audited consolidated Annual Financial Statements and each set of its consolidated Quarterly Financial Statements.

(b) The Compliance Certificate shall, amongst other things:

(i) set out the Consolidated EBITDA for the most recently completed Relevant Period; and

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(ii) in the case of the Compliance Certificate delivered with the consolidated Annual Financial Statements, identify which members of the Restricted Group are Material Companies and confirm compliance with Clause 25.12 (Guarantors).

(c) Each Compliance Certificate shall be signed by two directors or officers of the Company one of which is the CFO or CEO.

23.3 Requirements as to financial statements

(a) The Company shall procure that each set of Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and (in the case of consolidated Group accounts only) a cash flow statement. In addition, the Company shall procure that:

(i) each set of Annual Financial Statements shall be audited by the auditors;

(ii) each set of Quarterly Financial Statements includes a cashflow forecast in respect of the Group relating to the 12 month period at the end of the relevant Financial Quarter or Financial Quarters; and

(iii) each set of Quarterly Financial Statements is accompanied by a statement by the directors of the Company commenting on the performance of the Group for the Financial Quarter to which the financial statements relate and the performance compared to the annual budget for such period and any material developments or proposals affecting the Group or its business.

(b) Each set of financial statements delivered pursuant to Clause 23.1 (Financial statements):

(i) shall be certified by a director or officer of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the audited Annual Financial Statements, and (subject to the Agent entering into an engagement letter with the auditors where so required by the auditors) a copy of any “letter to management” addressed to the management of the relevant company by the auditors in relation to those audited Annual Financial Statements shall be also be provided to the Agent in sufficient copies for the Noteholders, when received by such company (or, if later, promptly following entry by the Agent into an engagement letter with the auditors where so required by the auditors);

(ii) in the case of the consolidated Quarterly Financial Statements or Annual Financial Statements of the Group, shall be accompanied by a statement by the directors or officers of the Company comparing actual performance for the period to which the financial statements relate, to:

(A) the projected performance for that period set out in the Budget; and

(B) the actual performance for the corresponding period in the preceding Financial Year of the Group;

(iii) subject to sub-paragraph (iv) below, shall be prepared in accordance with the Accounting Principles unless, in relation to any set of financial statements, the

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Company notifies the Agent that there has been a material change in the Accounting Principles or the accounting practices and delivers to the Agent:

(A) a description of any change necessary for those financial statements to reflect U.S. GAAP or accounting practices upon which the 2020 U.S. GAAP Annual Financial Statements were prepared; and

(B) sufficient information, in form and substance as may be reasonably required by the Agent, to make an accurate comparison between the financial position indicated in those financial statements and the 2020 U.S. GAAP Annual Financial Statements; and

(iv) may, in relation to financial statements delivered after the First Amendment and Restatement Effective Date which relate to a period in time that commenced prior to the First Amendment and Restatement Effective Date regardless of whether such period ended prior to or after the First Amendment Restatement Effective Date, at the option of the Company, be prepared in accordance with U.S. GAAP.

The Company shall, at the request of the Agent, authorise the auditors (at the expense of the Company) to prepare a report addressed to the Company confirming that the Company (or any other Obligor) has appropriately reflected the material change in the Accounting Principles or the accounting practices in those financial statements and shall provide copies of such report to the Agent on a “hold harmless” basis with the consent of the auditors and where so required by the auditors, subject to the Agent entering into an engagement with the auditors.

Any reference in this Agreement (other than in Clause 23.10 (Reporting obligations in respect of a Listed Entity)) to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the 2020 U.S. GAAP Annual Financial Statements were prepared.

(c) The Company shall procure that the Monthly Financial Statements include a balance sheet, profit and loss account and cashflow statement and is accompanied by a statement by the directors of the Company commenting on the performance of the Group for the month to which the financial statements relate and any material developments or proposals affecting the Group or its business.

(d) The Company shall be entitled to extend or reduce a Financial Year by up to one week in respect of such Financial Year from time to time solely for the purposes of aligning (as closely as possible) the end of that Financial Year with 31 December.

(e) The Company in its sole discretion may satisfy its obligations under Clause 23.1 (Financial statements) by delivering financial statements consolidated at the level of any Holding Company of the Company (as determined at the discretion of the Company), provided that, if requested by the Majority Noteholders, the Company shall as soon as reasonably practicable following such request deliver details of any material adjustments that would be required for the applicable Relevant Period to exclude the results of each person which is consolidated in such financial statements but is not a member of the Group.

(f) If the Company notifies the Agent of a change in accordance with paragraph (b)(iii) above, the Company and the Agent (acting on the instructions of the Majority Noteholders) shall enter into negotiations in good faith with a view to agreeing any amendments to this

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Agreement which are necessary as a result of the change. These amendments will be such as to ensure that the change does not result in any material alteration in the commercial effect of the obligations contained in this Agreement. If any amendments are agreed, they shall take effect and be binding on each of the Parties in accordance with their terms.

(g) Whilst an Event of Default is continuing and the Majority Noteholders have reasonable grounds to believe that the financial information provided pursuant to this Agreement is incorrect, if the Agent (acting on the instructions of the Majority Noteholders) wishes to discuss the financial position of any member of the Restricted Group with the auditors, the Agent may notify the Company, stating the questions or issues which the Agent wishes to discuss with the auditors. In this event, the Company must ensure that the auditors are authorised (at the expense of the Company but subject to the Agent (acting on the instructions of the Majority Noteholders) entering into an engagement with the auditors):

(i) to discuss the financial position of each member of the Restricted Group with the Agent on request from the Agent; and

(ii) to disclose to the Agent for the Finance Parties any information which the Agent may reasonably request.

23.4 Budget

(a) The Company shall supply to the Agent in sufficient copies for all the Noteholders as soon as the same become available but in any event within 30 days from the start of each of its Financial Years, an annual Budget for that Financial Year, with the first such Budget to be delivered in respect of the Financial Year commencing 1 January 2022.

(b) The Company shall ensure that each Budget:

(i) includes a projected consolidated profit and loss account, balance sheet and cashflow statement for the Group, relevant key performance indicators and a capital expenditure plan together with commentary;

(ii) is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 23.1 (Financial statements) and is broken down on a monthly basis; and

(iii) has been approved by the board of directors of the Company.

(c) If the Company updates or changes the Budget in any material respect, it shall promptly within ten Business Days of each Quarter Date deliver to the Agent, in sufficient copies for each of the Noteholders, such updated or changed Budget together with a written explanation of the main changes in that Budget which have been made in such immediately preceding Financial Quarter ending in such Quarter Date.

23.5 Unrestricted Subsidiaries

If any Subsidiaries of the Company have been designated as Unrestricted Subsidiaries, the information delivered under paragraph (a) and (b) of Clause 23.1 (Financial statements), Clauses 23.2 (Provision and contents of Compliance Certificate) and 23.4 (Budget) will include reasonably detailed information as to the financial condition of the Restricted Group separate from that of the Unrestricted Subsidiaries.

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23.6 ERISA-Related information

The Company shall supply to the Agent (in sufficient copies for all the Noteholders, if the Agent so requests):

(a) promptly and in any event within 15 days after any Obligor or any ERISA Affiliate files a Schedule B (or such other schedule as contains actuarial information) to IRS Form 5500 in respect of an Employee Plan with Unfunded Pension Liabilities, a copy of such IRS Form 5500 (including the Schedule B);

(b) promptly and in any event within 15 days after any Obligor or any ERISA Affiliate knows or has reason to know that any ERISA Event which, individually or when aggregated with any other ERISA Event, would reasonably be expected to have a Material Adverse Effect has occurred, the written statement of the Chief Financial Officer of such Obligor or ERISA Affiliate, as applicable, describing such ERISA Event and the action, if any, which it proposes to take with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event; provided that, in the case of ERISA Events under paragraph (e) of the definition thereof, the 15-day period set forth above shall be a ten-day period, and, in the case of ERISA Events under paragraph (b) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA Event;

(c) promptly, and in any event within 15 days, after becoming aware that there has been (i) a material increase in Unfunded Pension Liabilities, taking into account only Employee Plans with positive Unfunded Pension Liabilities; (ii) the existence of potential withdrawal liability under Section 4201 of ERISA, if each Obligor and its ERISA Affiliates were to completely or partially withdraw from all Multiemployer Plans; (iii) the adoption of, or the commencement of contributions to, any Employee Plan subject to Section 412 of the Code by any Obligor or any ERISA Affiliate; or (iv) the adoption of any amendment to an Employee Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of any Obligor, a detailed written description thereof from the Chief Financial Officer of each affected Obligor or ERISA Affiliate, as applicable; and

(d) copies of (i) any documents described in Section 101(k)(1) of ERISA that an Obligor or any ERISA affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that an Obligor or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that, the Obligor or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from the administrator or sponsor of such Multiemployer Plan upon written request by the Noteholder, and shall provide copies of such documents and notices promptly after receipt thereof.

23.7 Information – miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Noteholders, if the Agent so requests):

(a) as soon as reasonably practicable after they are dispatched, copies of all documents required by law to be dispatched by the Company to its shareholders generally (or any class of them) or dispatched by the Company or any Obligors to its creditors generally (or any class of them);

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(b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Restricted Group and which would involve a liability, or a potential or alleged liability exceeding £10,000,000 (or its equivalent in other currencies);

(c) promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which is made against any member of the Group and which would involve a liability, or a potential or alleged liability, exceeding £10,000,000 (or its equivalent in other currencies);

(d) promptly, such information as the Collateral Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;

(e) promptly on request, such further information regarding the financial condition, assets and operations of the Restricted Group and/or any member of the Restricted Group (including any requested amplification or explanation of any item in the financial statements or budgets provided by any Obligor under this Agreement or any changes to senior management of the Group) as any Finance Party through the Agent may reasonably request;

(f) promptly such further information as may be required by applicable banking supervisory laws and regulations and/or in line with standard banking practice;

(g) promptly upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with the provisions of this Agreement, the details of any such designation or redesignation; and

(h)

(i) as soon as reasonably practicable following the earlier of: (i) notice of any event of default being received by the Company or Restricted Subsidiary and (ii) the Company or any Restricted Subsidiary becoming aware of any event of default, information on any default under the terms of the Miami Loans;

(ii) as soon as reasonably practicable upon request, reasonable details of any material amendment to the Miami Loans (including, for the avoidance of doubt, any extension of maturity, increase in commitments or insertion of financial covenants); and

(iii) as soon as reasonably practicable following delivery of the same, a copy of any compliance certificate delivered pursuant to the terms of the Miami Loans.

23.8 Notification of default

Each Obligor shall notify the Agent of any Default which is continuing (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

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23.9 “Know your customer” checks

(a) If:

(i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii) any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii) a proposed transfer by a Noteholder of any of its rights and/or obligations under this Agreement to a party that is not a Noteholder prior to such transfer which has entered into a Confidentiality Undertaking, obliges the Agent or any Noteholder (or, in the case of paragraph (iii) above, any prospective new Noteholder) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Noteholder supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Noteholder) or any Noteholder (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Noteholder) in order for the Agent, such Noteholder or, in the case of the event described in paragraph (iii) above, any prospective new Noteholder to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b) Each Noteholder shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied (acting reasonably) it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c) The Company shall, by not less than five Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Noteholders) of its intention to request that one of its Restricted Subsidiaries becomes an Additional Obligor pursuant to Clause 29 (Changes to the Obligors).

(d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Noteholder to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Noteholder supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Noteholder) or any Noteholder (for itself or on behalf of any prospective new Noteholder which has signed a Confidentiality Undertaking) in order for the Agent or such Noteholder or any prospective new Noteholder to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Restricted Subsidiary to this Agreement as an Additional Obligor.

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(e) In relation to each Original Obligor that is not an Original Issuer, each Obligor shall promptly upon the request of the Agent or any Noteholder supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Noteholder) or any Noteholder in order for the Agent or such Noteholder to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

23.10 Reporting obligations in respect of a Listed Entity

(a) Notwithstanding this Clause 23 and any other term of the Finance Documents, for so long as any member of the Group or any direct or indirect Holding Company of the Company remains listed on any recognised investment or other stock exchange (the “Listed Entity”), delivery to the Agent of a copy of each set of financial statements of the Listed Entity (provided that such financial statements are delivered on at least a quarterly basis) and (to the extent applicable) any ad hoc press release or filing of the Listed Entity which are delivered to the relevant regulators or disclosed in accordance with the applicable stock exchange rules (in each case promptly following the date on which such financial statements or ad hoc press release or filing has been delivered to the relevant regulators or disclosed in accordance with the applicable stock exchange rules), or notice to the Agent that such information has been filed with the relevant regulators or disclosed in accordance with the applicable stock exchange rules and confirming where the filings can be electronically assessed by the general public, shall be deemed to satisfy all reporting and other information obligations of this Agreement (including as regards the form of and requirements in relation to financial statements and any accompanying information, statements and management commentary) such that no further documents, statements or information shall be required to be delivered pursuant to this Agreement, provided that, where applicable, each Obligor shall still be required to comply with any obligation to:

(i) notify the Agent of any Default that is continuing in accordance with Clause 23.8 (Notification of default);

(ii) deliver Compliance Certificates with the Annual Financial Statements in accordance with Clause 23.2 (Provision and contents of Compliance Certificate);

(iii) deliver any “know your customer” information in accordance with Clause 23.9 (“Know your customer” checks); and

(iv) if the Listed Entity only delivers annual or semi-annual financial statements to public shareholders, deliver quarterly financial statements.

(b) Notwithstanding this Clause 23 and any other term of the Finance Documents, all reporting and other information requirements in the Finance Documents (including, for the avoidance of doubt, the obligations of any member of the Group under paragraph (f) of Clause 23.3 (Requirements as to financial statements) above and Clause 25.7 (Access) below) shall be subject to any confidentiality, regulatory or other restrictions relating to the supply of information concerning the Group or otherwise binding on any member of the Group or any direct or indirect Holding Company of the Company and no such disclosure (other than the delivery of information pursuant to Clause 23.1 (Financial statements), Clause 23.2 (Provision and contents of Compliance Certificate), Clause 23.8 (Notification of default) and Clause 23.9 (“Know your customer” checks)) shall be required if as a result of such disclosure a member of the Group or any direct or indirect Holding Company of the

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Company would be obliged to make an announcement to the relevant listing authorities and/or stock exchange (or in accordance with applicable listing, disclosure and/or stock exchange rules) which it would not otherwise have been required to make or would contravene any applicable laws or regulations or stock exchange requirements.

23.11 Rule 144A Eligibility

The Company shall furnish to the Noteholders and to prospective purchasers of the Notes, upon the request of such parties, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as the Notes are not freely transferable under the U.S. Exchange Act by persons who are not “affiliates” under the U.S. Securities Act.

24. Financial Calculations

24.1 Financial definitions

“Accounting Reference Date” means on or around 31 December.

“Consolidated EBITDA” means for any Relevant Period, the net profit or loss determined on the basis of the Accounting Principles of the Company and its Restricted Subsidiaries on a consolidated basis for such period:

(a) before deducting taxes based on the income or profits of the Company and its Restricted Subsidiaries for such period;

(b) excluding the aggregate amount of accrued interest and any other interest expense, amortization, commissions, discounts, premiums and other fees and charges in the nature of (or similar to) interest expense paid or received in that period in respect of Indebtedness by the Company and its Restricted Subsidiaries;

(c) excluding any depreciation (including lease depreciation charges) amortisation and impairment charges incurred by the Company and its Restricted Subsidiaries in that period (taking no account of the reversal of any previous impairment charge made in that period);

(d) excluding the costs and expenses incurred by the Company and its Restricted Subsidiaries in relation to the opening of any new sites prior to the relevant final opening date of any such site for that period;

(e) before taking into account the non cash element of any rent paid by the Company and its Restricted Subsidiaries in that period;

(f) before taking into account any unrealised foreign currency gain or loss in respect of Indebtedness (including Hedging Obligations) of, or relating to the translation of assets and liabilities denominated in currencies other than GBP by, the Company and its Restricted Subsidiaries for that period;

(g) after adding back with respect to any person that is not a member of the Group (including associates and joint ventures) in which the Company or any Restricted Subsidiary has an ownership interest in that period, an amount equal to the proportion of those items described in sub-paragraphs (a) to (c) above relating to such joint venture corresponding to the Company’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s net profit or loss;

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(h) before taking into account any items (positive or negative) of a one-off, non-recurring, extraordinary or exceptional nature;

(i) after adding back (to the extent otherwise deducted) any loss against book value incurred by the Company and its Restricted Subsidiaries on the disposal and/or revaluation of assets (other than the sale of trading stock or the sale of any investments in Cash Equivalents held by such Person in the ordinary course of business) during such period and any business interruption loss incurred which is covered by insurance proceeds received;

(j) after deducting (to the extent otherwise included) any gain over book value arising in favour of the Company and its Restricted Subsidiaries on the disposal and/or revaluation of any asset (other than the sale of trading stock or the sale of any investments in Cash Equivalents held by such Person in the ordinary course of business) during such period and any gain arising on any revaluation of any asset during such period;

(k) without taking into account the net cash gain or loss from any write down, release or forgiveness of any Indebtedness;

(l) after adding back any deferred registration fees paid by members in that period;

(m) after adding back any non-cash compensation charge or expense of the Company and its Restricted Subsidiaries (and, for the avoidance of doubt, excluding any such charge or expense of any direct or indirect Holding Company of the Company) for such period arising from any grant of stock, stock options or other equity based awards, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining net profit or loss of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with the Accounting Principles and so that no amount shall be included or excluded more than once.

“Consolidated Net Indebtedness” means, with respect to the Company and its Restricted Subsidiaries:

(a) Debt as of the relevant date of calculation; less

(b) the amount of cash and Cash Equivalents held by the Company and its Restricted Subsidiaries as of such date.

“Debt” means, at any time, the aggregate outstanding principal, capital or nominal amount of the Indebtedness of the Company and its Restricted Subsidiaries (on a consolidated basis) excluding (without double counting):

(a) the amount of all SPV Indebtedness;

(b) the amount of all Capital Lease Obligations;

(c) any Hedging Obligations (save to the extent the underlying liability has become due and payable and has not been paid);

(d) any Indebtedness of others secured by a Lien on the assets of the Company or any Restricted Subsidiary (save to the extent the underlying liability has become due and payable and has not been paid); and

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(e) any guarantee of any Indebtedness of any other person (save to the extent the underlying liability has become due and payable and has not been paid).

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means each 52-week accounting period of the Company ending on or about the Accounting Reference Date in each year subject to paragraph (d) of Clause 23.3 (Requirements as to financial statements).

“Indebtedness” has the meaning given to that term in Schedule 14 (Restrictive Covenants).

“Pro Forma” means, with respect to any pro forma calculation or projection made or required to be made pursuant to the terms of this Agreement, a pro forma calculation or projection made in good faith by the Company’s chief financial officer (or such other person who is performing the functions of the chief financial officer or finance director).

“Pro Forma Adjustment” means, in respect of Consolidated EBITDA (including for the purpose of calculating the Total Net Leverage Ratio) for any Relevant Period, a Pro Forma adjustment for identifiable increases in Consolidated EBITDA resulting from cost synergies or costs savings arising in relation to any Permitted Acquisition which are reasonably achievable within 12 Months from the date of completion of that Permitted Acquisition, provided that:

(a) in respect of the amount of each part of the Pro Forma increase in the Consolidated EBITDA of the Restricted Group which is attributable to such adjustment, such increase shall be certified by the chief financial officer of the Company with such certification accompanied by reasonably detailed analysis of such increase;

(b) the aggregate amount of all such adjustments to Consolidated EBITDA, to the extent they result in an increase in Consolidated EBITDA, shall not exceed an aggregate amount equal to 15 per cent. of Consolidated EBITDA for the most recent Relevant Period; and

(c) such cost savings or synergies will cease to be included in any calculation of Consolidated EBITDA as Pro Forma Adjustments once they are (or at any time have proved to not to be capable of being) realised or to the extent that they have not been realised within the 12 month period from the date of the relevant Permitted Acquisition.

“Quarter Date” means on or about each of 31 March, 30 June, 30 September and 31 December or such other dates which correspond to the quarter end dates within the Financial Year.

“Relevant Period” means (a) (if ending on a Quarter Date) each period of four consecutive Financial Quarters ending on that Quarter Date or (b) (if ending on the day of a month not being a Quarter Date) the period of twelve consecutive months ending on the last day of a calendar month.

“Total Net Leverage Ratio” of the Company means, as of any date of determination, the ratio of (1) the Consolidated Net Indebtedness as of the end of the most recent quarterly period for which financial statements are available to (2) Consolidated EBITDA for the most recent four quarters for which financial statements are available, in each case with applicable Pro Forma Adjustment.

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24.2 Calculation

(a) For the purposes of this Clause 24 in respect of any Relevant Period, the exchange rates for determination of Consolidated Net Indebtedness for that Relevant Period shall be (i) with respect to Indebtedness for which the Restricted Group has entered into cross currency swaps, the rate at which such swap has been entered into and (ii) with respect to all other Indebtedness, the exchange rate used in the calculation of Consolidated EBITDA in accordance with paragraph (c) below.

(b) For the purposes of Clause 24 (Financial Calculations), the exchange rates used in the calculation of Consolidated EBITDA in respect of any Relevant Period shall be the weighted average exchange rates for the Relevant Period determined in accordance with the Accounting Principles.

(c) For the purposes of calculating Consolidated EBITDA under this Agreement for any period, if during such period the Company or any Restricted Subsidiary (by merger or otherwise) has made a Permitted Acquisition, the Company shall be permitted to calculate Consolidated EBITDA for the Relevant Period after giving effect to a Pro Forma Adjustment as if such Permitted Acquisition had occurred on the first day of such period.

(d) In relation to the definitions set out in Clause 24.1 (Financial definitions) and all other related provisions of the Finance Documents (including this Clause 24.2):

(i) all calculations will be as determined in good faith by the chief financial officer or finance director of the Restricted Group (or such other person as is performing the functions of the chief financial officer or finance director), including in respect of savings and synergies;

(ii) all calculations in respect of synergies and savings (in each case actual or anticipated) may be made as though the full run-rate effect of such synergies and savings were realised on the first day of the relevant period, provided that such cost savings and synergies will cease to be included in any calculation of Consolidated EBITDA as Pro Forma Adjustments once they are (or at any time have proved to not be capable of being) realised or to the extent that they have not been realised within the 12 month period from the date of completion of the relevant Permitted Acquisition; and

(iii) notwithstanding any provision of this Agreement, any cost synergies and cost savings included on a pro forma basis must comply with the limits contained in the definition of “Pro Forma Adjustment”.

(e) In the event that:

(i) any Accounting Reference Date is adjusted by the Company for the sole purpose of avoiding an Accounting Reference Date falling on a day which is not a Business Day and/or to ensure that an Accounting Reference Date falls on a particular day of the week; or

(ii) there is any adjustment to a scheduled payment date to avoid payments becoming due on a day which is not a Business Day,

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if that adjustment results in any amount being paid in a Relevant Period in which it would otherwise not have been paid, for the purpose of calculating any financial definition or ratio under the Finance Documents the Company may treat such amount as if it was paid in the Relevant Period in which it would have been paid save for any such adjustment.

(f) Unless a contrary indication appears, a reference to Consolidated EBITDA is to be construed as a reference to the Consolidated EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis.

(g) Notwithstanding anything to the contrary in this Agreement or the occurrence of the First Amendment and Restatement Effective Date, in relation to any lease, concession, license of property or other arrangement (or guarantee thereof) which would be considered an operating lease (“Operational Leases”) under the Accounting Principles as applied in the Original Financial Statements (the “Original Accounting Principles”), to the extent such Operational Leases are subsequently treated as a finance lease or capital lease or otherwise required to be included as an on-balance sheet liability as a result of any change to the treatment of such leases or other arrangements under the Accounting Principles, such obligations shall be, unless the Company elects otherwise, treated in accordance with the Original Accounting Principles.

(h) Notwithstanding any other term of any Finance Document, any Short-Term Shareholder Funding shall be excluded from cash or Cash Equivalents for the purposes of calculating Consolidated Net Indebtedness (for the avoidance of doubt, only so long as it constitutes Short-Term Shareholder Funding in accordance with the definition thereof).

(i) For the avoidance of doubt, Consolidated EBITDA shall be calculated by reference to the Company and its Restricted Subsidiaries from time to time. Notwithstanding any accounting principles relating to entities under “common control” to the contrary, such calculation of Consolidated EBITDA shall not consolidate or otherwise include (other than to the extent of the Company and its Restricted Subsidiaries’ proportionate share (if any) of) the net profit or loss of any company, joint venture, business or other person that is not a Restricted Subsidiary of the Company (including, for the avoidance of doubt, as at the First Amendment and Restatement Effective Date, Soho Restaurants Limited and its Subsidiaries from time to time) (in each case, a “Third Party”) regardless of whether or not such Third Party may be controlled by the same party or parties that control the Company and its Restricted Subsidiaries.

25. General Undertakings

The undertakings in this Clause 25 remain in full force and effect from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

25.1 Authorisations

Each Obligor shall promptly:

(a) do all such things as are necessary to maintain its status as a legal entity;

(b) obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation:

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(i) of a Relevant Jurisdiction to enable it to perform its obligations under the Finance Documents to which it is a party;

(ii) of a Relevant Jurisdiction to ensure (subject to the Perfection Requirements and Legal Reservations) the legality, validity, enforceability or admissibility in evidence of any Finance Document to which it is a party; and

(iii) of a Relevant Jurisdiction or any jurisdiction where it conducts its business to carry on its business except to the extent that failure to so do does not have and is not reasonably likely to have a Material Adverse Effect.

25.2 Compliance with laws

Each Obligor shall (and the Company shall ensure that each member of the Group will):

(a) comply in all material respects with (i) all U.S. federal and state privacy and data protection laws concerning customer information, (ii) the UK Data Protection Act 2018, and (iii) any applicable privacy and data protection laws concerning customer information promulgated by any government authority of any other applicable jurisdiction in which the Group operates; and

(b) comply in all respects with all other laws to which it may be subject, if failure to so comply has or is reasonably likely to have a Material Adverse Effect.

25.3 Taxation

(a) Each Obligor shall (and the Company shall ensure that each member of the Restricted Group will) pay and discharge all Taxes imposed upon it or its assets (including any Taxes imposed on an Unrestricted Subsidiary or its assets where the relevant member of the Restricted Group would be made liable for payment of such Taxes by virtue of being jointly and severally liable with such Unrestricted Subsidiary for such Taxes) within the time period allowed (taking into consideration Government Authority guidance or concession) without incurring penalties unless and only to the extent that:

(i) such payment is being contested in good faith;

(ii) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 23.1 (Financial statements); and

(iii) such payment can be lawfully withheld and failure to pay those Taxes does not and is not reasonably likely to have a Material Adverse Effect.

(b) No Obligor shall (and the Company shall ensure that no member of the Restricted Group will) change its residence for Tax purposes except to the extent that such change would not be materially and adversely prejudicial to the Finance Parties.

25.4 Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Restricted Group taken as a whole from that carried on by the Group at the date of this Agreement.

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25.5 Preservation of assets

Each Obligor shall (and the Company shall ensure that each member of the Restricted Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

25.6 Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

25.7 Insurance

Each Obligor shall (and the Company shall ensure that each member of the Restricted Group will) maintain insurances (with reputable independent insurance companies or underwriters) on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business, where failure to do so has or is reasonably likely to have a Material Adverse Effect.

25.8 Pensions

Each Obligor shall comply (and the Company shall procure that each of its Restricted Subsidiaries complies) with all applicable laws and regulations in respect of the pension schemes operated by or maintained for the benefit of any member of the Group and/or any of their employees where failure to do so has or is reasonably likely to have a Material Adverse Effect.

25.9 Access

Whilst an Event of Default is continuing, each Obligor shall, and the Company shall ensure that each member of the Restricted Group and the Parent will permit the Agent and/or the Collateral Agent and/or accountants or other professional advisers of the Agent or Collateral Agent access at all reasonable times and on reasonable notice at the risk and cost of the Obligors to:

(a) inspect the headquarters of the Company and/or each of the Issuers;

(b) inspect the assets, books, accounts and records of each member of the Restricted Group and the Parent and to take copies and extracts from such books, accounts and records (but not, for the avoidance of doubt, to make physical inspections thereof at the headquarters or other premises of any such member of the Restricted Group other than each of the Issuers as provided under paragraph (a) above); and

(c) meet and discuss matters with senior management,

provided that in exercising such rights the Agent, the Collateral Agent and/or its accountants or professional advisers shall have regard for the need to keep disruption to the business to a minimum.

25.10 Intellectual Property

(a) Each Obligor shall, and the Company shall procure that each member of the Restricted Group will take reasonable steps to:

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(i) take action against infringers of its material Intellectual Property which is necessary for the business of the relevant Restricted Group member;

(ii) make registrations and pay all registration fees and taxes necessary to maintain the material Intellectual Property in full force and effect; and

(iii) not discontinue the use of any material trade marks,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

(b) Each Obligor shall not and the Company shall procure that each member of the Restricted Group shall not, notwithstanding anything to the contrary in any Transaction Security Document and save for any Permitted Liens (excluding for this purpose any Permitted Liens under paragraphs (6), (12) (unless such Lien constitutes Transaction Security), (17), (20), (26) (unless such Lien constitutes Transaction Security) and (28)), sell, dispose of or encumber (other than under a Transaction Security Document or a lease or licence) the brand name “Soho House” or any derivative name of “Soho House”.

25.11 Shareholder loans

The Company will ensure that any amounts lent into the Group by the Parent or any Holding Company of the Parent shall be made by way of Shareholder Funding from the Parent (or any Successor Parent or Parent Entity, as applicable) to the Company.

25.12 Guarantors

(a) The Company shall ensure that, subject to the Agreed Security Principles, each member of the Restricted Group identified in Part 3 (Post-Closing Guarantors) of Schedule 2 (Conditions Precedent) as an Obligor shall become an Additional Guarantor and shall grant the Transaction Security specified opposite the name of that member of the Group in Part 4 (Post-Closing Transaction Security Documents) of Schedule 2 (Conditions Precedent) within 30 Business Days of the Closing Date.

(b) The Company shall ensure that, subject to the Agreed Security Principles, as soon as reasonably practicable and in any event within 90 days of the due date for delivery of the Compliance Certificate in respect of each of the Annual Financial Statements (commencing with the Compliance Certificate to be delivered in respect of the Annual Financial Statements for the Financial Year ending 31 December 2021):

(i) all Material Companies and all wholly-owned direct Holding Companies of the Material Companies are Guarantors; and

(ii) the aggregate EBITDA of the Guarantors (calculated on an unconsolidated basis, excluding the EBITDA of any member of the Restricted Group that generates negative EBITDA, and excluding all intra-Restricted Group items and investments in Restricted Subsidiaries of any member of the Restricted Group), represents not less than 80 per cent. of Guarantor Jurisdictions EBITDA (as defined below) tested annually and calculated by reference to the most recent annual financial statements of the members of the Restricted Group (the test referred to in this Clause 25.12 (being the “Coverage Test”)). For the purpose of determining whether the Coverage Test has been complied with, the Annual Financial Statements shall be adjusted to give pro forma effect to any acquisitions (including through mergers or

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consolidations) and Disposals of companies, undertakings and businesses which have taken place prior to the last day of the period covered by such Financial Statements and, where this test has to be satisfied in order for a Disposal or resignation of an Obligor to be permitted hereunder, to give pro forma effect to the relevant Disposal or resignation,

(c) Subject to the Agreed Security Principles, the Company shall ensure that any member of the Restricted Group that is or becomes a guarantor under the Revolving Credit Facility Agreement (other than a Released Guarantor) shall promptly become an Additional Guarantor pursuant to Clause 29.4 (Additional Guarantors).

(d) An Obligor which is a Guarantor on the Closing Date may not resign as a Guarantor under this Agreement unless (i) it is being disposed of in accordance with the terms of this Agreement, or (ii) as otherwise agreed by the Majority Noteholders.

(e) Notwithstanding anything else in this Agreement there shall be no requirement for an Excluded SPV to accede to this Agreement as a Guarantor, and each Excluded SPV’s contribution to Guarantor Jurisdictions EBITDA shall be disregarded for the purposes of calculating the Coverage Test in paragraph (ii) above.

(f) For the purposes of this Clause 25.12, “Guarantor Jurisdictions EBITDA” means the EBITDA of wholly-owned members of the Restricted Group incorporated in Guarantor Jurisdictions (calculated on a consolidated basis and excluding the EBITDA of any Excluded SPV and any other member of the Restricted Group that is not required to or cannot become a Guarantor due to legal prohibitions or the Agreed Security Principles).

25.13 Compliance with ERISA

No Obligor shall:

(a) allow, or permit any of its ERISA Affiliates to allow, (i) any Employee Plan with respect to which any Obligor or any of its ERISA Affiliates may have any liability to terminate, (ii) any Obligor or ERISA Affiliates to withdraw from any Employee Plan or Multiemployer Plan, (iii) any ERISA Event to occur, or (iv) any Employee Plan to fail to satisfy the minimum funding standard (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, to the extent that any of the events described in (i), (ii), (iii) or (iv), singly or in the aggregate, could have a Material Adverse Effect;

(b) allow, or permit any of its ERISA Affiliates to allow, (i) the aggregate amount of Unfunded Pension Liability among all Employee Plans (taking into account only Employee Plans with positive Unfunded Pension Liability) at any time to be in an amount that would reasonably be expected to have a Material Adverse Effect; or (ii) the aggregate potential withdrawal liability under Section 4201 of ERISA, if the Company and its ERISA Affiliates were to completely or partially withdraw from all Multiemployer Plans, to be in an amount that would reasonably be expected to have a Material Adverse Effect; or

(c) fail, or permit any of its ERISA Affiliates to fail, to comply in any material respect with ERISA or the related provisions of the Code, if any such non-compliance, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

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25.14 Compliance with U.S. Regulations

No Obligor shall be required to be registered as “investment company” as such terms are defined in the 1940 Act. Neither the issuance of any Note, or the application of the proceeds or redemption of any Notes any Obligor nor the consummation of the other transactions contemplated by this agreement will cause the Obligor to violate any provision of the 1940 Act or any rule, regulation or order of the SEC under the 1940 Act.

25.15 Further assurance

(a) Subject to the Agreed Security Principles, each Obligor shall (and the Company shall procure that each member of the Restricted Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Collateral Agent may reasonably specify (and in such form as the Collateral Agent may reasonably require in favour of the Collateral Agent or its nominee(s)):

(i) to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution and/or registration of a mortgage, charge, assignment or other Security in any Guarantor Jurisdiction over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Collateral Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii) to confer on the Collateral Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any Guarantor Jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii) following the occurrence of an Event of Default that is continuing and in respect of which notice has been given under paragraph (b) of Clause 26.12 (Acceleration) or an event specified under Clause 26.13 (U.S. insolvency acceleration) has occurred, to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b) Subject to the Agreed Security Principles, each Obligor shall (and the Company shall procure that each member of the Restricted Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Collateral Agent or the Finance Parties by or pursuant to the Finance Documents.

25.16 Further covenants

In addition to the covenants contained in this Clause 25, the Company and each Obligor covenant and agree as set forth in Schedule 14 (Restrictive Covenants) hereto.

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25.17 Unrestricted Subsidiaries

(a) Nothing in this Agreement shall restrict an Issuer from designating a member of the Group as an Unrestricted Subsidiary (provided that such Subsidiary meets the requirements for such designation set out in Schedule 14 (Restrictive Covenants)).

(b) If a member of the Group is designated as an Unrestricted Subsidiary, each Obligor will ensure that the Unrestricted Subsidiary does not (and will, for so long as it is an Unrestricted Subsidiary, not) legally or beneficially own shares in any Restricted Subsidiary.

(c) Each Obligor will ensure that no Excluded SPV legally or beneficially owns any shares in an Obligor, and that no Excluded SPV legally or beneficially owns any shares in an entity that is a Restricted Subsidiary (other than an Excluded SPV).

25.18 Change in Accounting Reference Date

No Obligor shall change its Accounting Reference Date to a date which is not on or around 31 December.

25.19 Centre of main interests

No Obligor which is incorporated in a member state of the European Union shall do anything to change the location of its centre of main interests, for the purposes of EU Insolvency Regulation.

25.20 Sanctions

(a) The Company and its Subsidiaries will not directly or indirectly use any proceeds from any Note, or lend, contribute or otherwise make available such proceeds to any other person, entity, joint venture or organisation: (i) to fund, finance or facilitate any agreement, transaction, dealing or relationship with or for the benefit of any Designated Person (or involving any property thereof), involving any Sanctioned Territory; or (ii) in any other manner that could reasonably be expected to result in a violation of Economic Sanctions Law by any person, including any person participating in the transactions contemplated in the Finance Documents, whether as Finance Party, adviser or otherwise.

(b) The undertaking in paragraph (a) above given by any German Resident (or any Obligor in relation to a German Resident) is made only to the extent that it does not result in (i) a violation of, conflict with or liability under EU Regulation (EC) 2271/96 or (ii) a violation of or conflict with Section 7 of the German Foreign Trade Regulation (AWV) (Außenwirtschaftsverordnung) or a similar anti-boycott statute.

25.21 Anti-Bribery Laws

(a) No Obligor nor any of its directors, officers nor, to its knowledge, any employee nor any person authorised to act on its behalf will (and the Company shall ensure that no Subsidiary nor any of its directors or officers nor, to its knowledge, employees nor any person authorised to act on its behalf, will) violate the Anti-Bribery Laws directly or indirectly through a third party, or will make any bribe, unlawful rebate or kickback or will otherwise corruptly pay, offer, promise, or authorize the payment of money, a gift or anything of value, directly or indirectly, to any Government Official for the purpose of:

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(i) improperly influencing any act or decision of such person in his/her official capacity;

(ii) inducing such person to act (including through action or omission) in violation of the lawful duty of such person;

(iii) securing any improper advantage; or

(iv) inducing such person to use his/her influence to improperly affect or influence any act or decision of a Government Authority,

in order to assist an Obligor, any Subsidiary or any other third party in obtaining or retaining business for or with, or directing business to, any person, in each case of (i) through (iv), in violation of Anti-Bribery Laws.

(b) Each Obligor shall (and the Company shall ensure that each Subsidiary shall) maintain reasonable policies and procedures designed to promote and achieve compliance with Anti-Bribery Laws.

25.22 Qualifying listing / ratings trigger

(a) Notwithstanding anything to the contrary in this Agreement or any other Finance Document, during the period (if any) that a Ratings Condition (as defined in paragraph (d)(ii) below) is satisfied (the “Suspension Period”) (or permanently following satisfaction of the Qualifying IPO Condition), the following obligations and restrictions shall be suspended and shall not apply:

(i) the requirement to make mandatory redemptions under Clause 11.2 (Disposal Proceeds);

(ii) (1) the requirement to deliver an annual budget under Clause 23.4 (Budget) or any other forward looking financial information to the Noteholders (or any other Finance Party) pursuant to Clause 23.1 (Information Undertakings) and any requirement in this Agreement to provide information that is referable back to such annual budget or other forward looking financial information; and (2) the requirement to provide monthly financial statements and provide presentations to the Noteholders pursuant to Clause 23 (Information Undertakings);

(iii) the requirements of Clause 25.12 (Guarantors) and any other requirement under this Agreement for any member of the Group to accede as an Additional Guarantor or provide Transaction Security;

(iv) the restrictions under paragraph 1 (Asset Sales) of Schedule 14 (Restrictive Covenants);

(v) the restrictions under paragraph 2 (Restricted Payments) of Schedule 14 (Restrictive Covenants) together with any other restriction under this Agreement or any other Finance Document on the distribution of dividends, return of share capital or other type of shareholder, Investor or an Affiliate of an Investor remuneration or payment;

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(vi) the restrictions under paragraph 3 (Incurrence of Indebtedness and issuance of preferred stock) of Schedule 14 (Restrictive Covenants);

(vii) the restrictions under paragraph 7 (Transactions with Affiliates) of Schedule 14 (Restrictive Covenants); and

(viii) restrictions under paragraph 9 (Passive Holding Company) of Schedule 14 (Restrictive Covenants).

(b) If at any time after a Ratings Condition has been satisfied and a Ratings Condition subsequently ceases to be satisfied, any breach of this Agreement or any other Finance Documents that arises as a result of any of the obligations, restrictions or other terms referred to in paragraph (a) above ceasing to be suspended or amended shall not (provided that it did not constitute an Event of Default at the time the relevant event or occurrence took place) constitute (or result in) a breach of any term of this Agreement or any other Finance Documents, a Default or an Event of Default, provided that any such contractual commitments were entered into during the Suspension Period and not in anticipation of the Ratings Condition no longer being satisfied. All Indebtedness incurred during the Suspension Period will be deemed to have been outstanding on the date of this Agreement and included in the schedule of Indebtedness delivered as a condition precedent pursuant to Clause 4.1 (Initial conditions precedent), so that it is classified as permitted under paragraph 3.2.2 of Schedule 14 (Restrictive Covenants).

(c) In respect of any amount which has not been applied in mandatory redemption of the Facilities in accordance with Clause 11 (Mandatory redemption) as a result of the Ratings Condition being satisfied (the “Released Amounts”), if the Release Condition subsequently ceases to be satisfied after the date the redemption would have been required had the Ratings Condition not been satisfied, the failure to apply the Released Amounts in redemption shall not result in a breach of any term of this Agreement or any other Finance Document.

(d) For the purposes of this Clause 25.22, the “Release Condition” means satisfaction of the following conditions (or, in each case, if an Event of Default is continuing on such date, as and from the first date thereafter on which no Event of Default is continuing):

(i) a Listing has occurred which does not constitute a Change of Control and the Total Net Leverage Ratio (adjusted so that the proceeds of that Listing received by the Group which are, at the Company’s election, to be applied in redemption of the Facilities are deemed to have been applied in redemption of the Facilities on the last day of that Relevant Period) is equal to or less than 4.00:1 (the “Qualifying IPO Condition”); or

(ii) the long-term corporate credit rating of the Group is equal to or better than Baa3 according to Moody’s Investor Services Limited and BBB- according to Standard & Poor’s Rating Services (the “Ratings Condition”).

25.23 People with Significant Control regime

Each Obligor incorporated in England and Wales shall (and the Company shall ensure that each other Restricted Subsidiary that is incorporated or established in England and Wales will):

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(a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and

(b) promptly provide the Collateral Agent with a copy of that notice.

25.24 Maintenance of Listing

The Company shall use its commercially reasonable endeavours to obtain and maintain the listing of the Notes on the Official List of The International Stock Exchange for so long as the Notes are outstanding; provided that if the Company is unable to obtain admission to such listing or if at any time the Company determines that it will not maintain such listing, it will use its commercially reasonable efforts to obtain (prior to the delisting of the Notes from The International Stock Exchange if the Notes are so listed), and thereafter use its commercially reasonable efforts to maintain, a listing of such Notes on another “recognized stock exchange” as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom.

25.25 U.S. Small Business Administration Paycheck Protection Program

The Company shall ensure that no member of the Group incurs any Indebtedness under the U.S. Small Business Administration Paycheck Protection Program.

25.26 Conditions subsequent

The Company shall ensure that within one Business Day following the Closing Date, it has prepaid and cancelled (or procured the prepayment and cancellation) in full of all amounts outstanding under, and all commitments under, the Existing Debt.

26. Events of Default

Each of the events or circumstances set out in this Clause 26 is an Event of Default (save for Clause 26.12 (Acceleration) and Clause 26.13 (U.S. insolvency acceleration)).

26.1 Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless (i) in the case of principal and interest, such non-payment is made within three Business Days of its due date or (ii) in the case of any other amount, payment is made within five Business Days of its due date.

26.2 Other obligations

(a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in 26.1 (Non-payment)).

(b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of (i) the Agent giving notice to the Company or (ii) the relevant Obligor becoming aware of the failure to comply.

26.3 Misrepresentation

(a) Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in

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connection with any Finance Document is or proves to have been incorrect or misleading (in the case of any representation or statement which is not subject to a materiality threshold in accordance with its terms, in any material respect) when made or deemed to be made.

(b) No Event of Default under paragraph (a) above will occur if the failure to comply (or the circumstances leading to the failure to comply) is capable of remedy and is remedied within 15 Business Days of the earlier of the Agent giving written notice to the Company or the Company or any other Obligors becoming aware of the failure to comply.

26.4 Cross default

(a) Any Indebtedness of any member of the Restricted Group or the Parent is not paid when due at its specified maturity nor within any originally applicable grace period.

(b) Any Indebtedness of any member of the Restricted Group or the Parent is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c) Any commitment for any Indebtedness of any member of the Restricted Group or the Parent is cancelled or suspended by a creditor of any member of the Restricted Group or the Parent as a result of an event of default (however described).

(d) No Event of Default will occur under this Clause 26.4 if the aggregate amount of Indebtedness or commitment for Indebtedness falling within paragraphs (a) to (c) above is less than GBP 15,000,000 (or its equivalent in any other currency or currencies) and excluding in any case any Indebtedness to the extent owed by the Parent or one member of the Restricted Group to another member of the Restricted Group or the Parent or under Shareholder Funding.

26.5 Insolvency

(a) Any Obligor or Material Company is unable or admits inability to pay its debts as they fall due (or is deemed to or declared to be unable to pay its debts under applicable law), suspends or threatens to suspend making payments on its debts generally or, by reason of actual financial difficulties, commences negotiations with its creditors generally (except for the Finance Parties) with a view to the general rescheduling of its indebtedness or in particular a member of the Group incorporated in Germany is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the Germany Insolvency Code (Insolvenzordnung) or threatens to become unable to pay its debts (drohend zahlungsunfähig) within the meaning of section 18 of the German Insolvency Code (Insolvenzordnung), or is over-indebted (überschuldet) in the meaning of section 19 of the German Insolvency Code (Insolvenzordnung) and/or Article 3 of the Greek Bankruptcy Code.

(b) A moratorium is declared in respect of any indebtedness of any Obligor or Material Company. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

26.6 Insolvency proceedings

(a) Any corporate action, legal proceedings or other formal procedure or step is taken (other than by a Finance Party) in relation to:

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(i) the suspension of payments on its debts generally, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Company;

(ii) a composition, compromise, assignment or arrangement with its creditors generally (other than any Finance Party) of any Obligor or Material Company for reasons of actual financial difficulty of that Obligor or Material Company;

(iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, Viscount of the Royal Court of Jersey or other similar officer in respect of any Obligor or Material Company or any of its assets;

(iv) enforcement of any Security over any assets of any Obligor or Material Company having an aggregate value of £15,000,000 (or its equivalent in other currencies); or

(v) any action taken by a restructuring court (Restrukturierungsgericht) under section 29 paragraph 2 StaRUG,

or any analogous procedure or step is taken in relation to an Obligor or Material Company in any jurisdiction, including, without limitation, (a) the making of an application for the opening of insolvency proceedings for the reasons set out in sections 17 to 19 of the German Insolvency Code (Insolvenzordnung) (Antrag auf Eröffnung eines Insolvenzverfahrens) or the taking of actions pursuant to section 21 of the German Insolvency Code (Insolvenzordnung) (Anordnung von Sicherungsmaßnahmen), (b) any filing for preliminary proceedings according to sections 270a (Antrag; Eigenverwaltungsplanung) and 270b (Anordnung der vorläufigen Eigenverwaltung) German Insolvency Code (Insolvenzordnung) and (c) any proceedings are commenced or other steps are taken for any Obligor to be made subject to, or the subject of, any grant, declaration, decision or winding-up to which reference is made in Article 8 (Meaning of Bankruptcy) of the Interpretation (Jersey) Law 1954.

(b) Paragraph (a) shall not apply to:

(i) any winding-up petition or to any analogous procedures or step in any jurisdiction which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement; or

(ii) any Permitted Transaction; or

(iii) any U.S. Obligor.

26.7 U.S. insolvency proceedings

(a) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction in the United States seeking:

(i) relief in respect of any U.S. Obligor, or of a substantial part of the property or assets of any U.S. Obligor, under U.S. Bankruptcy Law;

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(ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any U.S. Obligor or for a substantial part of the property or assets of any U.S. Obligor; or

(iii) the winding-up or liquidation of any U.S. Obligor,

and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered.

(b) Any U.S. Obligor shall:

(i) voluntarily commence any proceeding or file any petition seeking relief under U.S. Bankruptcy Law;

(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (a) above;

(iii) consent to the entry of an order for relief against it in an involuntary case under U.S. Bankruptcy Law;

(iv) make a general assignment for the benefit of its creditors;

(v) apply for or consent to the appointment, pursuant to the laws of the United States or any state thereof, of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of the property or assets of any Obligor; or

(vi) take any comparable action to that described in sub-paragraphs (i) to (v) (inclusive) of this paragraph (b) under any foreign laws relating to insolvency.

26.8 Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any Obligor or Material Company having an aggregate value of £15,000,000 (or its equivalent in other currencies) and is not discharged within 15 Business Days.

26.9 Unlawfulness and invalidity

(a) It is or becomes unlawful for an Obligor or any other member of the Group or any lender under any document evidencing Shareholder Funding that is a party to the Intercreditor Agreement to perform any of its obligations under the Finance Documents or, subject to the Legal Reservations and Perfection Requirements any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement is or becomes unlawful.

(b) Any obligation or obligations of any Obligor under any Finance Documents or any other member of the Group or any lender under any document evidencing Shareholder Funding that is a party thereto under the Intercreditor Agreement are not or cease to be, subject to the Legal Reservations, legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Noteholders under the Finance Documents.

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(c) Subject to the Legal Reservations, any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

26.10 Intercreditor Agreement

(a) Any member of the Group, Investor Affiliate or Subordinated Creditor (as defined in the Intercreditor Agreement) party to the Intercreditor Agreement fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement in any material respect; or

(b) a representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect, and, if the non-compliance or failure to perform or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within fifteen (15) Business Days of the earlier of the Agent giving notice to that party or that party becoming aware of the non-compliance or failure to perform or misrepresentation.

26.11 Repudiation and rescission of agreements

(a) An Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security Documents or evidences an intention to rescind or repudiate a Finance Document or a Transaction Security Document.

(b) Any Obligor rescinds or purports to rescind or repudiates or purports to repudiate the Intercreditor Agreement in whole or in part where to do so has or is, in the reasonable opinion of the Majority Noteholders, could reasonably be expected to have a material adverse effect on the interests of the Noteholders (taken as a whole) under the Finance Documents.

26.12 Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Noteholders, by notice to the Issuer:

(a) cancel the Total Commitments at which time they shall immediately be cancelled;

(b) declare that all or part of the Notes, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c) declare that all or part of the Notes be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Noteholders; and/or

(d) exercise or direct the Collateral Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

26.13 U.S. insolvency acceleration

If an Event of Default under Clause 26.5 (Insolvency) or Clause 26.6 (Insolvency proceedings) shall occur in respect of an Issuer in a U.S. court of competent jurisdiction, then automatically and without notice to such Issuer or any other act by the Agent or any other person,

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(a) the Total Commitments in relation to such Issuer shall immediately be cancelled; and

(b) all of the advances made to such Issuer, accrued interest thereon, and any other sum then payable under this Agreement and any of the other Finance Documents by such Issuer shall be immediately due and payable, in each case without presentment, demand, protest or notice of any kind, all of which are expressly waived.

26.14 Clean-Up Period

For the purpose of this Agreement, for the period from the date of completion of a Permitted Investment in a person who, pursuant to such Permitted Investment, becomes a member of the Group (such a person, a “Subsequent Target”) or is an acquisition of a business or undertaking (such business or undertaking, a “Subsequent Target Asset”) until the date falling 60 days after the Permitted Investment in a Subsequent Target and/or acquisition of a Subsequent Target Asset (the “Clean-Up Period”), if any matter or circumstance exists in respect of such Subsequent Target or Subsequent Target Asset which would constitute a breach of a representation, undertaking or any other term or condition or a Default or an Event of Default (a “Relevant Default”), that Relevant Default shall not constitute a breach of a representation, undertaking or any other term or condition or a Default or an Event of Default (as the case may be) and the Agent shall not be entitled to give any notice under Clause 26.12 (Acceleration) with respect to that Relevant Default until (if that Relevant Default is then continuing) the date immediately after the end of the Clean-Up Period, provided that such Relevant Default:

(a) is capable of being remedied within the Clean-Up Period and the Company is taking appropriate steps to remedy such breach or Event of Default;

(b) does not have a Material Adverse Effect; and

(c) was not procured or approved by the Company or any other member of the Group.

Notwithstanding the above, if the Relevant Default is continuing after the expiry of the Clean-Up Period, there shall be a breach of a representation, undertaking or any other term or condition or a Default or an Event of Default, as the case may be (and without prejudice to any rights and remedies of the Finance Parties). The Company shall promptly notify the Agent upon becoming aware of the occurrence or existence of any Relevant Default and the steps, if any, being taken to remedy it.

26.15 Excluded matters

Notwithstanding any other term of the Finance Documents to the contrary:

(a) none of the steps, transactions, reorganisations or events set out in or contemplated by the Tax Structure Memorandum or arising as a result of a Permitted Reorganisation; and

(b) prior to the end of the Business Day following the Closing Date, no breach of any representations, warranty, undertaking or other term or (or default or event of default under) any document relating to the existing financing arrangements of any member of the Group or the Parent (including the Existing Debt) arising as a direct or indirect result of any person entering into and/or performing its obligations under any Finance Document (or carrying out the transactions contemplated thereby),

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shall be deemed to constitute or result in a breach of any representation, warranty, undertaking or other term in the Finance Documents or a Default or an Event of Default.

27. Changes to the Noteholders

27.1 Transfers by the Noteholders

Subject to this Clause 27 (Changes to the Noteholders) and to Clause 28 (Restriction on Debt Purchase Transactions), a Noteholder (the “Existing Noteholder”) may:

(a) transfer by novation any of its rights and obligations; or

(b) enter into a sub-participation in respect of any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of subscribing for, purchasing or investing in notes, securities or other financial assets (the “New Noteholder”) provided that no Investor Affiliate may be a New Noteholder without the prior consent of the Agent (acting on the instructions of the Majority Noteholders).

27.2 Conditions of transfer

(a) An Existing Noteholder must obtain the prior written consent of the Company (such consent not to be unreasonably withheld or delayed if requested following the Closing Date) before it may make a transfer or sub-participation in accordance with Clause 27 (Transfers by the Noteholders) unless the transfer or sub-participation is:

(i) to an Affiliate or Related Fund of the relevant Existing Noteholder; or

(ii) made at a time when a Material Event of Default is continuing,

provided that:

(A) in all cases (notwithstanding paragraphs (i) and (ii) above) in the case of a transfer or sub-participation to any of the following persons, the prior written consent of the Company (in its sole discretion and never deemed granted) must be obtained:

(I) an Industry Competitor;

(II) a Loan to Own/Distressed Investor (unless a Material Event of Default is continuing); or

(III) any person that (to the extent the relevant Existing Noteholder and/or the Agent is aware) is (or would, upon becoming a Noteholder, be) a Defaulting Noteholder;

(B) in the case of a transfer or sub-participation of an Existing Noteholder’s Available Commitments under any Facility, the prior written consent of the Company (in its sole discretion and never deemed granted) must be obtained; and

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(C) in the case of a transfer or sub-participation to a transferee under paragraph (a)(i) above, the transferee or sub-participant (x) remains an Affiliate or Related Fund of the Existing Noteholder (in the case of a transfer or sub-participation pursuant to paragraph (a)(i)), or (y) such transferee or sub-participant transfers promptly (and in any event within three Business Days of ceasing to satisfy either clause (x)) all of its rights and obligations under any Finance Document to the Existing Noteholder in accordance with Clause 27.5 (Procedure for transfer) but without reference to the conditions set out in paragraph (a) above.

(b) Where this Clause 27 provides that the Company’s prior written consent is required for a transfer or sub-participation (a “Transfer Request”), the following provisions shall apply:

(i) if the Company fails to respond to a Transfer Request given under paragraph (a) above (but not, for the avoidance of doubt, a Transfer Request given under sub‑paragraph (A) or (B) of the proviso to paragraph (a) above) (the “Initial Transfer Request”) by the date falling 10 Business Days after receipt thereof by the Company (which shall require, for this purpose, delivery of a copy to legal@sohohouse.com) (such date, the “Initial Transfer Request Expiry Date”), the relevant Noteholder shall be entitled to, during the period starting on the Initial Transfer Request Expiry Date and ending on the date falling five Business Days thereafter, deliver to the Company a second request in respect of the same transfer and on the same terms (the “Second Transfer Request”). If the Company fails to respond to the Second Transfer Request within five Business Days of receipt thereof by the Company (which shall require, for this purpose, delivery of a copy to legal@sohohouse.com), the relevant consent requested therein shall be deemed granted strictly on the terms of the Second Transfer Request; and

(ii) the Company shall not be deemed to have unreasonably withheld or delayed its consent to a Transfer Request if the Company has, acting reasonably and in good faith, requested further information in connection with the relevant transfer or sub-participation, in which case paragraph (i) above shall cease to apply to the relevant Transfer Request and the relevant Existing Noteholder shall promptly deliver such information to the Company together with a revised Transfer Request (which transfer request shall, for the purpose of paragraph (i) above, be deemed to be an Initial Transfer Request).

(c) In the event a Noteholder enters into a transfer or sub-participation without complying with the requirements of paragraph (a) above, that transfer or sub-participation shall not be effective and neither its Commitments and/or holdings (but only to the extent of such transfer) nor those of any relevant purported transferee shall be included for the purpose of calculating whether a certain percentage of Total Commitments or Notes has been obtained to approve an amendment, waiver or similar under any of the Finance Documents.

(d) The amount of the Existing Noteholder’s Commitment transferred must be a minimum of £5,000,000 (or its equivalent in other currencies) unless the transfer is:

(i) to another Noteholder or an Affiliate of a Noteholder;

(ii) if the Existing Noteholder is a fund, to a fund which is a Related Fund of the Existing Noteholder;

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(iii) made at a time when an Event of Default is continuing; or

(iv) of all of the relevant Existing Noteholder’s Commitment (and not part thereof).

(e) For the purposes of paragraph (d) above, in the case of concurrent transfers, releases and accessions by an Existing Noteholder to two or more Related Funds or Affiliates, the Commitments of these Related Funds and Affiliates shall be aggregated.

(f) A transfer will only be effective if the New Noteholder enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(g) Any transfer by an Existing Noteholder to a New Noteholder shall only be effective if it transfers the Existing Noteholder’s share of the relevant Facility pro rata against the Existing Noteholder’s Available Commitment and holding of Notes in Notes Subscriptions under that Facility.

(h) If:

(i) a Noteholder transfers or sub-participates any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii) as a result of circumstances existing at the date the transfer, sub-participation or change occurs, an Obligor would be obliged to make a payment to the New Noteholder or Noteholder acting through its new Facility Office under Clause 16 (Tax Gross Up and Indemnities) or Clause 17 (Increased costs), then the New Noteholder or Noteholder acting through its new Facility Office is only entitled to receive payment under the relevant Clause to the same extent as the Existing Noteholder or Noteholder acting through its previous Facility Office would have been if the transfer, sub-participation or change had not occurred. This paragraph (i) shall not apply in relation to Clause 16.2 (Tax gross-up), to a Treaty Noteholder that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (h)(ii)(A) of Clause 16.2 (Tax gross-up) if the Obligor making the payment has not made an Issuer DTTP Filing in respect of that Treaty Noteholder in accordance with its obligations under paragraphs (h) and (i) Clause 16.2 (Tax gross-up).

(i) Each New Noteholder, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Noteholder or Noteholders in accordance with this Agreement on or prior to the date on which the transfer becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Noteholder would have been had it remained a Noteholder.

27.3 Transfer fee

Unless the Agent otherwise agrees, the New Noteholder shall, on the date upon which a transfer takes effect, pay to the Agent (for its own account) a fee of £3,500 (unless such New Noteholder is an Affiliate or Related Fund of the Existing Noteholder).

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27.4 Limitation of responsibility of Existing Noteholders

(a) Unless expressly agreed to the contrary, an Existing Noteholder makes no representation or warranty and assumes no responsibility to a New Noteholder for:

(i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii) the financial condition of any Obligor;

(iii) the performance and observance by any member of the Group of its obligations under the Finance Documents or any other documents; or

(iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b) Each New Noteholder confirms to the Existing Noteholder, the other Finance Parties and the Secured Parties that it:

(i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Noteholder or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c) Nothing in any Finance Document obliges an Existing Noteholder to:

(i) accept a re-transfer from a New Noteholder of any of the rights and obligations transferred under this Clause 27; or

(ii) support any losses directly or indirectly incurred by the New Noteholder by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

27.5 Procedure for transfer

(a) Subject to the conditions set out in Clause 27.2 (Conditions of transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Noteholder and the New Noteholder and the Agent makes a corresponding entry in the Notes Register pursuant to Clause 7 (Notes Register). Where the Existing Noteholder holds a Notes Certificate and not all the Notes are the subject of the transfer, upon request of the Existing Noteholder and subject to Clause 8 (Notes Certificates), a new Notes Certificate will be issued by the Agent for the balance of the existing Notes held by the Existing Noteholder. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this

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Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and make such corresponding entry in the Notes Register.

(b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Noteholder and the New Noteholder and make such corresponding entry in the Notes Register once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Noteholder.

(c) Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date:

(i) to the extent that in the Transfer Certificate the Existing Noteholder seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Noteholder shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii) each of the Obligors and the New Noteholder shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Noteholder have assumed and/or acquired the same in place of that Obligor and the Existing Noteholder;

(iii) the Agent, the Original Notes Purchasers, the Collateral Agent, the New Noteholder and the other Noteholders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Noteholder been an Original Notes Purchaser with the rights, benefits and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Original Notes Purchasers, the Collateral Agent, the other Noteholders and the Existing Noteholder shall each be released from further obligations to each other under the Finance Documents; and

(iv) the New Noteholder shall become a Party as a “Noteholder”.

27.6 Copy of Transfer Certificate, Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Increase Confirmation, send to the Company a copy of that Transfer Certificate or Increase Confirmation.

27.7 Sub-participation

(a) At any time, the prior written consent of the Company is required for any sub-participation by a Noteholder unless:

(i) the proposed sub-participation is permitted by Clause 27.2 (Conditions of transfer) (including, for the avoidance of doubt, by reason of a consent granted or deemed granted by the Company in accordance with the terms of that Clause);

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(ii) the Noteholder remains liable under this Agreement and the other Finance Documents in relation to those obligations;

(iii) such Noteholder retains exclusive control over all rights and obligations in relation to the Notes and Commitments that are the subject of the relevant agreement or arrangement, including all voting rights (for the avoidance of doubt, free of any agreement or understanding pursuant to which it is required to or will consult with any other person in relation to the exercise of any such rights and/or obligations), unless the proposed sub-participant is a person to whom the relevant rights and obligations could have been transferred in accordance with the terms of this Clause 27 and, unless made (x) at a time when an Event of Default has occurred and is continuing or (y) to an Affiliate or a Related Fund of such Noteholder, seven Business Days prior to entering into the relevant agreement or arrangement the relevant Noteholder provides the Company with full details of that proposed sub-participant and any voting, consultation or other rights to be granted to the sub-participant;

(iv) the relationship between the Noteholder and the proposed sub-participant is that of a contractual debtor and creditor (including in the bankruptcy or similar event of the Noteholder or an Obligor);

(v) the proposed sub-participant will have no proprietary interest in the benefit of this Agreement or any of the other Finance Documents or in any monies received by the relevant Noteholder under or in relation to this Agreement or any of the other Finance Documents (in its capacity as sub-participant under that arrangement); and

(vi) the proposed sub-participant will under no circumstances: (A) be subrogated to, or be substituted in respect of, the relevant Noteholder’s claims under this Agreement or any of the other Finance Documents; or (B) otherwise have any contractual relationship with, or rights against, the Obligors under or in relation to this Agreement or any of the other Finance Documents (in its capacity as sub-participant under that arrangement).

(b) A Noteholder shall promptly notify the Company of any sub-participation entered into by it, unless the proposed sub-participant is an Affiliate or Related Fund of that Noteholder.

(c) Each Noteholder that sells a sub-participation shall, acting solely for this purpose as a non-fiduciary agent of any Issuer, shall maintain a register for the recording of the name and address of each sub-participant and the principal amount (and stated interest) of each sub-participant’s interest in the Commitments or obligations owing to such sub-participant (the “Participant Register”); provided that no Noteholder shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any sub-participant or any information relating to a sub-participant’s interest in any commitments, loans or any other of its obligations) to any Person except to the extent that such disclosure is necessary to establish that such commitment, note or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in a Participant Register shall be conclusive absent manifest error, and the Noteholder maintaining such Participant Register shall treat each person whose name is recorded in the Participant Register as the owner of the sub-participation for all purposes of this Agreement, notwithstanding any notice to the contrary.

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27.8 Security over Noteholders’ rights

In addition to the other rights provided to Noteholders under this Clause 27, each Noteholder may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document, to secure obligations of that Noteholder including, without limitation:

(a) any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b) in the case of any Noteholder which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Noteholder as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i) release a Noteholder from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Noteholder as a party to any of the Finance Documents; or

(ii) require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Noteholder under the Finance Documents.

27.9 “Pro rata” interest settlement

If the Agent has notified the Noteholders that it is able to distribute interest payments on a “pro rata basis” to Existing Noteholders and New Noteholders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a) any interest or fees in respect of the relevant holding which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Noteholder up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Noteholder (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six (6) Months, on the next of the dates which falls at six (6) Monthly intervals after the first day of that Interest Period); and

(b) the rights transferred by the Existing Noteholder will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i) when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Noteholder; and

(ii) the amount payable to the New Noteholder on that date will be the amount which would, but for the application of this Clause 27.9, have been payable to it on that date, but after deduction of the Accrued Amounts.

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28. Restriction on Debt Purchase Transactions

28.1 Prohibition on Debt Purchase Transactions by the Group

The Company shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Noteholder or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

28.2 Disenfranchisement on Debt Purchase Transactions entered into by Investor Affiliates

(a) For so long as an Investor Affiliate (i) beneficially owns a Commitment or (ii) has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(i) in ascertaining the Majority Noteholders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or the agreement of any specified group of Noteholders has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero; and

(ii) such Investor Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Noteholder for the purpose of paragraph (i) above (unless in the case of a person not being an Investor Affiliate it is a Noteholder by virtue otherwise than by beneficially owning the relevant Commitment).

(b) Each Noteholder shall, unless such Debt Purchase Transaction is a transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part 1 of Schedule 13 (Form of Notifiable Debt Purchase Transaction Notice).

(c) A Noteholder shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i) is terminated; or

(ii) ceases to be with an Investor Affiliate,

such notification to be substantially in the form set out in Part 2 of Schedule 13 (Form of Notifiable Debt Purchase Transaction Notice).

(d) Each Investor Affiliate that is a Noteholder agrees that:

(i) in relation to any meeting or conference call to which all the Noteholders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same;

(ii) in its capacity as Noteholder, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Noteholders; and

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(iii) to the extent and for so long as its Commitment, participation in any loan or sub-participation or other agreement or arrangement relating to a Commitment, including, without limitation, following a Debt Purchase Transaction, could result in the subordination of claims of any other Noteholder under the Notes pursuant to any law regarding the subordination of shareholder loans or similar claims or prejudice or adversely affect the Transaction Security or guarantee and indemnity pursuant to Clause 21 (Guarantee and Indemnity) (or their enforceability) in any way, the relevant Subordinated Noteholder shall not be a secured or guaranteed party (however described) under and for the purposes of any Finance Document and no amount owing to it under any Finance Document shall be secured by the Transaction Security Documents (unless the subordination ceases to apply or subsequently or at the same time applies to the Noteholders generally (other than where such subordination of the Noteholders generally is caused by a Debt Purchase Transaction by a Subordinated Noteholder)).

28.3 Investor Affiliates’ notification to other Noteholders of Debt Purchase Transactions

Any Investor Affiliate which is or becomes a Noteholder and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5.00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Agent shall promptly disclose such information to the Noteholders.

29. Changes to the Obligors

29.1 Assignment and transfers by Obligors

No Obligor or any other member of the Group may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

29.2 Additional Issuers

(a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 23.9 (“Know your customer” checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Issuer. That Subsidiary shall become an Issuer under a Facility if:

(i) all the Noteholders under the relevant Facility approve the addition of that Subsidiary as an Issuer;

(ii) the Company and that Subsidiary deliver to the Agent a duly completed and executed Accession Deed;

(iii) the Subsidiary is (or becomes) a Guarantor prior to (or simultaneously with) becoming an Issuer; and

(iv) the Agent has received all of the documents and other evidence listed in Part 2 (Conditions Precedent required to be delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent) in relation to that Additional Issuer, each in form and substance satisfactory to the Agent (acting reasonably).

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(b) The Agent shall notify the Company and the Noteholders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).

29.3 Resignation of an Issuer

(a) In this Clause 29.3, Clauses 29.5(Resignation of a Guarantor) and 29.7 (Resignation and release of security on disposal), “Third Party Disposal” means the disposal of an Obligor to a person which is not a member of the Restricted Group where that Disposal is permitted or not prohibited under paragraph 1 (Asset Sales) of Schedule 14 (Restrictive Covenants) and the Intercreditor Agreement or made with the prior written consent of the Majority Noteholders.

(b) If an Issuer (or a Holding Company of an Issuer) is the subject of a Third Party Disposal or a Permitted Reorganisation, the Company may request that such Issuer (other than the Company) ceases to be an Issuer by delivering to the Agent a Resignation Letter.

(c) The Agent shall accept a Resignation Letter and notify the Company and the other Finance Parties of its acceptance if:

(i) the Company has confirmed that no Event of Default is continuing or would result from the acceptance of the Resignation Letter;

(ii) the Issuer is under no actual or contingent obligations as an Issuer under any Finance Documents; and

(iii) where the Issuer is also a Guarantor (unless its resignation has been accepted in accordance with Clause 29.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be (subject to the Legal Reservations) legal, valid, binding and enforceable and in full force and effect and the amount guaranteed by it as a Guarantor is not decreased (and the Company has confirmed this is the case).

(d) Upon notification by the Agent to the Company of its acceptance of the resignation of an Issuer, that company shall cease to be an Issuer and shall have no further rights or obligations under the Finance Documents as an Issuer except that the resignation shall not take effect (and the Issuer will continue to have rights and obligations under the Finance Documents) until the date on which the Third Party Disposal takes effect.

(e) The Agent may (acting reasonably), at the cost and expense of the Company, require a legal opinion from counsel to the Agent confirming the matters set out in paragraph (c)(ii) above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it (acting reasonably).

29.4 Additional Guarantors

(a) Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 29.3 (“Know your customer” checks), the Company may request that any of its Subsidiaries become a Guarantor.

(b) A member of the Group shall become an Additional Guarantor if:

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(i) the Company and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and

(ii) the Agent has received all of the documents and other evidence listed in Part 2 (Conditions Precedent required to be delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent, acting reasonably.

(c) The Agent shall notify the Company and the Noteholders promptly upon being satisfied that it has received (in form and substance satisfactory to it, acting reasonably) all the documents and other evidence listed in Part 2 (Conditions Precedent required to be delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent).

29.5 Resignation of a Guarantor

(a) The Company may request that a Guarantor (other than the Parent or the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i) that Guarantor (or a Holding Company of that Guarantor) is being disposed of by way of a Third Party Disposal (as defined in Clause 29.3 (Resignation of an Issuer)) or a Permitted Reorganisation as a result of the disposal of Charged Property that is otherwise permitted or not prohibited under Schedule 14 (Restrictive Covenants) or the Intercreditor Agreement and the Company has confirmed this is the case; or

(ii) subject to clause 26 (Consents, Amendments and Override) of the Intercreditor Agreement, the Majority Noteholders have consented to the resignation of that Guarantor;

(b) Subject to paragraph (c) of clause 19.16 (Resignation of a Debtor) of the Intercreditor Agreement, the Agent shall accept a Resignation Letter and notify the Company and the Noteholders of its acceptance if:

(i) the Company has confirmed that no Event of Default is continuing or would result from the acceptance of the Resignation Letter;

(ii) no payment is due from the Guarantor under Clause 21.1 (Guarantee and indemnity);

(iii) where the Guarantor is also an Issuer, it is under no actual or contingent obligations as an Issuer and has resigned and ceased to be an Issuer under Clause 29.3 (Resignation of an Issuer).

(c) The resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal, disposal of Charged Property, Permitted Reorganisation or other such event contemplated by paragraph (a) above, at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

29.6 Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (c) of Clause 22.32 (Times when

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representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

29.7 Resignation and release of security on disposal or resignation

If an Issuer or Guarantor (or Holding Company of that Issuer or Guarantor) is or is proposed to be the subject of a Third Party Disposal, or is otherwise to resign as an Issuer or a Guarantor as permitted by and in accordance with Clause 29.3 (Resignation of an Issuer) and/or (as applicable) Clause 29.5 (Resignation of a Guarantor) (a “Resignation”), or there is a disposal of Charged Property that is otherwise permitted or not prohibited under Schedule 14 (Restrictive Covenants) or the Intercreditor Agreement then:

(a) where that Issuer or Guarantor created Transaction Security over any of its assets or business (or Transaction Security otherwise exists over the Charged Property to be disposed of) in favour of the Collateral Agent, or Transaction Security in favour of the Collateral Agent was created over the shares (or equivalent) of that Issuer or Guarantor, the Collateral Agent shall, at the cost and request of the Company, release those assets, business or shares (or equivalent) from the Transaction Security and issue certificates of non-crystallisation;

(b) to the extent the subject of a Resignation or a Third Party Disposal, that Obligor shall cease to be an Obligor upon such Disposal occurring and shall have no further rights or obligations under the Finance Documents as an Obligor;

(c) the resignation of that Issuer or Guarantor and/or release of Transaction Security referred to in paragraph (a) above shall not become effective until the date of that Disposal (or, if applicable, resignation); and

(d) to the extent the subject of a Third Party Disposal, if the disposal of that Issuer or Guarantor (or Holding Company of that Issuer or Guarantor) is not made, the Resignation Letter of that Issuer or Guarantor and the related release of Transaction Security referred to in paragraph (a) above shall have no effect and the obligations of the Issuer or Guarantor and the Transaction Security created or intended to be created by or over that Issuer or Guarantor shall continue in such force and effect as if that release had not been effected.

29.8 Release of Security following the occurrence of a 956 Transaction Security Release Event

(a) Notwithstanding anything to the contrary in any Finance Document, the Security Agent (on behalf of the Secured Parties) is hereby authorised and instructed and shall promptly following the occurrence of a 956 Transaction Security Release Event release or amend (or procure that any party acting as security trustee or as agent in relation to the Transaction Security Documents releases or amends) any Transaction Security and/or the Intercreditor Agreement (including any consequential changes in relation thereto) as is necessary to comply with Clause 21.14 (Guarantee limitation - deemed dividends) and the Security Agent shall (at the cost and expense of the Company but without the need for any further authority from the Secured Parties) enter into such documentation and take such other action as the Company (acting reasonably) shall require to give effect to such release or amendment.

(b) For the purpose of this Clause 29.8, “956 Transaction Security Release Event” means any event or circumstance in connection with which any Transaction Security has been or is required to be, or the Company reasonably anticipates that such Transaction Security will

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be required to be, released in accordance with paragraph (c) of Clause 21.14 (Guarantee limitation - deemed dividends).

30. Role of the Agent, THE Collateral Agent and Others

30.1 Appointment of the Agent

(a) Each of the Noteholders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b) Each of the Noteholders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. Each Finance Party hereby relieves the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Finance Party. A Finance Party which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Agent accordingly.

(c) Each other Finance Party confirms that the Agent and each Original Notes Purchaser has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Original Notes Purchaser or Agent) the terms of any reliance letter or engagement letters relating to any report or letters provided by any person in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

30.2 Duties of the Agent

(a) Subject to paragraph (b) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b) Without prejudice to Clause 7 (Notes Register) and Clause 27.6 (Copy of Transfer Certificate or Increase Confirmation to Company), paragraph (a) above shall not apply to any Transfer Certificate or any Increase Confirmation.

(c) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee or closing payment payable to a Finance Party (other than the Agent, the Original Notes Purchasers or the Collateral Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(f) The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

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(g) The Agent shall provide to the Company, within ten (10) Business Days of a request by the Company (but no more frequently than once per six (6) month period), a list (which may be in electronic form) setting out the names of the Noteholders as at the date of that request, their respective Commitments, the last known address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Noteholder for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Noteholder to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Noteholder for any payment to be distributed by the Agent to that Noteholder under the Finance Documents.

30.3 No fiduciary duties

(a) Nothing in this Agreement constitutes the Agent or the Collateral Agent as a trustee or fiduciary of any other person.

(b) With the exception of the Original Notes Purchaser, neither the relationship described in this letter nor the services provided by the Original Notes Purchaser respective Affiliates or Related Funds to the Company or its Affiliates or any other matter will give rise to any fiduciary or equitable duties which could prevent or hinder the Original Notes Purchaser respective Affiliates or Related Funds providing similar services to other customers, or otherwise acting on behalf of other customers or for their own account.

(c) None of the Agent or the Collateral Agent shall be bound to account to any Noteholder for any sum or the profit element of any sum received by it for its own account.

30.4 Business with the Group

The Agent or the Collateral Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

30.5 Rights and discretions

(a) The Agent and the Collateral Agent may rely on:

(i) any representation, notice or document (including, without limitation, any notice given by a Noteholder pursuant to paragraph (b) and (c) of Clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Investor Affiliates)) believed by it to be genuine, correct and appropriately authorised; and

(ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b) The Agent and the Collateral Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Noteholders) that:

(i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment));

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(ii) any right, power, authority or discretion vested in any Party or the Majority Noteholders has not been exercised;

(iii) any notice or request made by the Company (other than a Notes Subscription Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors; and

(iv) no Notifiable Debt Purchase Transaction:

(A) has been entered into;

(B) has been terminated; or

(C) has ceased to be with an Investor Affiliate.

(c) The Agent and the Collateral Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) The Agent and the Collateral Agent may act in relation to the Finance Documents through its personnel and agents including the personnel and agents of its Affiliates if necessary.

(e) The Agent and the Collateral Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f) Without prejudice to the generality of paragraph (e) above, the Agent and the Collateral Agent may disclose the identity of a Defaulting Noteholder to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Noteholders.

(g) Without prejudice to the generality of paragraph (f) above, the Agent:

(i) may disclose; and

(ii) on the written request of the Company or the Majority Noteholders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Noteholder to the Company and to the other Finance Parties.

(h) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent or the Collateral Agent is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

30.6 Majority Noteholders’ instructions

(a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Noteholders (or, if so instructed by the Majority Noteholders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Noteholders.

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(b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Noteholders will be binding on all the Finance Parties other than the Collateral Agent.

(c) The Agent may refrain from acting in accordance with the instructions of any Party (including, without limitation, bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received such indemnification and/or security as it may in its sole discretion require (whether by way of payment in advance or otherwise) for any costs, losses and/or liabilities whatsoever (together with any associated VAT or similar tax) which it may incur in so acting.

(d) The Agent may refrain from doing anything which might, in its sole opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its sole opinion, is necessary or desirable to comply with any applicable law or regulation.

(e) In the absence of instructions from the Majority Noteholders (or, if appropriate, the Noteholders), the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Noteholders.

(f) The Agent is not authorised to act on behalf of a Noteholder (without first obtaining that Noteholder’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

30.7 Responsibility for documentation

Neither the Agent nor the Collateral Agent:

(a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, an Obligor or any other person given in or in connection with any Finance Document or the Financial Model or the transactions contemplated in the Finance Documents;

(b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c) is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.8 No duty to monitor

The Agent or Collateral Agent shall not be bound to enquire:

(a) whether or not any Default has occurred;

(b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

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(c) whether any other event specified in any Finance Document has occurred.

30.9 Exclusion of liability

(a) Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 33.11 (Disruption to payment systems, etc.)), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 30.9 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

(c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d) Nothing in this Agreement shall oblige the Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Noteholder and each Noteholder confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

(e) Notwithstanding any provision of the Finance Documents to the contrary, the Agent shall not in any event be liable for special damages, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable.

30.10 Noteholders’ indemnity to the Agent

(a) Each Noteholder shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to payment systems, etc.)) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b) Subject to paragraph (c) below, the Company shall within 5 Business Days of demand reimburse any Noteholder for any payment that Noteholder makes to the Agent pursuant to paragraph (a) above.

(c) Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Noteholder claims reimbursement relates to a liability of the Agent to an Obligor.

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30.11 Resignation of the Agent

(a) The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company.

(b) If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent, the Agent may, without consultation with or consent of the Company and the Noteholders (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent), agree with the proposed successor Agent amendments to this Clause 30 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with the current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(c) Alternatively the Agent may resign by giving 30 days’ notice to the other Finance Parties and the Company, in which case the Majority Noteholders (after consultation with the Company) may appoint a successor Agent acting through an office in the United Kingdom.

(d) If the Majority Noteholders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).

(e) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. Any of the above listed documents shall be provided at the cost of the retiring Agent provided that the Agent resigns by its own decision (and, for the avoidance of doubt, not in the event that the Majority Noteholders require it to resign pursuant to paragraph (a) of Clause 30.12 (Replacement of the Agent)).

(f) The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 30. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three Months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Document, either:

(i) the Agent fails to respond to a request under Clause 16.9 (FATCA information) and the Company or a Noteholder reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

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(ii) the information supplied by the Agent pursuant to Clause 16.9 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii) the Agent notifies the Company and the Noteholders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Noteholder reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Noteholder, by notice to the Agent, requires it to resign.

30.12 Replacement of the Agent

(a) After consultation with the Company, the Majority Noteholders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Noteholders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b) The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Noteholders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c) The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Noteholders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 30 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d) Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

30.13 Confidentiality

(a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c) Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

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30.14 Relationship with the Noteholders

(a) The Agent may treat the person shown in its records as Noteholder at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Noteholder acting through its Facility Office:

(i) entitled to or liable for any payment due under any Finance Document on that day; and

(ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days’ prior notice from that Noteholder to the contrary in accordance with the terms of this Agreement.

(b) Each Noteholder shall supply the Agent with any information that the Collateral Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Collateral Agent to perform its functions as Collateral Agent. Each Noteholder shall deal with the Collateral Agent exclusively through the Agent and shall not deal directly with the Collateral Agent.

(c) Any Noteholder may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Noteholder under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 35.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Noteholder for the purposes of Clause 35.2 (Addresses) and paragraph (a)(ii) of Clause 35.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Noteholder.

30.15 Credit appraisal by the Noteholders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Noteholder confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a) the financial condition, status and nature of each member of the Group;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

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(c) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d) the adequacy, accuracy and/or completeness of the Financial Model and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

30.16 Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, that Party shall be regarded as having received any amount so deducted.

31. Conduct of Business by the Finance Parties

No provision of this Agreement will:

(a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32. Sharing among the Finance Parties

32.1 Payments to Finance Parties

(a) Subject to paragraph (b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(i) the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(ii) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33

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(Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii) the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.6 (Partial payments).

(b) Notwithstanding anything to the contrary in any Finance Document, paragraph (a) above shall not require any amount received or recovered by any Noteholder from or with respect to any CFC to be used to satisfy any U.S. Obligation.

32.2 Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 33.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

32.3 Recovering Finance Party’s rights

On a distribution by the Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

32.4 Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

32.5 Exceptions

(a) This Clause 32:

(i) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 32, have a valid and enforceable claim against the relevant Obligor; and

(ii) is subject to the provisions of Clause 33.12 (Subordinated Noteholders).

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(b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i) it notified the other Finance Party of the legal or arbitration proceedings; and

(ii) the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

33. Payment Mechanics

33.1 Payments to the Agent

(a) On each date on which an Obligor or a Noteholder is required to make a payment under a Finance Document, that Obligor or Noteholder shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to EUR, in a principal financial centre in such Participating Member State or London as specified by the Agent) with such bank as, in each case, the Agent specifies.

33.2 Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clauses 33.3 (Distributions to an Obligor) and 33.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Noteholder, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to EUR, in a principal financial centre in a Participating Member State or London as specified by that Party).

33.3 Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4 Clawback

(a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. However, it may do so if it wishes.

(b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party who should have made that amount (or

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the proceeds of any related exchange contract) available to the Agent or, if that Party fails to do so, the Party to whom that amount (or the proceeds of any related exchange contract) has been made available by the Agent, shall on demand, pay such amount to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

33.5 Impaired Agent

(a) If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Noteholder which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 33.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Noteholder making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”). In each case, such payments must be made on the due date for payment under the Finance Documents.

(b) All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c) A Party which has made a payment in accordance with this Clause 33.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d) Promptly upon the appointment of a successor Agent in accordance with Clause 30.12 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 33.2 (Distributions by the Agent).

(e) A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i) that it has not given an instruction pursuant to paragraph (d) above; and

(ii) that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

33.6 Partial payments

(a) If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall (subject to Clause 33.12 (Subordinated Noteholders)), apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

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(i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Collateral Agent under those Finance Documents;

(ii) secondly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under those Finance Documents;

(iii) thirdly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iv) fourthly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(v) fifth, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by the Majority Noteholders, vary the order set out in paragraphs (a)(iii) to (a)(v) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

33.7 Set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.8 Business Days

(a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.9 Currency of account

(a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b) A redemption or repayment of a Note or Unpaid Sum or a part of a Note or Unpaid Sum shall be made in the currency in which that Notes or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

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33.10 Change of currency

(a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.11 Disruption to payment systems, etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

(a) the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b) the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d) any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 39 (Amendments and Waivers);

(e) the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11; and

(f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

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33.12 Subordinated Noteholders

(a) In Clause 33.12:

“Distributed Amount” means the amount distributed or paid to the Finance Parties or to the Agent on behalf of the Finance Parties (or any of them) by the person responsible for the distribution of the assets (including any payments) of an Obligor which is insolvent or otherwise subject to insolvency or similar proceedings.

“Maximum Amount” means the amount which would, but for any reduction or prohibition of payment or other distribution due to the relationship between any Subordinated Noteholder and an Obligor, have been distributed or distributable to the Finance Parties or to the Agent on behalf of the relevant Finance Parties (or any of them).

“Shortfall Amount” means the amount by which the Maximum Amount exceeds the Distributed Amount.

“Subordinated Noteholder” means any Noteholder which has a relationship with an Obligor which leads to a reduction or prohibition of payment (including payments in form of an insolvency quota) or other distribution (including the proceeds from the enforcement of any Transaction Security) by that Obligor (including any administrator or insolvency administrator) to that Noteholder, including, without limitation, by reason of that Noteholder:

(i) being a member of the Group, an Initial Investor, an Investor Affiliate or Affiliate of any of those mentioned before; or

(ii) having acquired (directly or indirectly) any Commitment, participation in any Note and/or any other participation rights (including by way of sub-participation) in any of the Notes and/or any other rights and obligations under the Finance Documents from a member of the Group, an Initial Investor, an Investor Affiliate or an Affiliate of any of those mentioned before in accordance with Clause 27 (Changes to the Noteholders), or otherwise.

(b) Notwithstanding anything to the contrary in this Agreement:

(i) if the Distributed Amount is less than the Maximum Amount, then, upon application of the Distributed Amount (or any part thereof) pursuant to Clause 33.6 (Partial payments) towards the discharge of the obligations of an Obligor under the Finance Documents (including principal, interest, fees and commissions), the amount which would otherwise be required to be applied towards any such obligations under the Finance Documents owed to a Subordinated Noteholder shall be reduced by the Shortfall Amount attributable to that Subordinated Noteholder and such amount shall in addition be applied towards the discharge of the obligations (including principal, interest, fees, commission) towards the other Finance Parties pro rata in accordance with Clause 33.6 (Partial payments);

(ii) any risk of a shortfall between the Maximum Amount and the Distributed Amount (whether arising from the prohibition and/or reduction of payments to the Subordinated Noteholders and/or from any contestation (Anfechtung) under applicable law) shall for all purposes of the Finance Documents be borne by the relevant Subordinated Noteholders; and

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(iii) a Subordinated Noteholder shall not have the benefit, but only the obligations, of any sharing provisions under the Finance Documents, including under Clause 32 (Sharing among the Finance Parties), and shall not be entitled to receive any payment, and the Agent shall not be required to make any payment to any Subordinated Noteholder under or in connection with the Finance Documents in respect of the Shortfall Amount.

(c) Each Subordinated Noteholder (as defined in Clause 33.12 (Subordinated Noteholders)) agrees that to the extent and for so long as its Commitment, participation in any loan or sub-participation or other agreement or arrangement relating to a Commitment, including, without limitation, following a Debt Purchase Transaction, could result in the subordination of claims of any other Noteholder under the Notes pursuant to any law regarding the subordination of shareholder loans or similar claims or prejudice or adversely affect the Transaction Security or guarantee and indemnity pursuant to Clause 21 (Guarantee and Indemnity) (or their enforceability) in any way, the relevant Subordinated Noteholder shall not be a secured or guaranteed party (however described) under and for the purposes of any Finance Document and no amount owing to it under any Finance Document shall be secured by the Transaction Security Documents (unless the subordination ceases to apply or subsequently or at the same time applies to the Noteholders generally (other than where such subordination of the Noteholders generally is caused by a Debt Purchase Transaction by a Subordinated Noteholder)).

34. Set-Off

At any time whilst an Event of Default is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35. Notices

35.1 Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

35.2 Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a) in the case of the Company, that identified with its name below;

(b) in the case of each Noteholder or any other Obligor that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c) in the case of the Agent or the Collateral Agent, that identified with its name below,

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or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

35.3 Delivery

(a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i) if by way of fax, when received in legible form; or

(ii) if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 35.2 (Addresses), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to the Agent or the Collateral Agent will be effective only when actually received by the Agent or Collateral Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Collateral Agent’s signature below (or any substitute department or officer as the Agent or Collateral Agent shall specify for this purpose).

(c) All notices from or to an Obligor shall be sent through the Agent to the following address:

Global Loan Agency Services Limited

45 Ludgate Hill

London

EC4M 7JU

Attention: Transaction Management Group
Fax Number: +44 (0)20 3070 0113
email: tmg@glas.agency

(d) Any communication or document made or delivered to the Company in accordance with this Clause 35.3 will be deemed to have been made or delivered to each of the Obligors.

35.4 Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 35.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

35.5 Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

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35.6 Electronic communication

(a) Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii) notify each other of any change to their address or any other such information supplied by them.

(b) Any such electronic communication specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c) Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Noteholder to the Agent or the Collateral Agent only if it is addressed in such a manner as the Agent or Collateral Agent shall specify for this purpose.

(d) Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed to only become effective on the following day.

(e) Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 35.6.

35.7 Use of websites

(a) The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Noteholders (the “Website Noteholders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the “Designated Website”) if:

(i) the Agent expressly agrees (after consultation with each of the Noteholders) that it will accept communication of the information by this method;

(ii) both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii) the information is in a format previously agreed between the Company and the Agent.

If any Noteholder (a “Paper Form Noteholder”) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Noteholder) in paper form. In any event the Company shall at its own cost

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supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b) The Agent shall supply each Website Noteholder with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

(c) The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i) the Designated Website cannot be accessed due to technical failure;

(ii) the password specifications for the Designated Website change;

(iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v) the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under paragraph (c)(i) or (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Noteholder is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d) Any Website Noteholder may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall at its own cost comply with any such request within ten (10) Business Days.

35.8 English language

(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

(i) in English; or

(ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

36. Calculations and Certificates

36.1 Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

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36.2 Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

36.3 Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case, where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

37. Partial Invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38. Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

39. Amendments and Waivers

39.1 Intercreditor Agreement

This Clause 39 is subject to the terms of the Intercreditor Agreement.

39.2 Required consents

(a) Subject to Clause 39.3 (Exceptions), any term of the Finance Documents may be amended or waived or any consent given under a Finance Document only with the consent of the Majority Noteholders and the Company and any such amendment or waiver will be binding on all Parties.

(b) The Agent may effect, on behalf of any Finance Party, any amendment, waiver or consent permitted by this Clause 39 and any such amendment, waiver or consent so effected shall be binding on all Parties. Each Finance Party irrevocably and unconditionally authorises and instructs the Agent without further consent, sanction, authority or further confirmation from them (for the benefit of the Agent and the Company) to execute any documentation relating to a proposed amendment or waiver as soon as the requisite Noteholder consent is received in accordance with this Clause 39 (or such later date as may be agreed by the Agent and the Company). Without prejudice to the foregoing, the Finance Parties shall enter into any documentation necessary to implement an amendment or waiver once that amendment or waiver has been approved by the requisite number of Noteholders in accordance with this Clause 39 (or on such later date as may be agreed by the Agent and the Company).

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(c) Each Obligor agrees to any such amendment, waiver or consent permitted by this Clause 39 which is agreed to by the Company. This includes any amendment, waiver or consent which would, but for this paragraph (c), require the consent of all of the Guarantors. The Company may effect, as agent of the other Obligors, any amendment, waiver, consent or release permitted by this Clause 39 without further action by such Obligors.

39.3 Exceptions

(a) An amendment or waiver that has the effect of changing or which relates to:

(i) the definition of “Majority Noteholders” or “Super Majority Noteholders” or “Change of Control” in Clause 1.1 (Definitions);

(ii) a change to the Issuers or Guarantors other than in accordance with Clause 29 (Changes to the Obligors);

(iii) an extension to the availability, date of payment or redenomination, of any amount under the Finance Documents;

(iv) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees, or commission or other amounts payable;

(v) the currency of payment of any amount under the Finance Documents;

(vi) a redenomination of a Commitment into another currency;

(vii) a re-tranching of any or all of the Facilities;

(viii) an increase in, or addition or an extension of, any Commitment or the Total Commitments; or

(ix) the introduction of an additional commitment, tranche of notes or facility into the Finance Documents ranking senior to or pari passu with the Facilities;

(x) any provision which expressly requires the consent of all the Noteholders;

(xi) Clause 2.4 (Finance Parties’ rights and obligations), 11 (Mandatory redemption), 27 (Changes to the Noteholders), this Clause 39, Clause 43 (Governing Law) or Clause 44 (Enforcement); or

(xii) subject to the terms of the Intercreditor Agreement, the order of priority or subordination under the Intercreditor Agreement or the order in which recoveries from the enforcement of guarantees or Transaction Security are applied, shall (other than as a result of and subject to a Structural Adjustment in accordance with paragraph (k) of Clause 39.3) not be made without the prior consent of all the Noteholders.

(b) A Structural Adjustment shall only require the prior consent of the Company, the Majority Noteholders and each Noteholder that is participating in or is directly affected by that Structural Adjustment and shall not require the consent of any other Noteholder.

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(c) No consent from any Noteholders shall be required in connection with the permitted implementation of (and any related amendment as part of the implementation of) the Additional Facility.

(d) Each individual Noteholder may, with the consent of the Company, waive its right to a redemption (including by way of amendment or waiver to any of the provisions of) Clause 11 (Mandatory redemption) or any other amounts which have become due and payable to it under this Agreement or any other Finance Document.

(e) No amendment or waiver of a term of any Fee or Closing Payment Letter or other side letter shall require the consent of any Finance Party other than any such person which is party to such letter.

(f) Any term of any Finance Document may be amended or waived by the Company and the Agent (or, if applicable, the Collateral Agent) without the consent of any other Party if that amendment or waiver is to cure defects or omissions or resolve ambiguities or inconsistencies, in each case of a minor, technical and administrative nature, or correct a manifest error which is of a typographical, translation, transcription or similar nature.

(g) The release of any guarantee and indemnity granted under Clause 21 (Guarantee and Indemnity) or of any Transaction Security (unless permitted or not prohibited under this Agreement or any other Finance Document or relating to a Third Party Disposal) over an asset shall not be made without the prior consent of the Super Majority Noteholders unless otherwise specified in the Intercreditor Agreement.

(h) An amendment or waiver which relates to the rights or obligations of the Agent or any Collateral Agent (each in their capacity as such) may not be effected without the consent of the Agent or the Collateral Agent.

(i) If any Noteholder fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document or other vote of Noteholders under the terms of this Agreement within 10 Business Days (unless the Company and the Agent agree to a longer time period in relation to any request) of that request being made, its Commitment and/or Notes shall not be included for the purpose of calculating the Total Commitments or Notes under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments and/or participations has been obtained to approve that request.

(j) Notwithstanding anything to the contrary in the Finance Documents, a Finance Party may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights under any Finance Document with the consent of the Company.

(k) For the purposes of this Clause 39, “Structural Adjustment” means:

(i) an amendment or waiver that has the effect of changing or which relates to:

(A) an extension to the availability, date of payment or redenomination, of any amount under the Finance Documents;

(B) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees, payment, or commission or other amounts payable;

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(C) the currency of payment of any amount under the Finance Documents;

(D) a redenomination of a Commitment into another currency;

(E) a re-tranching of any or all of the Facilities;

(F) an increase in, or addition or an extension of, any Commitment or the Total Commitments; or

(G) the introduction of an additional note, commitment, tranche or facility into the Finance Documents ranking pari passu, to the Facilities,

in each case, other than in respect of the Additional Facility established pursuant to Clause 2.3 (Additional Facility); or

(ii) an amendment or waiver of a term of a Finance Document that is consequential on, incidental to, or required to implement or reflect any of the amendments or waivers listed in sub-paragraph (i) above.

39.4 Replacement of Noteholder

(a) If at any time:

(i) any Noteholder becomes a Non-Consenting Noteholder (as defined in paragraph (c) below); or

(ii) an Obligor becomes obliged to repay any amount in accordance with Clause 10.1 (Illegality) or to pay additional amounts pursuant to Clauses 17 (Increased Costs), 16.2 (Tax gross-up) or 16.3 (Tax Indemnity) to any Noteholder, then the Company may, on not less than five (5) Business Days’ prior written notice to the Agent and such Noteholder, replace such Noteholder by requiring such Noteholder to (and such Noteholder shall) transfer pursuant to Clause 27 (Changes to the Noteholders) all (and not part only) of its rights and obligations under this Agreement and the Finance Documents to a Noteholder or other bank, financial institution, trust, fund or other entity (a “Replacement Noteholder”) selected by the Company (excluding a member of the Group and, if such entity is an Investor Affiliate, provided that such transfer shall be in accordance with Clause 28 (Restriction on Debt Purchase Transactions)) and which is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Noteholder (including the assumption of the transferring Noteholder’s Notes on the same basis as the transferring Noteholder) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Noteholder’s Notes and all accrued interest and/or other amounts payable in relation thereto under the Finance Documents.

(b) The replacement of a Noteholder pursuant to this Clause 39.4 shall be subject to the following conditions:

(i) the Company shall have no right to replace the Agent (in its capacity as Agent) or Collateral Agent (in its capacity as Collateral Agent);

(ii) neither the Agent nor the Noteholder shall have any obligation to the Company to find a Replacement Noteholder;

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(iii) in the event of a replacement of a Non-Consenting Noteholder such replacement must take place no later than 60 days after the date the Non-Consenting Noteholder notifies the Company and the Agent of its failure or refusal to give a consent in relation to, or agree to any waiver or amendment to the Finance Documents requested by the Company; and

(iv) in no event shall the Noteholder replaced under this paragraph (b) be required to pay or surrender to such Replacement Noteholder any of the fees received by such Noteholder pursuant to the Finance Documents.

(c) In the event that:

(i) the Company or the Agent (at the request of the Company) has requested the Noteholders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii) the consent, waiver or amendment in question requires the approval of all the Noteholders; and

(iii) the Super Majority Noteholders have consented to or agreed to such waiver or amendment,

then any Noteholder who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Noteholder”.

39.5 Disenfranchisement of Defaulting Noteholders

(a) For so long as a Defaulting Noteholder has any Available Commitment, in ascertaining the Majority Noteholders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Noteholder’s Commitments will be reduced by the amount of its Available Commitments.

(b) For the purposes of this Clause 39.5, the Agent may assume that the following Noteholders are Defaulting Noteholders:

(i) any Noteholder which has notified the Agent that it has become a Defaulting Noteholder;

(ii) any Noteholder in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b), or (c) of the definition of “Defaulting Noteholder” has occurred,

(c) unless it has received notice to the contrary from the Noteholder concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Noteholder has ceased to be a Defaulting Noteholder.

39.6 Replacement of a Defaulting Noteholder

(a) The Issuer may, at any time a Noteholder has become and continues to be a Defaulting Noteholder, by giving not less than five (5) Business Days’ prior written notice to the Agent and such Noteholder:

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(i) replace such Noteholder by requiring such Noteholder to (and such Noteholder shall) transfer pursuant to Clause 27 (Changes to the Noteholders) all (and not part only) of its rights and obligations under this Agreement;

(ii) require such Noteholder to (and such Noteholder shall) transfer pursuant to Clause 27 (Changes to the Noteholders) all (and not part only) of the undrawn Commitment of the Noteholder; or

(iii) require such Noteholder to (and such Noteholder shall) transfer pursuant to Clause 27 (Changes to the Noteholders) all (and not part only) of its Notes and its other rights and obligations in respect of the Facilities, to a Noteholder or other bank, financial institution, trust, fund or other entity (which Replacement Noteholder may not be a member of the Group or (except with Majority Noteholder consent) an Investor Affiliate) selected by the Company and which (unless the Agent is an Impaired Agent) is acceptable to the Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Noteholder (including the assumption of the transferring Noteholder’s Notes or unfunded Commitments (as the case may be) on the same basis as the transferring Noteholder) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Noteholder’s Notes and all accrued interest and/or other amounts payable in relation thereto under the Finance Documents.

(b) Any transfer of rights and obligations of a Defaulting Noteholder pursuant to this Clause 39.6 shall be subject to the following conditions:

(i) the Company shall have no right to replace the Agent or Collateral Agent;

(ii) neither the Agent nor the Defaulting Noteholder shall have any obligation to the Company to find a Replacement Noteholder;

(iii) the transfer must take place no later than 20 days after the notice referred to in paragraph (a) above; and

(iv) in no event shall the Defaulting Noteholder be required to pay or surrender to the Replacement Noteholder any of the fees received by the Defaulting Noteholder pursuant to the Finance Documents.

40. Confidentiality

40.1 Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clauses 40.2 (Disclosure of Confidential Information) and 40.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

40.2 Disclosure of Confidential Information

Any Finance Party may disclose:

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(a) to any of its limited partners, lenders, investors, potential investors, Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners, rating agencies and Representatives on a confidential and need-to-know basis such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information and provided that the relevant Finance Party shall be responsible for each such party’s compliance with this Clause 40 (Confidentiality);

(b) to any person:

(i) to (or through) whom it transfers (or may potentially transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii) appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 30.14 (Relationship with the Noteholders));

(iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v) to whom information is required by law or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.8 (Security over Noteholders’ rights);

(vii) to whom information is required by law to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii) who is a Party; or

(ix) with the consent of the Company or, in relation to any SIR filing, the relevant Obligor;

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in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A) in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B) in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking which is capable of being relied upon by the Company or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C) in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c) to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of Notes, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;

(d) the size and term of the Facility and the name of each of the Obligors to any investor or a potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of that Noteholder’s rights or obligations under the Finance Documents;

(e) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

(f) the U.S. tax treatment and U.S. tax structure of the Facilities and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such U.S. tax treatment and U.S. tax structure. However no party shall disclose any information relating to such tax treatment or tax structure to the extent the non-disclosure is necessary in order to comply with applicable securities law in the United States. Each party to this Agreement acknowledges and agrees that each of the Finance Parties shall maintain and provide to the IRS information with respect to the Facilities as is required by applicable regulations.

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40.3 Disclosure to numbering service providers

(a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i) names of Obligors;

(ii) country of domicile of Obligors;

(iii) place of incorporation of Obligors;

(iv) date of this Agreement;

(v) Clause 43 (Governing law);

(vi) the name of the Agent;

(vii) date of each amendment and restatement of this Agreement;

(viii) amounts of, and names of, the Facilities (and any tranches);

(ix) amount of Total Commitments;

(x) currencies of the Facilities;

(xi) ranking of the Facilities;

(xii) Termination Date for the Facilities;

(xiii) changes to any of the information previously supplied pursuant to paragraphs (i) to (x) above; and

(xiv) such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c) Each Obligor represents that none of the information set out in paragraphs (i) to (xii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d) The Agent shall notify the Company and the other Finance Parties of:

(i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii) the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

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40.4 Entire agreement

This Clause 40 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

40.5 Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

40.6 Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 40.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 40.

40.7 Continuing obligations

The obligations in this Clause 40 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a) the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b) the date on which such Finance Party otherwise ceases to be a Finance Party.

41. Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery. Any signature to a Finance Document through electronic means (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a Finance Document and adopted by a person with the intent to sign, authenticate or accept such Finance Document and (y) any facsimile, E-pencil or “.pdf” file signature), shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law.

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42. USA Patriot Act

Each Noteholder that is subject to the requirements of the USA Patriot Act hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Noteholder is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Noteholder to identify such Obligor in accordance with the USA Patriot Act.

43. Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law and shall be construed and enforced in accordance with English law.

44. Enforcement

44.1 Jurisdiction of English courts

(a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b) The Parties irrevocably agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c) This Clause 44 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

44.2 Service of process

(a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i) irrevocably appoints Soho House Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document and Soho House Limited hereby accepts such appointment; and

(ii) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b) If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

45. No Fiduciary Duties

Each Obligor acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction among the Obligors on the one hand, and the Original Notes Purchasers, on the other, (ii) in connection therewith and with the process leading

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to such transaction each Original Notes Purchasers is acting solely as principal and not the agent or fiduciary of any Obligor, (iii) none of the Original Notes Purchasers has assumed an advisory or fiduciary responsibility in favour of any Obligor with respect to the issuance contemplated hereby or the process leading thereto or any other obligation to any Obligor except the obligations expressly set forth in this Agreement and (iv) each of the Obligors has consulted its own legal and financial advisors to the extent it deemed appropriate. To the extent permitted by law, each of the Obligors agrees that it will not claim that any Original Notes Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

46. Securities Representations by the Original NoteS Purchasers

Each Original Notes Purchaser severally and not jointly represents and warrants to, and agrees with, the Company as of the Closing Date that:

(a) it is either (i) a “qualified institutional buyer” as defined in Rule 144A, (ii) an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (9), (12) or (13) of Regulation D under the U.S. Securities Act or (iii) a non-U.S. person (as such term is defined in Regulation S) and will not acquire the Notes for the account or benefit of any U.S. person (as such term is defined in Regulation S);

(b) it is acquiring the Notes for its own account or accounts for which it is acting (if any), for investment purposes only and not with a view to any distribution thereof that would not otherwise comply with the U.S. Securities Act;

(c) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and it is able and prepared to bear the economic risk of its investment in the Notes;

(d) it (i) understands that such Notes have not been registered under the U.S. Securities Act and the Notes are being issued in transactions exempt from the registration requirements of the U.S. Securities Act and (ii) agrees that all or any part of such Notes may not be offered or sold except pursuant to effective registration statements under the U.S. Securities Act or pursuant to applicable exemptions from the registration requirements under the U.S. Securities Act and in compliance with applicable state laws;

(e) it understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Original Notes Purchaser) promulgated under the U.S. Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts;

(f) it did not employ any broker or finder in connection with the transactions contemplated in this Agreement and no fees or commissions are payable to the Original Notes Purchasers in connection with the Notes except as otherwise provided for in the Finance Documents; and

(g) either: (i) the source of funds to be used by such Original Notes Purchaser to pay the purchase price for the Notes does not include assets of any employee benefit plan (other than a plan exempt from the coverage of ERISA) or plan or any other entity the assets of which consist of “plan assets” of employee benefit plans or plans as defined in Department of Labor regulation Section 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulation”) and, if the Original Notes Purchaser is an entity, it either (A) is, and

|EU-DOCS\34803319.2||

for so long as it holds any Notes, will be, a “venture capital operating company” or wholly owned by a “venture capital operating company” or (B) does not have, and for so long as it holds any Notes, will not have, “significant equity participation” by benefit plan investors pursuant to the Plan Asset Regulation; or (ii) the purchase and holding of Notes by such Original Notes Purchaser, throughout the period that it holds such Notes, and the disposition of such Notes or an interest therein will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. As used in this paragraph (g), the term “employee benefit plan” shall have the meaning assigned to such term in Section 3(3) of ERISA, the term “plan” shall have the meaning assigned thereto in Section 4975(e)(1) of the Code, and the term “venture capital operating company” shall have the meaning assigned to such term in the Plan Asset Regulation.

47. CONTRACTUAL RECOGNITION OF BAIL-IN

47.1 Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a) any Bail-In Action in relation to any such liability, including (without limitation):

(i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii) a cancellation of any such liability; and

(b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

The Original Parties

Part 1
The Original Obligors

Name of Original Issuer	Registration number (or equivalent, if any) and jurisdiction of incorporation
Soho House Bond Limited	112133 (Jersey)

Name of Guarantor	Registration number (or equivalent, if any) and jurisdiction of incorporation
Soho House & Co Limited	109634 (Jersey)
Soho House Bond Limited	112133 (Jersey)

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Part 2
The Original Notes Purchasers

Name of Original Notes Purchaser	Facility A (EUR) Commitment	Facility A (GBP) Commitment	Facility A (USD) Commitment	Facility A1 Commitment	DTTP Details
West Street Strategic Solutions Fund I, L.P.	€22,689,053.84	£19,395,481.51	$107,955,981.99	$36,595,248.13	N/A
West Street Strategic Solutions Fund I-(C), L.P.	€2,229,399.27	£1,905,776.79	$10,607,625.54	$3,595,805.27	N/A
WSSS Investment Holdings B, L.P.	€27,931,174.29	£23,876,648.99	$132,898,329.30	$45,050,281.12	N/A
WSSS Investments F, Inc.	€1,051,872.34	£899,181.20	$5,004,876.46	$1,696,568.29	N/A
WSSS Investments I, LLC	€1,182,381.52	£1,010,745.49	$5,625,847.55	$1,907,066.97	N/A
WSSS Investments U, LLC	€1,263,853.30	£1,080,390.72	$6,013,495.52	$2,038,473.06	N/A
Broad Street Credit Holdings, LLC	€4,553,418.33	£3,892,438.26	$21,665,458.22	$7,344,223.12	13/B/364617/DTTP USA
West Street CT Private Credit Partnership, L.P.	€1,098,847.11	£939,337.04	$5,228,385.42	$1,772,334.04	N/A
Total	EUR 62,000,000	GBP 53,000,000	USD 295,000,000	USD 100,000,000

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Schedule 2

Conditions Precedent

Part 1
Conditions Precedent to first Notes Subscription

1. OBLIGORS

(a) A copy of the constitutional documents of each Original Obligor (including, without limitation, all certificates of incorporation and like documents issued by the registrar or equivalent entity of its jurisdiction of incorporation).

(b) In relation to each Original Obligor incorporated in Jersey, a copy of the consent issued to it under the Control of Borrowing (Jersey) Order 1958.

(c) A copy of a resolution of the board of directors (or appropriate governing body) of each Original Obligor:

(i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf (including, where applicable, by power of attorney); and

(iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Notes Subscription Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party (including, where applicable, by power of attorney).

(d) A specimen of the signature of each person authorised by the resolution referred to in paragraph (ii) above in relation to the Finance Documents and related documents or otherwise authorised to execute Finance Documents and related documents on behalf of the relevant Original Obligor.

(e) If applicable, a copy of a resolution signed by all the holders of the issued shares, in each Original Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which each Original Obligor is a party (to the extent required by constitutional documents or applicable law).

(f) A certificate of each Original Obligor (signed by a director, officer, authorised signatory or other authorised person, as appropriate) confirming that incurring, guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

(g) A certificate of an authorised signatory of each Original Obligor certifying that each copy document relating to it specified in this paragraph 1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

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2. FINANCE DOCUMENTS

(a) This Agreement executed by the Original Obligors.

(b) The Initial Closing Payment Letter executed by the Company.

(c) The amendment agreement to the Intercreditor Agreement executed by the parties thereto.

(d) A Jersey law supplemental security interest agreement executed by the Parent over its shareholding in 100% of the shares in the Company and in relation to any receivables owed to the Parent by the Company.

(e) A duly signed registration consent from each Original Obligor granting Transaction Security under Jersey law in the form required by the legal advisers to the Collateral Agent.

3. LEGAL OPINION

The following legal opinions, each addressed to the Agent, the Collateral Agent and the Original Notes Purchasers:

(a) a legal opinion of Weil, Gotshal & Manges LLP, legal advisers to the Finance Parties as to English law; and

(b) a legal opinion of Mourant Ozannes (Jersey) LLP, legal advisers to the Finance Parties as to Jersey law,

in each case, substantially in the form distributed to the Original Notes Purchasers prior to signing this Agreement.

4. OTHER DOCUMENTS AND EVIDENCE

(a) A copy of the Original Financial Statements.

(b) A copy of the Tax Structure Memorandum.

(c) A copy of the Financial Model.

(d) A copy of the Existing Indebtedness Schedule.

(e) A copy of a funds flow statement provided that the Funds Flow Statement shall be for information purposes only and shall not be required to be in form or substance satisfactory to any Finance Party nor subject to any other approval requirement from any Finance Party.

(f) Reasonable evidence that all fees which are due and payable on or prior to the Closing Date by the Company to the relevant Finance Party pursuant to the Initial Closing Payment Letter have been paid or will be paid on or prior to the Closing Date or as otherwise agreed between the Company and the relevant Finance Party provided that this condition may be satisfied by a reference to such fees in the Funds Flow Statement, a Notes Subscription Request or the Tax Structure Memorandum.

5. “KNOW YOUR CUSTOMER” CHECKS

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A copy of any document reasonably necessary to satisfy any Noteholder’s “know your customer” requirements in relation to the Original Obligors under applicable laws and regulations.

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Part 2

Conditions precedent required to be delivered by an Additional Obligor

1. An Accession Deed executed by the Additional Obligor and the Company.

2. A copy of the constitutional documents of the Additional Obligor (including, without limitation, all certificates of incorporation and like documents issued by the registrar or equivalent entity of its jurisdiction of incorporation).

3. In relation to an Additional Obligor incorporated in Jersey, a copy of the consent issued to it under the Control of Borrowing (Jersey) Order 1958.

4. A copy of a good standing certificate with respect to each Additional Obligor whose jurisdiction of organization is a state of the U.S. or the District of Columbia, issued as of a recent date by the Secretary of State or other appropriate official of such Additional Obligor’s jurisdiction of incorporation or organisation.

5. A copy of a resolution of the board or, if applicable, a committee of the board of directors (or appropriate governing body) of the Additional Obligor (other than an Additional Obligor incorporated in Germany):

(a) approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

(b) authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;

(c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d) authorising the Company to act as its agent in connection with the Finance Documents.

6. In relation to an Additional Obligor incorporated or established in Germany up-to-date copies of (i) an electronic extract from the commercial register (elektronischer Handelsregisterauszug), (ii) its articles of association (Satzung) or partnership agreement (Gesellschaftsvertrag), (iii) any by-laws (if any) and (iv) the list of shareholders (Gesellschafterliste) (if applicable).

7. In relation to an Additional Obligor incorporated or established in Germany a copy of a resolution signed by all the holders of the issued shares of such Additional Obligor and/or, if applicable, a copy of a resolution of the supervisory board (Aufsichtsrat) and/or advisory board (Beirat) of such Additional Obligor approving the terms of, and the transactions contemplated by the Finance Documents.

8. In relation to an Additional Obligor incorporated or established in Jersey, to the extent applicable a copy of a resolution signed by all the holders of the issued shares in that Additional Obligor incorporated in Jersey making such amendments to the articles of association of that Additional Obligor as required by the Collateral Agent in connection with the Jersey law supplemental security interest agreement granted or to be granted over the shares in that Additional Obligor.

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9. A specimen of the signature of each person authorised by the resolution referred to in paragraph 5 above or otherwise authorised to execute Finance Documents and related documents on behalf of the relevant Additional Obligor.

10. If applicable, a copy of a resolution signed by all the holders of the issued shares, in each Additional Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which each Additional Obligor is a party (to the extent required by constitutional documents or applicable law).

11. A certificate of each Additional Obligor (signed by a director, officer, authorised signatory or other authorised person, as appropriate) confirming that incurring, guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

12. In relation to an Original Obligor incorporated in the United Kingdom whose shares are the subject of the Transaction Security (a “Charged Company”) either:

(a) a certificate of an authorised signatory of the Company certifying that:

(i) each member of the Group has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and

(ii) no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, or

(b) a certificate of an authorised signatory of the Company certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006.

13. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in paragraphs 1 to 11 (inclusive) in this Part 2 of Schedule 2 relating to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

14. The following legal opinions, each addressed to the Agent, the Collateral Agent and the Noteholders:

(a) a legal opinion of the legal advisers to the Agent in England, as to English law in the form distributed to the Noteholders prior to signing the Accession Deed;

(b) if the Additional Obligor is incorporated in or has its “centre of main interest” or “establishment” (as referred to in Clause 25.19 (Centre of main interests)) in a jurisdiction other than England and Wales or the United States or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation or “centre of main interest” or “establishment” (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction in the form distributed to the Noteholders prior to signing the Accession Deed; and

(c) if the Additional Obligor is organized in a State of the United States (including the District of Columbia) and is executing a Finance Document which is governed by a law of a State

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of the United States (including the District of Columbia) a legal opinion of the legal advisers to such Additional Obligor in each Applicable Jurisdiction as to the law of each Applicable Jurisdiction in the form distributed to the Noteholders prior to signing the Accession Deed.

15. To the extent required under applicable law or customary in accordance with local law or practice, a good standing certificate from the applicable governmental authority of its jurisdiction of incorporation or formation, dated a recent date prior to the date of the relevant Accession Deed.

16. Any Transaction Security Documents which, subject to the Agreed Security Principles, are required by the Agent to be executed by the proposed Additional Obligor.

17. Any other evidence reasonably required by the Agent under paragraph (d) of Clause 23.9.

18. If applicable, a duly signed registration consent from each Additional Obligor granting Transaction Security under Jersey law in the form required by the legal advisers to the Collateral Agent.

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Part 3

Post-Closing Guarantors

BN Midco Limited	109633 (Jersey)
BN AcquireCo Limited	109632 (Jersey)
Abertarff Limited	95783 (Jersey)
SHG Acquisition (UK) Limited	06395943 (England and Wales)
Soho House Limited	03288116 (England and Wales)
Soho House UK Limited	02864389 (England and Wales)
Cowshed Products Limited	03869426 (England and Wales)
Soho House Properties Limited	07181524 (England and Wales)
Soho Home Limited	08489367 (England and Wales)
Soho House U.S. Corp.	3505926 (Delaware, U.S.)
US AcquireCo, Inc.	5077821 (Delaware, U.S.)
Soho House New York LLC	(New York, U.S.)
Soho House West Hollywood LLC	4349029 (Delaware, U.S.)
Soho House, LLC	3505928 (Delaware, U.S.)
Soho House Chicago LLC	5063699 (Delaware, U.S.)
Little Beach House Malibu, LLC	5736316 (Delaware, U.S.)
Soho-Dumbo, LLC	6189088 (Delaware, U.S.)
Soho-Ludlow Tenant, LLC	5264458 (Delaware, U.S.)
Soho-Cecconi’s (Water Street), LLC	5603763 (Delaware, U.S.)
Soho House CWH, LLC	6326518 (Delaware, U.S.)
Soho House Austin, LLC	6256575 (Delaware, U.S.)
Soho House Berlin GmbH	HRB 110858 B, local court of Charlottenburg (Germany)

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Part 4

Post-Closing Transaction Security Documents

Name of Obligor	Registration number (or equivalent, if any) and jurisdiction of incorporation	Description of Transaction Security Document
Parent	109634 (Jersey)	English law supplemental debenture over all its assets
Company	112133 (Jersey)	English law supplemental debenture over all its assets

Jersey law supplemental security interest agreement over its shareholding in 35% of the shares in BN MidCo Limited and security interest over any receivables owed to the Company by BN MidCo Limited and the Parent

Jersey law supplemental security interest agreement over its shareholding in 65% of the shares in BN MidCo Limited
New York law reaffirmation/confirmation of grant of security interest over shares in US AcquireCo, Inc.
BN Midco Limited	109633 (Jersey)

Jersey law supplemental security interest agreement over its shareholding in 100% of the shares in BN AcquireCo Limited and security interest over any receivables owed to BN MidCo Limited by BN AcquireCo Limited

English law supplemental debenture over all its assets
BN AcquireCo Limited	109632 (Jersey)

Jersey law supplemental security interest agreement over its shareholding in 100% of the shares in Abertarff Limited and security interest over any receivables owed to BN AcquireCo Limited by Abertarff Limited

English law supplemental debenture over all its assets
Abertarff Limited	95783 (Jersey)	English law supplemental debenture over all its assets

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Soho House Limited	03288116 (England and Wales)	English law supplemental debenture over all its assets
German law security confirmation and additional share pledge in respect of its shares in Soho House Berlin GmbH
Soho House UK Limited	02864389 (England and Wales)	English law supplemental debenture over all its assets
SHG Acquisition (UK) Limited	06395943 (England and Wales)	English law supplemental debenture over all its assets
Cowshed Products Limited	03869426 (England and Wales)	English law supplemental debenture over all its assets
Soho House Properties Limited	07181524 (England and Wales)	English law supplemental debenture over all its assets
Soho Home Limited	08489367 (England and Wales)	English law supplemental debenture over all its assets
US AcquireCo, Inc.	5077821 (Delaware, U.S.)	New York law reaffirmation/confirmation of grant of security interest over all its assets
Soho House U.S. Corp.	3505926 (Delaware, U.S.)	New York law reaffirmation/confirmation of grant of security interest over all its assets
Soho House, LLC	3505928 (Delaware, U.S.)	New York law reaffirmation/confirmation of grant of security interest over all its assets
Soho House New York LLC	(New York, U.S.)	New York law reaffirmation/confirmation of grant of security interest over all its assets
Soho House West Hollywood LLC	4349029 (Delaware, U.S.)	New York law reaffirmation/confirmation of grant of security interest over all its assets
Soho House Chicago, LLC	5063699 (Delaware, U.S.)	New York law reaffirmation/confirmation of grant of security interest over all its assets
Little Beach House Malibu, LLC	5736316 (Delaware, U.S.)	New York law reaffirmation/confirmation of grant of security interest over all its assets
Soho-Dumbo, LLC	6189088 (Delaware, U.S.)	New York law reaffirmation/confirmation of grant of security interest over all its assets
Soho-Ludlow Tenant, LLC	5264458 (Delaware, U.S.)	New York law reaffirmation/confirmation of grant of security interest over all its assets

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Soho–Cecconi’s (Water Street), LLC	5603763 (Delaware, U.S.)	New York law reaffirmation/confirmation of grant of security interest over all its assets
Soho House CWH, LLC	6326518 (Delaware, U.S.)	New York law grant of security interest over all its assets
Soho House Austin, LLC	6256575 (Delaware, U.S.)	New York law grant of security interest over all its assets

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Schedule 3

REQUESTS AND NOTICES

Part 1
Notes Subscription Requests

From: [Issuer][Company]*

To: [Agent]

Dated:

Dear Sirs

Notes Purchase Agreement

for Soho House Bond Limited

dated [  ] 2021 (the “Notes Purchase Agreement”)

1. We refer to the Notes Purchase Agreement. This is a Notes Subscription Request. Terms defined in the Notes Purchase Agreement have the same meaning in this Notes Subscription Request unless given a different meaning in this Notes Subscription Request.

2. We wish to issue Notes on the following terms:

(a) Issuer:	[  ]
(b) Facility to be utilised:	[  ]
(c) Proposed Notes Subscription Date:	[  ] (or, if that is not a Business Day, the next Business Day)
(d) Currency of Notes	[  ]
(e) Nominal value of each Note	[  ]
(f) Number of Notes	[  ]
(g) Aggregate amount of Notes	[  ] or, if less, the Available Facility
(h) Interest Period	[  ]

3. [The proceeds of the Notes should be credited to [account]].

4. This Notes Subscription Request is irrevocable.

Yours faithfully

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authorised signatory for
[the Company on behalf of [insert name of relevant Issuer]]/ [insert name of Issuer]*

NOTES:

* Amend as appropriate. The Notes Subscription Request can be given by the Issuer or by the Company.

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Part 2
SELECTION NOTICE

From: [Issuer] [Company]

To: [Agent]

Dated: [●]

Notes Purchase Agreement

for Soho House Bond Limited

dated [  ] 2021 (the “Notes Purchase Agreement”)

1. We refer to the Notes Purchase Agreement. This is a Selection Notice. Terms defined in the Notes Purchase Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2. We refer to the following [Facility A] [Facility A1] [Additional Facility] Notes Subscription[s] with an Interest Period ending on [●].

3. [We request that the above [Facility A] [Facility A1] [Additional Facility] Notes Subscription[s] be divided into [●] [Facility A] [Facility A1] [Additional Facility] Notes Subscription[s] with the following Base Currency Amounts and Interest Periods:]

or

[We request that the next Interest Period for the above [Facility A] [Facility A1] [Additional Facility] Notes Subscription[s] is [●]].

This Selection Notice is irrevocable.

Yours faithfully

____________________

authorised signatory for
[the Company on behalf of
[insert name of relevant Issuer]]/[insert name of Issuer]

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Schedule 4

Form of Transfer Certificate

[  ]

To: [  ] as Agent and [  ] as Collateral Agent

From: [The Existing Noteholder], (the “Existing Noteholder”) and [The New Noteholder] (the “New Noteholder”)

Dated:

Notes Purchase Agreement

for Soho House Bond Limited

dated [  ] 2021 (the “Notes Purchase Agreement”)

1. We refer to the Notes Purchase Agreement and to the Intercreditor Agreement (as defined in the Notes Purchase Agreement). This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purpose of the Notes Purchase Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Notes Purchase Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2. We refer to Clause 27.5 (Procedure for transfer) of the Notes Purchase Agreement:

(a) The Existing Noteholder and the New Noteholder agree to the Existing Noteholder transferring to the New Noteholder by novation and in accordance with Clause 27.5 (Procedure for transfer) all of the Existing Noteholder’s rights and obligations under the Notes Purchase Agreement and the other Finance Documents which relate to that portion of the Existing Noteholder’s Commitment(s) and Notes under the Notes Purchase Agreement as specified in the Schedule.

(b) The proposed Transfer Date is [  ].

(c) The Facility Office and address, fax number and attention details for notices of the New Noteholder for the purposes of Clause 35.2 (Addresses) are set out in the Schedule.

3. The New Noteholder expressly acknowledges the limitations on the Existing Noteholder’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Noteholders).

4. The New Noteholder confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a) [a Qualifying Noteholder (other than a Treaty Noteholder);]

(b) [a Treaty Noteholder;]

(c) [not a Qualifying Noteholder].

5. The New Noteholder confirms that (a) it is either (i) a “qualified institutional buyer” as defined in Rule 144A, (ii) an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3),

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(7), (9), (12) or (13) under the U.S. Securities Act or (iii) a non-U.S. person (as such term is defined in Regulation S) and will not acquire the Notes for the account or benefit of any U.S. person (as such term is defined in Regulation S) and (b) it is purchasing the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act.

6. [The New Noteholder confirms that the person beneficially entitled to interest payable to that Noteholder in respect of an advance under a Finance Document is either:

(a) a company resident in the United Kingdom for United Kingdom tax purposes;

(b) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

7. [The New Noteholder confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [  ]) and is tax resident in [  ], so that interest payable to it by issuers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a) each Issuer which is a Party as an Issuer as at the Transfer Date; and

(b) each Additional Issuer which becomes an Additional Issuer after the Transfer Date,

(c) that it wishes that scheme to apply to the Notes Purchase Agreement.]

[7/8]. The New Noteholder confirms that it [is]/[is not] an Investor Affiliate or Loan to Own/Distressed Investor or Industry Competitor and that, following the proposed transfer, it would not, taken together with its Affiliates and Related Funds, be a Noteholder or a sub-participant in respect of 33 per cent. or more of the Total Commitments.

[8/9] The New Noteholder expressly confirms that it [can/cannot] exempt the Collateral Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law as provided for in Clause 30.1 (Appointment of the Agent).

[9/10] The New Noteholder hereby confirms that it has received a copy of each of the Transaction Security Documents which are governed by German law and are pledges, is aware of their contents and hereby expressly consents to the declarations of the Collateral Agent made on behalf of the New Noteholder as future pledge in such Transaction Security Documents.

[10/11]. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of

|EU-DOCS\34803319.2||

delivery. Any signature to this Agreement through electronic means (including, without limitation, (x) any electronic symbol or process attached to, or associated with, this Agreement and adopted by a person with the intent to sign, authenticate or accept this Agreement and (y) any facsimile, E-pencil or “.pdf” file signature), shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law.

[11/12]. This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[12/13]. This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Noteholder’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Noteholder to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Noteholder’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

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THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Noteholder]	[New Noteholder]
Branch [  ]	Branch [  ]
Branch MEI [  ]	Branch MEI [  ]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Notes Purchase Agreement by the Agent, and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Collateral Agent, and the Transfer Date is confirmed as [•].

[Agent]

Agent MEI [  ]

By:

[Collateral Agent]

By:

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Schedule 5

[RESERVED]

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Schedule 6

Form of Accession Deed

To: [  ] as Agent and [  ] as Collateral Agent for itself and each of the other parties to the Intercreditor Agreement referred to below

From: [Subsidiary] and [Company]

Dated:

Dear Sirs

Notes Purchase Agreement

for Soho House Bond Limited

dated [  ] 2021 (the “Notes Purchase Agreement”)

1. We refer to the Notes Purchase Agreement and to the Intercreditor Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Notes Purchase Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Notes Purchase Agreement have the same meaning in paragraphs 1-3 of this Accession Deed unless given a different meaning in this Accession Deed.

2. [Subsidiary] agrees to become an Additional [Issuer]/[Guarantor] and to be bound by the terms of the Notes Purchase Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional [Issuer]/[Guarantor] pursuant to Clause [29.2 (Additional Issuers)]/[Clause 29.4 (Additional Guarantors)] of the Notes Purchase Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited [partnership] [liability company] and registered number [ ].

3. [Subsidiary’s] administrative details for the purposes of the Notes Purchase Agreement and the Intercreditor Agreement are as follows:

Address:

Fax No.:

Attention:

4. [Subsidiary] (for the purposes of this paragraph 4, the “Acceding Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

IT IS AGREED as follows:

(a) Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph 4.

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(b) The Acceding Debtor and the Collateral Agent agree that the Collateral Agent shall hold:

(i) [any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii) all proceeds of that Security; and]

(iii) all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Collateral Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Collateral Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(c) The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

(d) [In consideration of the Acceding Debtor being accepted as an Intra Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].

5. This Accession Deed and any non-contractual obligations arising out of or in connection with it [is/are] governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Collateral Agent (for the purposes of paragraph 4 above only), signed on behalf of the Company and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[Subsidiary]

EXECUTED as a DEED

By: [Subsidiary]

By:

The Company

Soho House Bond Limited

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By:

The Collateral Agent

[  ]

By:

Date:

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Schedule 7

Form of Resignation Letter

To: [  ] as Agent

From: [resigning Obligor] and [Company]

Dated:

Dear Sirs

Notes Purchase Agreement

for Soho House Bond Limited

dated [  ] 2021 (the “Notes Purchase Agreement”)

1. We refer to the Notes Purchase Agreement. This is a Resignation Letter. Terms defined in the Notes Purchase Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2. Pursuant to [Clause 29.3 (Resignation of an Issuer)]/[Clause 29.5 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Issuer]/[Guarantor] under the Notes Purchase Agreement and the Finance Documents (other than the Intercreditor Agreement).

3. We confirm that:

(a) no Event of Default is continuing or would result from the acceptance of this request;

(b) [resigning Obligor] is under no actual or contingent obligations under the Finance Documents; and

(c) *[this request is given in relation to a Third Party Disposal of [resigning Obligor]].

4. This Resignation Letter and any non-contractual obligations arising out of or in connection with it [is/are] governed by English law.

[Company]	[resigning Obligor]

By:	By:

NOTES:

* Insert where resignation only permitted in case of a Third Party Disposal.

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Schedule 8
Form of Compliance Certificate

To: [  ] as Agent

From: [The Company]

Dated:

Dear Sirs

Notes Purchase Agreement

for Soho House Bond Limited

dated [  ] 2021 (the “Notes Purchase Agreement”)

1. We refer to the Notes Purchase Agreement. This is a Compliance Certificate. Terms defined in the Notes Purchase Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2. We confirm that as at [  ], the Consolidated EBITDA in respect of the Relevant Period ending on such date was [  ].

3. [We confirm that the following companies constitute Material Companies for the purposes of the Notes Purchase Agreement: [  ]

4. We confirm that the aggregate EBITDA of the Guarantors represents not less than 80% of Guarantor Jurisdictions EBITDA calculated in accordance with Clause 25.12 (Guarantors).]

Signed

[Director or Officer] of
[Company]

[Director or Officer]
Of
[Company]

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Schedule 9

Timetables

	Notes in USD	Notes in GBP or EUR	Notes in other currencies
Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause paragraph (b) of Clause 4.3 (Conditions relating to Optional Currencies)	-	-	U-13
Delivery of a duly completed Notes Subscription Request (Clause 5.1 (Delivery of a Notes Subscription Request))	U-10 (or U-6 for any Notes Subscription on the Closing Date) 3.00 p.m.	U-12 (or U-6 for any Notes Subscription on the Closing Date) 3.00 p.m.	U-12 11.00 a.m.

Agent determines (in relation to a Notes Subscription) the Base Currency Amount of the Note, if required under Clause 5.4 (Noteholders’ subscription) and notifies the Noteholders of the Note in accordance with Clause 5.4 (Noteholders’ subscription)

	U-10 (or U-6 for any Notes Subscription on the Closing Date) 4.00 p.m.	U-12 (or U-6 for any Notes Subscription on the Closing Date) 4.00 p.m.	U-12 11.00 a.m.
Each Noteholder makes its participation in a Notes Subscription available in accordance with Clause 5.4 (Noteholders’ subscription)	U 1.00 p.m.	U 1.00 p.m.	U 1.00 p.m.

“U” = date of issuance

“U - X” = X Business Days prior to date of issuance

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Schedule 10

[RESERVED]

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Schedule 11

Agreed Security Principles

1. AGREED SECURITY PRINCIPLES

1.1 The Company will use reasonable endeavours to assist in demonstrating that adequate corporate benefit accrues to the relevant Guarantor Company (as defined below).

1.2 The guarantees and security to be provided will be given in accordance with certain Agreed Security Principles. The Company and the Finance Parties have agreed and acknowledged that their rights and obligations under the Finance Documents and the Revolving Credit Facility Agreement (together, the “Secured Documents”) in respect of (i) the giving or taking of guarantees, (ii) the giving and taking of security and (iii) all of the rights and obligations associated with such giving or taking of guarantees and security, shall be subject to and limited by these Agreed Security Principles.

1.3 The Agreed Security Principles embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective guarantees and security from all Material Companies and other members of the Group required to give guarantees and security (the “Guarantor Companies”) in every jurisdiction in which Guarantor Companies are or may in the future be located. In particular:

(a) general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, “thin capitalisation” rules, retention of title claims and similar principles may limit the ability of a Guarantor Company to provide a guarantee or security or may require that the guarantee or security be limited by an amount or otherwise (including any legal fees, registration fees, stamp duty taxes and any other fees or related costs). The Company shall use reasonable endeavours to overcome any such limitation to the extent reasonably practicable. If, following the reasonable endeavours of the Company to overcome such limitations any such limit continues to apply, the guarantees and security provided will be limited to the maximum amount which the relevant member of the Group may provide having regard to applicable law (including any jurisprudence) and otherwise so as to minimise stamp duty, notarisation, registration tax or other applicable fees, taxes and duties (taking into consideration the proportionate benefit to the Finance Parties);

(b) the giving of a guarantee, the granting and the terms of security or the perfection of the security granted will not be required to the extent it would incur any cost (including any legal fees, notarisation, registration or other applicable fees, stamp duty or other duties, taxes and any other fees or related costs) to the Group which are disproportionate to the benefit for the Finance Parties of obtaining such guarantees or security;

(c) where a class of assets to be secured includes material and immaterial assets, if the cost of granting security over the immaterial assets is disproportionate to the benefit of such security, security will be granted over the material assets only;

(d) it is expressly acknowledged that in certain jurisdictions it may be either impossible or impractical (taking into consideration the proportionate benefit to the Finance Parties)to grant guarantees or create security over certain categories of assets, in which event such guarantees will not be granted and security will not be taken over such assets provided that the Company shall use reasonable endeavours to overcome or mitigate any such obstacle;

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(e) unless granted under a global security document governed by the law of the jurisdiction of a Guarantor Company or under English law all security (other than share security over its Subsidiaries) shall be governed by the law of the jurisdiction of incorporation of that Guarantor Company;

(f) any asset subject to a legal requirement, contract, lease, licence, instrument, regulatory constraint (including any agreement with any government or regulatory body) or other third party arrangement, which may prevent or condition the asset from being charged, secured or being subject to the applicable security document (including requiring a consent of any third party, supervisory board or works council (or equivalent)) and any asset which, if subject to the applicable security document, would give a third party the right to terminate or otherwise amend any rights, benefits and/or obligations with respect to any member of the Group in respect of the asset or require the relevant Guarantor Company to take any action materially adverse to the interests of the Group or any member thereof, in each case will be excluded from a guarantee or security document, provided that reasonable endeavours (exercised for a specified period of time which shall be no longer than 20 Business Days) to obtain consent to charging any asset (where otherwise prohibited) shall be used by the Group if the Security Agent specifies prior to the date of the security or accession document that the asset is material and the Obligors’ Agent is satisfied that such endeavours will not involve placing relationships with third parties in jeopardy;

(g) Guarantor Companies will not be required to give guarantees or enter into security documents if it is not within the legal capacity of the relevant Guarantor Company or if the same would conflict with the fiduciary duties of their directors or contravene any legal prohibition or would reasonably be expected to result in a risk of personal or criminal liability on the part of any director or other officer of such Guarantor Company or of any member of the Group provided that the relevant Group member shall use reasonable endeavours to overcome any such obstacle;

(h) no perfection action will be required in a jurisdiction where the relevant Guarantor Company is not located;

(i) perfection of security, when required, and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified in the Secured Documents therefor or (if earlier or to the extent no such time periods are specified in the Secured Documents) within the time periods specified by applicable law in order to ensure due perfection;

(j) the giving of a guarantee, the granting of security or the perfection of the security granted and the terms of the security shall not be required if it would have a material and adverse effect on the ability of the relevant Guarantor Company to conduct its operations and business (including its tax arrangements) in the ordinary course as otherwise permitted or not prohibited by the Secured Documents;

(k) pledges over shares or other interests or participations in joint ventures or the assets owned by such joint ventures or joint venture vehicles will not be required; and

(l) guarantee limitations may mean that access to the assets of a Guarantor Company is limited, in which case, any asset security granted by that Guarantor Company shall be limited to the maximum recoverable amount under the guarantee.

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1.4 Reasonable legal fees, disbursements, registration costs, taxes, notary fees and other costs and expenses related to the guarantees and security incurred by legal counsel to the Company and by legal counsel to the Agent or Collateral Agent will be paid (or payment thereof procured) by the Company.

2. GUARANTORS AND SECURITY

2.1 Subject to the due execution of all relevant Transaction Security Documents, completion of relevant perfection formalities within statutorily prescribed time limits, payment of all registration fees and documentary taxes, any other rights arising by operation of law, obtaining any foreign legal opinions and subject to any qualifications which may be set out in the Secured Documents and any relevant legal opinion obtained and subject to the requirements of the Agreed Security Principles, it is agreed that each guarantee and security will be an upstream, cross-stream and downstream guarantee and each guarantee and, without prejudice to the principles set forth in paragraph 1.2 above, security will be for all liabilities of the Obligors under the Secured Documents in accordance with, and subject to, the requirements of the Agreed Security Principles and/or any applicable law in each relevant jurisdiction.

2.2 To the extent possible under the relevant applicable law, all security shall consist of a single set of security interests and shall be given in favour of the Collateral Agent and not the Finance Parties individually. “Parallel debt” provisions will be used where necessary or convenient to ensure that security is given in favour of the Collateral Agent and not the Finance Parties individually. Such provisions will be contained in the Intercreditor Agreement and not the individual security documents (unless and to the extent required under the applicable local laws). To the extent possible under the relevant applicable law, there should be no action required to be taken in relation to the guarantees or security when any Noteholder transfers any of its Notes to a new Noteholder.

2.3 No member of the Group or the Company shall be required to pay the cost of any re-execution, notarisation, acknowledgment, re-registration, amendment or related perfection requirement for any guarantee or security or any related cost or fee, and no action shall be required to be taken by any member of the Group or the Company in relation thereto, on any transfer by any Finance Party.

2.4 Subject to paragraph 7.4 below, except for customary registrations with Companies House and H.M. Land Registry (for Guarantor Companies incorporated in England and Wales), customary registrations with the SIR (for security governed by the laws of Jersey) or the filing of customary “all asset” UCC-1 financing statements (for Guarantor Companies incorporated in the United States), no security shall be required to be registered until the occurrence of an Enforcement Event.

3. TERMS OF GUARANTEES AND SECURITY DOCUMENTS

3.1 The following principles will be reflected in the terms of any guarantee or security taken as part of this transaction:

(a) the security shall be first ranking, to the extent possible.

(b) subject to the Intercreditor Agreement, no claims will be made under guarantees, and security will not be enforceable, until an Event of Default has occurred and is continuing (unremedied or unwaived) and notice has been served under the “acceleration” provisions of the relevant Secured Document (an “Enforcement Event”),

(c) no notices of pledges or security interests will be required unless, (i) subject to paragraph (d) below, under the law applicable to such security, such notice is required to be delivered

|EU-DOCS\34803319.2||

to perfect the security or (ii) at the Collateral Agent’s reasonable request following an Event of Default which is continuing;

(d) notification of receivables security to debtors (not being members of the Group) will only be given if an Enforcement Event has occurred;

(e) the provisions of each security document will not be unduly burdensome on the Guarantor Company or interfere with the operation of its business (including its tax arrangements) in the ordinary course and will be limited to those required to create, perfect or maintain effective security and shall not impose commercial obligations;

(f) information, such as lists of assets, will be provided only if and to the extent required by local law to be provided to perfect or register the relevant security interests and, unless required to be provided by local law more frequently, will be provided at the Collateral Agent’s reasonable request following an Enforcement Event;

(g) the security documents will, where possible and practical (but subject to the other provisions set out in this Schedule and consistent with market practice in the relevant jurisdiction), automatically create security over future assets of the same type as those already secured;

(h) prior to an Enforcement Event, the security documents shall operate only to create security and not to impose new commercial obligations. Accordingly (i) they will not contain representations or undertakings unless these are required for the creation or perfection or protection of the security and (ii) they shall not repeat or extend any of the clauses set out in this Agreement, the Intercreditor Agreement or any other Secured Document, such as those relating to notices, insurance, further assurance, cost and expenses, indemnities, tax gross up, distribution of proceeds and release of security, unless and to the extent required by applicable law or market standard in the relevant jurisdiction for the creation or perfection or protection of security;

(i) in respect of share pledges, until an Enforcement Event, the pledgors shall be permitted to retain and to exercise voting rights to any shares pledged by them and shall be permitted to receive and retain dividends on pledged shares/pay dividends upstream on pledged shares to the extent permitted under any Secured Document with the proceeds to be available to the Group;

(j) the Collateral Agent shall only be able to exercise any power of attorney granted to it under the security documents following the occurrence of an Enforcement Event or, prior to an Enforcement Event if the relevant Guarantor Company has failed to comply with a further assurance or perfection obligation (and compliance with the same has not been remedied within any applicable grace period or waived);

(k) prior to an Enforcement Event, the Collateral Agent shall not have any right to block any funds being transferred between or by Group members;

(l) the security documents should not operate or be construed so as to prohibit or prevent transactions, matters or steps which are permitted or not prohibited under the Secured Documents or to require additional consents or authorisations and the Collateral Agent shall, at the cost of the relevant Guarantor Company, promptly enter into such documentation and/or take such other action as is required by the relevant Guarantor Company (acting reasonably) in order to facilitate any such transaction, matter or other

|EU-DOCS\34803319.2||

step, including, but not limited to, by way of executing any confirmation, consent to dealing, release or other similar or equivalent document, or returning any physical collateral;

(m) without prejudice to the other terms of the Finance Documents, where an entity is being disposed of as permitted or not prohibited by this Agreement (including a disposal permitted by requisite consent) all guarantees by that entity in favour of the Finance Parties and others and all security in favour of the Finance Parties and others over the shares of that entity and the assets owned by that entity shall be released immediately before completion of such disposal;

(n) security over any asset disposed of in compliance with this Agreement, any guarantee granted by a member of the Group disposed of in compliance with this Agreement and any security over the assets of any such member of the Group shall all be released by the Collateral Agent no later than completion of such disposal;

(o) supplemental pledges shall be entered into where required by local law to create or perfect security; and

(p) the security documents will not accrue interest on any amount in respect of which interest is accruing under this Agreement.

4. BANK ACCOUNTS

4.1 If a Guarantor Company grants security over its bank accounts it shall be free to deal with those accounts in the ordinary course of its business until an Enforcement Event.

4.2 If required by local law to create or perfect the security, notice of the security will be served on the account bank within 5 Business Days of the security being granted and the Guarantor Company shall use its reasonable endeavours to obtain an acknowledgement of that notice with 20 Business Days of service. If the Guarantor Company has used its reasonable endeavours but has not been able to obtain acknowledgement its obligation to obtain acknowledgement shall cease on the expiry of that 20 Business Day period. Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent the Guarantor Company from using a bank account in the course of its business no notice of security shall be served until the occurrence of an Enforcement Event.

4.3 Any security over bank accounts shall be subject to any prior security interests (including but not limited to rights of set-off) in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank. The notice of security may request these are waived by the account bank but the Guarantor Company shall not be required to change its banking arrangements if these security interests are not waived or only partially waived.

4.4 No Security shall be required over any bank accounts that are segregated deposit accounts constituting payroll accounts, tax accounts and trust accounts, or until the occurrence of an Enforcement Event, any deposit, securities and bank accounts of any U.S. Obligors, with a total amount on deposit at any one time of less than £500,000 (or the equivalent in other currencies) in the aggregate. For the avoidance of doubt, no deposit account control agreements or similar agreements shall be required.

5. FIXED ASSETS

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5.1 If a Guarantor Company grants security over its material fixed assets it shall be free to deal with those assets in the ordinary course of its business and otherwise as permitted under any Finance Document until an Enforcement Event.

5.2 No notice whether to third parties or by attaching a notice to the fixed assets shall be prepared or given until an Enforcement Event.

6. INSURANCE POLICIES

6.1 If required by local law to create or perfect the security, notice of the security will be served on the insurance provider within 20 Business Days of the security being granted and the Guarantor Company shall use its reasonable endeavours to obtain an acknowledgement of that notice with 20 Business Days of service. If the Guarantor Company has used its reasonable endeavours but has not been able to obtain acknowledgement its obligation to obtain acknowledgement shall cease on the expiry of that 20 Business Day period.

6.2 No loss payee or other endorsement shall be made on the insurance policy, and the Guarantor Company shall not be requested to hand over to the Collateral Agent the original of the insurance policy unless and to the extent required under local law to create or perfect the security.

7. INTELLECTUAL PROPERTY

7.1 No security shall be required to be granted (in addition to any security agreed to be granted over material intellectual property as a condition precedent to the initial subscription for Notes) over any intellectual property which is determined by the Company (acting reasonably and in good faith) not to be material to the business of the relevant Guarantor Company or the Group taken as a whole.

7.2 If a Guarantor Company grants security over its intellectual property it shall be free to deal with those assets in the ordinary course of its business or otherwise as permitted under the Secured Documents (including, without limitation, allowing its intellectual property to lapse if no longer material or required as part of its business) until an Enforcement Event.

7.3 No security shall be granted over any intellectual property which cannot be secured under the terms of any relevant licensing agreement. No notice shall be prepared or given to any third party from whom intellectual property is licensed until an Enforcement Event.

7.4 If required for its validity, perfection or enforceability under local law, following an Enforcement Event, security over material intellectual property will be registered under the law of that security document or at a relevant supra–national registry (such as the EU or the Organisation Mondiale de la Propriété Intellectuelle), subject to the general principles set out in these Agreed Security Principles.

8. INTERCOMPANY RECEIVABLES

8.1 If a Guarantor Company grants security over its intercompany receivables it shall be free to deal with those receivables in the ordinary course of its business or otherwise as permitted under the Secured Documents until an Enforcement Event.

8.2 If required by local law to perfect the security, notice of the security will be served on the relevant lender and/or the borrower within 30 Business Days of the security being granted and the Guarantor Company shall use its reasonable endeavours to obtain an acknowledgement of that notice within 30 Business Days of service. If the Guarantor Company has used its reasonable endeavours but has

|EU-DOCS\34803319.2||

not been able to obtain acknowledgement its obligation to obtain acknowledgement shall cease on the expiry of that 30 Business Day period.

8.3 Irrespective of whether notice of the security is required for perfection, if the service of notice would prevent the Guarantor Company from dealing with an intercompany receivable in the course of its business, no notice of security shall be served until the occurrence of an Enforcement Event.

8.4 No lists of intercompany receivables shall be required to be provided or updated.

9. TRADE RECEIVABLES

9.1 If a Guarantor Company grants security over its trade receivables it shall be free to deal with those receivables in the ordinary course of its business or otherwise as permitted under the Secured Documents until an Enforcement Event.

9.2 Security over receivables shall not prohibit the transfer of receivables as permitted under the Secured Documents (including without limitation under any receivables financing agreement or arrangement) nor shall any such security continue to attach to receivables so transferred.

9.3 No notice of security may be served until the occurrence of an Enforcement Event.

9.4 No security will be granted over any trade receivables which cannot be secured under the terms of the relevant contract or are subject to any permitted non-recourse factoring arrangement.

9.5 Any list of trade receivables required shall not include details of the underlying contracts and no lists thereof shall be required to be provided or updated.

9.6 No security shall be required to be granted over or in respect of receivables in respect of any school fees or similar fees payable by or in respect of students at any school or college owned or operated by any member of the Group.

10. SHARES

10.1 A Guarantor Company may grant a charge over or in the shares in other Guarantor Companies.

10.2 The relevant security document will be governed by the laws of the Guarantor Company whose shares are being secured and not by the law of the country of the Guarantor Company granting the security.

10.3 Until an Enforcement Event, the charging Guarantor Company will be permitted to retain and to exercise voting rights to any shares charged by it and each company whose shares have been charged will be permitted to pay and the pledgors shall be permitted to retain dividends subject to and in accordance with the Intercreditor Agreement. With respect to security over shares in a German Guarantor Company only, the voting rights will remain with the grantor even after an Enforcement Event has occurred (but for the avoidance of doubt will be transferred with the shares to any purchaser or bidder in the course of the enforcement).

10.4 Where required by applicable law in order to create security over or in shares, the share certificate and a stock transfer form executed in blank will be provided to the Collateral Agent and where required by law the share certificate and/or shareholders register (as applicable) will be endorsed or written up and the endorsed share certificate and/or a copy of the written up register (as applicable) provided to the Collateral Agent.

|EU-DOCS\34803319.2||

10.5 Unless the restriction is required by law, the constitutional documents of the company whose shares have been charged will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on perfection or enforcement of the security granted over them.

11. REAL ESTATE

11.1 A Guarantor Company may grant security over its material real estate.

11.2 Without prejudice to the foregoing and subject to these Agreed Security Principles, no Guarantor Company will grant security over any real estate situated outside of its jurisdiction of incorporation.

11.3 No security to be granted over leasehold interests.

11.4 Until an Enforcement Event there shall be no requirement to give any notice of security or charge to any lessee or register any security interest over any real property.

11.5 There will be no obligation to investigate title, provide surveys or conduct insurance, environmental or other diligence.

11.6 Subject to these Agreed Security Principles, a Guarantor Company providing security over its material real estate shall not be under any obligation to obtain any landlord consent required to grant security over its material real estate, nor to investigate the possibility thereof. The cost of granting any real estate security will not be required to exceed an amount that is reasonable and not disproportionate to the value of the real estate and the benefit of the relevant security to the Finance Parties. The amount secured by each security over material real estate may be restricted to an agreed level.

12. RELEASE OF SECURITY

Unless required by local law, the circumstances in which the security shall be released should not be dealt with in individual security documents but, if so required, shall, except to the extent required by local law, be the same as those set out in the Intercreditor Agreement.

13. ADDITIONAL SECTION 956 LIMITATIONS ON GUARANTEE AND SECURITY

13.1 Notwithstanding anything to the contrary in any Finance Document, no guarantee will be provided by any member of the Group (other than the Parent or the Company) that is (i) a CFC, (ii) a direct or indirect subsidiary of a CFC, or (iii) a direct or indirect subsidiary of the Company substantially all of the assets of which consist of (x) equity interests in one or more CFCs and/or (y) CFC Debt with respect to any U.S. Obligation.

13.2 Notwithstanding anything to the contrary in any Finance Document, no more than 65% of the stock or other equity interests (measured by the total combined voting power of the issued and outstanding voting stock or other equity interests) of, and none of the assets or property (which includes stock or equity interests in entities) of, any member of the Group that is an entity described in paragraph 13.1(i), (ii) or (iii) above and no secured CFC Debt may be pledged or otherwise secured directly or indirectly as security for any U.S. Obligations.

13.3 For the avoidance of doubt, all guarantees and Transaction Security shall be subject to Clause 21.14 (Guarantee limitation - deemed dividends).

14. LIMITATIONS IN RESPECT OF PERMITTED JOINT VENTURES and EXCLUDED SPVs

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There shall be no requirement for any entity to accede to this Agreement as a Guarantor or grant any Security (or for any Security to be granted in respect of the shares or other interests in or receivables owing from such entity) to the extent that entity is a Permitted Joint Venture or an Excluded SPV.

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Schedule 12

Form of Increase Confirmation

To: [  ] as Agent and [  ] as Collateral Agent and [  ] as Company, for and on behalf of each Obligor

From: [the Increase Noteholder] (the “Increase Noteholder”)

Dated:

Notes Purchase Agreement

for Soho House Bond Limited

dated [  ] 2021 (the “Notes Purchase Agreement”)

1. We refer to the Notes Purchase Agreement and to the Intercreditor Agreement (as defined in the Notes Purchase Agreement). This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Notes Purchase Agreement and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Notes Purchase Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2. We refer to Clause 2.2 (Increase) of the Notes Purchase Agreement.

3. The Increase Noteholder agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Notes Purchaser under the Notes Purchase Agreement.

4. The proposed date on which the increase in relation to the Increase Noteholder and the Relevant Commitment is to take effect (the “Increase Date”) is [ ].

5. On the Increase Date, the Increase Noteholder becomes:

(a) party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Noteholder; and

(b) party to the Intercreditor Agreement as a Senior Creditor.

6. The Facility Office and address, fax number and attention details for notices to the Increase Noteholder for the purposes of Clause 35.2 (Addresses) are set out in the Schedule.

7. The Increase Noteholder expressly acknowledges the limitations on the Noteholders’ obligations referred to in paragraph (f) of Clause 2.2 (Increase).

8. The Increase Noteholder confirms, for the benefit of the Agent and without liability to any Obligor, that it is:

(a) [a Qualifying Noteholder (other than a Treaty Noteholder)];

(b) [a Treaty Noteholder];

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(c) [not a Qualifying Noteholder];

9. [The Increase Noteholder confirms that the person beneficially entitled to interest payable to that Noteholder in respect of an advance under a Finance Document is either:

(a) a company resident in the United Kingdom for United Kingdom tax purposes; or

(b) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

[10]. [The Increase Noteholder confirms that [it is a Treaty Noteholder that] it holds a passport under the HMRC DT Treaty Passport scheme (reference number [  ]) and is tax resident in [  ], so that interest payable to it by Issuers is generally subject to full exemption from UK withholding tax. and requests the Company notify:

(a) each Issuer which is a Party as an Issuer as at the Increase Date; and

(b) each Additional Issuer which becomes an Additional Issuer after the Increase Date,

that it wishes the scheme to apply to the Notes Purchase Agreement.]

[10/11]. [The Increase Noteholder confirms that it is not an Investor Affiliate.]

[11/12] The New Noteholder expressly confirms that it [can/cannot] exempt the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) as provided for in paragraph (b) of Clause 30.1 (Appointment of the Agent).

[12/13]. We refer to clause [19.13] (Creditor/Creditor Representative Accession Undertaking) of the Intercreditor Agreement:

In consideration of the Increase Noteholder being accepted as a Senior Creditor for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Increase Noteholder confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as a Senior Creditor, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Creditor and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[13/14]. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of

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delivery. Any signature to this Agreement through electronic means (including, without limitation, (x) any electronic symbol or process attached to, or associated with, this Agreement and adopted by a person with the intent to sign, authenticate or accept this Agreement and (y) any facsimile, E-pencil or “.pdf” file signature), shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law.

[14/15]. This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[15/16].This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note: The execution of this Increase Confirmation may not be sufficient for the Increase Noteholder to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Noteholder to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

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THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Noteholder

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Noteholder]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Notes Purchase Agreement by the Agent, and as a Creditor/Agent Accession Undertaking for the purposes of the Intercreditor Agreement by the Collateral Agent and the Increase Date is confirmed as [ ].

Agent

By:

Collateral Agent

By:

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Schedule 13

Form of Notifiable Debt Purchase Transaction Notice

Part 1
Form of Notice on Entering into Notifiable Debt Purchase Transaction

To: [  ] as Agent

From: [The Noteholder]

Dated:

Notes Purchase Agreement

for Soho House Bond Limited

dated [•] 2021 (the “Notes Purchase Agreement”)

1. We refer to paragraph (b) of Clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Investor Affiliates) of the Notes Purchase Agreement. Terms defined in the Notes Purchase Agreement have the same meaning in this notice unless given a different meaning in this notice.

2. We have entered into a Notifiable Debt Purchase Transaction.

3. The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment and Facility	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates/GBP
Commitment/Facility	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Noteholder]

By:

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Part 2
Form of Notice on Termination of Notifiable Debt Purchase Transaction / Notifiable Debt Purchase Transaction ceasing to be with Investor Affiliate

To: [  ] as Agent

From: [The Noteholder]

Dated:

Notes Purchase Agreement

for Soho House Bond Limited

dated [•] 2021 (the “Notes Purchase Agreement”)

1. We refer to paragraph (c) of Clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Investor Affiliates) of the Notes Purchase Agreement. Terms defined in the Notes Purchase Agreement have the same meaning in this notice unless given a different meaning in this notice.

2. A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [ ] has [terminated]/[ceased to be with an Investor Affiliate].

3. The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment and Facility	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates ([USD]/[GBP])
Commitment and Facility	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Noteholder]

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Schedule 14

Restrictive Covenants

1. Asset Sales

1.1 The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

1.1.1 :

(a) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(b) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(i) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Facilities) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in any event within 90 days of such Asset Sale, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

(iii) any stock or assets of the kind referred to in paragraph 1.2.2 or paragraph 1.2.5 of the next paragraph.

1.2 Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

1.2.1 to repay Indebtedness (other than Indebtedness owed to the Company or any Restricted Subsidiary) and other Obligations under the Revolving Credit Facility Agreement and any other Credit Facility (including the Facilities);

1.2.2 to make an Investment in any one or more businesses (provided that if such Investment is in the form of an acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Company), assets, or property, in each case, used or useful in a Permitted Business;

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1.2.3 to make an Investment in any one or more businesses (provided that if such Investment is in the form of an acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Company), properties or assets that replace the properties or assets that are the subject of such Asset Sale;

1.2.4 to make a capital expenditure; or

1.2.5 to acquire other assets that are not classified as current assets under U.S. GAAP and that are used or useful in a Permitted Business;

provided that the assets (including Voting Stock) acquired with the Net Proceeds from any disposition of Collateral are pledged as Collateral in accordance with the Transaction Security Documents and provided further that any application of such Net Proceeds shall not be permitted under paragraph (15)(a) of the definition of Permitted Investment where the disposition of assets was made by a non-SPV Entity.

1.3 The Company (or the applicable Restricted Subsidiary) will be deemed to have complied with the provisions set forth in paragraph 1.2.2 and paragraph 1.2.3 above if within 360 days after the Asset Sale that generated the Net Proceeds, the Company (or the applicable Restricted Subsidiary) has entered into a binding agreement to apply such Net Proceeds and such Net Proceeds are actually applied within 180 days after the end of such 360-day period.

1.4 Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Agreement.

1.5 Any Net Proceeds from Asset Sales that are not applied or invested as provided in paragraph 1.2 above will constitute “Excess Proceeds” and shall be applied in accordance with Clause 11.2 (Disposals Proceeds).

1.6 To the extent that any portion of the Net Proceeds payable in respect of the Facilities is denominated in a currency other than the currency in which the relevant Facilities are denominated, the amount payable in respect of such Facilities shall not exceed the net amount of funds in the currency in which such Facilities are denominated as is actually received by the Company upon converting the relevant portion of the Net Proceeds into such currency.

2. Restricted Payments

2.1 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

2.1.1 declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and dividends or distributions payable to the Company or a Restricted Subsidiary of the Company) or (y) dividends or distributions issued by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable in respect of any class or series of securities issued by a Restricted Subsidiary other

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than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

2.1.2 purchase, redeem, defease or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than Equity Interests owned by the Company or a Restricted Subsidiary);

2.1.3 make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Facilities (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof;

2.1.4 make any payment (other than by capitalization of interest) on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, any Shareholder Funding; or

2.1.5 make any Restricted Investment;

(all such payments and other actions set forth in paragraph 2.1.1 to paragraph 2.1.5 inclusive above being collectively referred to as “Restricted Payments”), unless, at the time of the relevant determination and pro forma for such Restricted Payment:

2.1.6 no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

2.1.7 the Total Net Leverage Ratio in respect of the Relevant Period ending on the most recently ended Quarter Date does not exceed 3.00:1.00.

2.2 The preceding paragraph 2.1 will not prohibit:

2.2.1 the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Agreement;

2.2.2 the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests or Shareholder Funding of the Company (other than Disqualified Stock) or from the substantially concurrent sale of Equity Interests or Shareholder Funding of the Company or contribution of common equity capital to the Company;

2.2.3 the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is (a) contractually subordinated to the Facilities with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness or (b) made in anticipation of satisfying a sinking fund obligation, principal instalment or final maturity, in each case due within one year of the date of such repurchase, redemption, defeasance or acquisition;

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2.2.4 the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis (or on a greater than pro rata basis in favour of any holder of its Equity Interests which is the Company or a Restricted Subsidiary) provided that, if the Restricted Subsidiary making such payment is an Obligor that is wholly-owned by two or more Restricted Subsidiaries, at least one of which is an Obligor and at least one of which is not an Obligor (a “Non-Obligor Recipient”), no Non-Obligor Recipient shall receive such payment on a greater than pro rata basis pursuant to this paragraph 2.2.4);

2.2.5 any payments or amounts constituting or to be used directly or indirectly for purposes of making payments in connection with the repurchase, redemption or other acquisition or retirement for value (“repurchase”) of any Equity Interests of the Parent (or any Successor Parent or Parent Entity), the Company or any Restricted Subsidiary of the Company or any MIP Vehicle held directly or indirectly by any current or former officer, director or employee of any such entity or MIP Vehicle pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or otherwise in connection with any management incentive plan or similar arrangements in an aggregate principal amount when aggregated with payments made under paragraph (9) of the definition of Permitted Investments not to exceed £40.0 million at any one time outstanding;

2.2.6 the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options; provided that the cancellation of Indebtedness owing to the Company from any current or former officer, director or employee (or any permitted transferees thereof) of the Company or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this paragraph 2 (Restricted Payments) or any other provisions of this Agreement;

2.2.7 [Reserved];

2.2.8 so long as no Default has occurred and is continuing or would be caused thereby, payment of fees to the Sponsor, HS Investments, Raycliff and/or RBI Investor pursuant to any Management Agreement in an aggregate amount when aggregated with any payments made under paragraph 2.2.14 not to exceed the greater of £3.0 million and 3 per cent. of LTM Consolidated EBITDA in any Financial Year;

2.2.9 the repurchase of Equity Interests of the Company constituting fractional shares;

2.2.10 distributions of Capital Stock of Unrestricted Subsidiaries;

2.2.11 [Reserved];

2.2.12 [Reserved];

2.2.13 any performance or similar guarantees or customary guarantees and environmental indemnities or guarantees of lease obligations in connection with any transaction relating to an SPV Entity;

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2.2.14 Permitted Parent Payments in an aggregate amount when aggregated with any payments made under paragraph 2.2.8 not to exceed the greater of £3.0 million and 3 per cent. of LTM Consolidated EBITDA in any Financial Year;

2.2.15 so long as no Default has occurred and is continuing or would be caused thereby, the repayment or prepayment of any Short-Term Shareholder Funding within sixty (60) days of its incurrence;

2.2.16 [Reserved].

2.2.17 [Reserved]; and

2.2.18 the making of one or more payments to the Sponsor in connection with the entry into this Agreement and any other transactions to be consummated on or about the date of this Agreement in an aggregate amount not to exceed $10,200,000; and

2.2.19 for any taxable year, or portion thereof, for which the Company (or if the Company is a disregarded entity for applicable U.S. federal income tax purposes, the Company’s regarded parent) is a member of a group filing a consolidated or combined tax return with a parent entity, payments to such parent entity to pay taxes in an amount in any fiscal year not to exceed the amount that the Company (or if disregarded, its regarded parent) and its Subsidiaries that are members of such group would be required to pay for such fiscal year were the Company (and if disregarded, its regarded parent) and such Subsidiaries to pay taxes on a consolidated or combined basis.

2.3 The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this paragraph 2 (Restricted Payments) will be determined in good faith by an officer or director responsible for duties similar to an officer of the Company; provided that the Fair Market Value of any assets or securities that are required to be valued by this paragraph 2 (Restricted Payments) will be determined by the Board of Directors of the Company if the Fair Market Value exceeds £10.0 million. For purposes of determining compliance with this paragraph 2 (Restricted Payments), if a Restricted Payment meets the criteria of more than one of the exceptions described in paragraph 2.2.1 to 2.2.19 (inclusive) above, or is entitled to be made according to paragraph 2.1, the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this paragraph 2 (Restricted Payments).

3. Incurrence of Indebtedness and Issuance of Preferred Stock

3.1 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”, and provided that, for the avoidance of doubt, no Indebtedness shall be deemed to have been “incurred” merely on the basis that an unutilised commitment with respect to Indebtedness has been made available to the Company) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock or any shares of preferred stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or any shares of preferred stock.

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3.2 Paragraph 3.1 of this Schedule will not prohibit the incurrence of any of the following items of Indebtedness by the Company or any Restricted Subsidiary (collectively, “Permitted Debt”):

3.2.1 the incurrence by the Company and any Restricted Subsidiary of Indebtedness under any Finance Document;

3.2.2 the incurrence by the Company and its Restricted Subsidiaries of (a) Indebtedness listed on the Existing Indebtedness Schedule and (b) (only until and including the first Business Day following the Closing Date) the Existing Debt;

3.2.3 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities (including the Revolving Credit Facility Agreement) in an aggregate principal amount at any one time outstanding under this paragraph 3.2.3 (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed £75.0 million;

3.2.4 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case:

(a) incurred for the purpose of financing (whether prior to or within 270 days after) all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) or other assets used or useful in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this sub-paragraph (a), not to exceed the greater of £20 million and 27 per cent. of LTM Consolidated EBITDA at any time outstanding; or

(b) incurred in connection with Soho Farmhouse Rhinebeck (or such other name for a Soho Farmhouse in the Rhinebeck, New York area) in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this sub-paragraph (b), not to exceed $220 million at any time outstanding.

3.2.5 the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Schedule to be incurred under paragraph 3.2.2 or 3.2.5;

3.2.6 the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a) if (x) the borrower is the Company or a Guarantor and the payee is not the Company or a Guarantor, (y) the aggregate amount of the Indebtedness owed by

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such borrower to such payee is GBP 1,000,000 or more and (z) such Indebtedness is (or will be) outstanding for more than 10 Business Days, the relevant payee shall accede to the Intercreditor Agreement as an Intra-Group Lender; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this paragraph 3.2.6;

3.2.7 the issuance by any of the Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this paragraph 3.2.7;

3.2.8 the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in connection with Indebtedness otherwise permitted to be incurred by this Agreement or otherwise in the ordinary course of business;

3.2.9 the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this paragraph 3 (Incurrence of Indebtedness and Issuance of Preferred Stock) (other than, for the avoidance of doubt, paragraph 3.2.19); provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Indebtedness under the Finance Documents, then the guarantee of such Indebtedness shall be subordinated or pari passu to the Indebtedness under the Finance Documents, as applicable, to the same extent as the Indebtedness being guaranteed;

3.2.10 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, bids and performance or surety bonds in the ordinary course of business and, in any such case, any reimbursement obligations in connection therewith;

3.2.11 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honouring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days of incurrence;

3.2.12 arising under any local facilities (including any overdraft, working capital facility, other bilateral financing or asset backed loan) incurred by any Restricted Subsidiary, provided that:

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(a) such Restricted Subsidiary has incurred Indebtedness under such local facility in a jurisdiction where the proceeds of such local facility cannot be on-lent to the Company or any other Restricted Subsidiary (due to local law, tax or other regulatory or legal restrictions) and the recourse of the creditor of such local facility is limited to such Restricted Subsidiary only; or

(b) the aggregate principal amount of all such local facilities outstanding at any time (other than those incurred pursuant to paragraph (a) above) shall not exceed the greater of £12.5 million and 17 per cent. of LTM Consolidated EBITDA;

3.2.13 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company and any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each other than an obligation for money borrowed) and other customary non-recourse guarantees and environmental indemnities or guarantees of lease and/or rental obligations in the ordinary course of business;

3.2.14 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness consisting of (A) the financing of insurance premiums, (B) take-or-pay obligations contained in supply arrangements or (C) deferred compensation or equity-based compensation to current or former officers, directors, consultants, advisors or employees thereof (other than Permitted Holders), in each case in the ordinary course of business;

3.2.15 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or other Obligations arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness (or other Obligations) shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

3.2.16 Indebtedness, Disqualified Stock or preferred stock of (x) the Company or any of its Restricted Subsidiaries or (y) a Subsidiary incurred and outstanding or committed to be incurred on or prior to the date on which such Subsidiary was acquired by the Company or any of its Restricted Subsidiaries or merged, consolidated or amalgamated with or into the Company or any of its Restricted Subsidiaries in accordance with the terms of this Schedule (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of, or was otherwise acquired by, the Company or a Restricted Subsidiary); provided, however, that such Indebtedness is discharged within six Months of the acquisition of such Subsidiary;

3.2.17 Indebtedness incurred on behalf of, or representing guarantees of Indebtedness of, Joint Ventures of the Company or any Restricted Subsidiary; provided, however, that the only recourse on such Indebtedness (including any guarantee of Indebtedness but excluding in all cases lease guarantees, cost overrun guarantees and similar guarantees where the

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relevant guarantees and arrangements guaranteed by those guarantees have, in each case, been entered into on a customary arm’s length basis and otherwise in compliance with paragraph 7 (Transactions with Affiliates), which guarantees may be incurred under this paragraph by the Company or any Restricted Subsidiary with respect to any Joint Venture on a recourse basis) is limited to the Company’s or such Restricted Subsidiary’s Equity Interests in (and/or receivables owed to it by) the related Joint Venture;

3.2.18 the incurrence by the Company or any of its Restricted Subsidiaries of one or more letter of credit facilities and the issuance of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) in an aggregate principal amount at any time outstanding not to exceed the greater of £8.25 million and 11 per cent. of LTM Consolidated EBITDA;

3.2.19 the incurrence by any SPV Entity of any SPV Indebtedness that is Non-Recourse Debt; provided that the Indebtedness of any Miami SPV (the “Miami Debt”) shall be permitted under this paragraph 3.2.19 and shall as a result be deemed to be SPV Indebtedness for the purposes of this Agreement notwithstanding that it is not Non-Recourse Debt provided that (A) the recourse in respect of the Miami Debt is limited to a guarantee provided by US AcquireCo, Inc. on substantially the same basis as the guarantee extended as of the date of this Agreement (but this proviso (A) shall not prohibit any increase to the amount of the Miami Debt (or any increase to the amount of the guarantee thereof, pro rata to any increase to the Miami Debt) following the date of this Agreement), (B) pro forma for any increase, the Miami Loan to Value Ratio does not exceed 80%, and (C) the terms of the Miami Debt do not include any maintenance financial covenant relating to the Company or any member of the Restricted Group (other than any financial covenants relating to any Miami SPV and/or US AcquireCo, Inc.);

3.2.20 the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (including Acquired Debt) or the issuance by any Restricted Subsidiary of preferred stock, in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this paragraph 3.2.20, not to exceed the greater of £37.5 million and 50 per cent. of LTM Consolidated EBITDA;

3.2.21 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising under any bank guarantee, surety (Bürgschaft) or any other instrument issued by a bank or financial institution in order to comply with the requirements under section 8a of the German Act on Partial Retirement (Altersteilzeitgesetz) or under section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch IV); and

3.2.22 [Reserved].

3.3 The Company shall not incur, and shall not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the guarantees provided under this Agreement on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis. The Company shall

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not incur, and shall not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is expressed to rank or ranks as to payment or security so that it is subordinated to any of the Super Senior Liabilities (as defined in the Intercreditor Agreement) but are senior to the Pari Passu Liabilities (as defined in the Intercreditor Agreement) under this Agreement.

3.4 For purposes of determining compliance with this paragraph 3 (Incurrence of Indebtedness and Issuance of Preferred Stock), in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in paragraphs 3.2.1 to 3.2.21 (inclusive), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this paragraph 3. Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred under any sub-paragraph of paragraph 3.2 so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification. Notwithstanding the foregoing, all Indebtedness incurred from time to time under the Revolving Credit Facility Agreement will be deemed to have been incurred in reliance on the exception provided by 3.2.3 and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter.

3.5 The accrual of interest, the accretion or amortisation of original issue discount or liquidation preference, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this paragraph 3 (Incurrence of Indebtedness and Issuance of Preferred Stock). Notwithstanding any other provision of this paragraph 3, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this paragraph 3 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. For purposes of determining compliance with any pound-denominated restriction on the incurrence of Indebtedness, the Pound Equivalent principal amount of Indebtedness denominated in a different currency shall be utilised, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first drawn, in the case of Indebtedness incurred under a revolving credit facility; provided, however, that (i) if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than pound sterling, and such refinancing would cause the applicable British pound sterling-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such pound sterling-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced; (ii) such Indebtedness denominated in non-British pound sterling currency is subject to a Currency Exchange Protection Agreement with respect to British pound sterling, the amount of such Indebtedness expressed in British pound sterling will be calculated so as to take account of the effects of such Currency Exchange Protection Agreement; and (iii) the Pound Equivalent of the principal amount of any such Indebtedness outstanding on the date of this Agreement shall be calculated based on the relevant currency exchange rate in effect on the date of this Agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the Pound Equivalent of the Indebtedness refinanced determined on the date such Indebtedness was originally incurred, except to the extent that:

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3.5.1 such Pound Equivalent was determined based on a Currency Exchange Protection Agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence; and

3.5.2 the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the Pound Equivalent of such excess will be determined on the date such refinancing Indebtedness is being incurred.

3.6 Notwithstanding any other provision of this paragraph 3 (Incurrence of Indebtedness and Issuance of Preferred Stock), the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this paragraph 3 (Incurrence of Indebtedness and Issuance of Preferred Stock) shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

3.7 The amount of any Indebtedness outstanding as of any date will be:

3.7.1 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

3.7.2 the principal amount of the Indebtedness, in the case of any other Indebtedness; and

3.7.3 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

4. Liens

The Company will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, which Lien is securing any Indebtedness, except Permitted Liens.

5. [Reserved.]

6. [Reserved.]

7. Transactions with Affiliates

7.1 The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of the greater of £5.0 million and 6.7 per cent. of LTM Consolidated EBITDA, unless:

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7.1.1 the Affiliate Transaction is on terms that are no less favourable to the Company or the relevant Restricted Subsidiary (as determined in good faith by the Company) than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

7.1.2 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of the greater of £10.0 million and 13.4 per cent. of LTM Consolidated EBITDA, such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

7.1.3 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of the greater of £15.0 million and 20 per cent. of LTM Consolidated EBITDA, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of international standing.

7.2 The following items will not be deemed to be Affiliate Transactions and therefore will not be subject to paragraph 7.1:

7.2.1 the entering into, and transactions with or payments to, including grants of securities, stock options and similar rights, any current or former employee, officer, consultant, advisor or director pursuant to any employment agreement, compensation, service, severance or benefit plans, management incentive plan or similar arrangements, indemnification arrangements, or rights to indemnify or any arrangements entered into in the ordinary course of business;

7.2.2 (i) transactions exclusively between or among the Company and/or its Restricted Subsidiaries or any Person that will become a Restricted Subsidiary as a result of such transaction and such transaction is otherwise in compliance with this Agreement; provided, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary or person, as applicable, and (ii) any merger, consolidation or amalgamation of the Company and any direct or indirect parent of the Company; provided, that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents, Shareholder Funding and the Capital Stock of the Company or a parent of the Company and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;

7.2.3 transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

7.2.4 payment of reasonable directors’ fees and reasonable out of pocket expenses to officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

7.2.5 any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

7.2.6 Restricted Payments and Permitted Investments that are in compliance with paragraph 2 (Restricted Payments) of this Schedule;

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7.2.7 (i) transactions effected pursuant to agreements in effect on the date of this Agreement, including the Management Agreement, and any amendment, modification or replacement of such agreements (so long as such amendment or replacement is not more disadvantageous to the Company and its Restricted Subsidiaries, taken as a whole, than the agreement as in effect on the date of this Agreement as determined in good faith by senior management of the Company) and (ii) any effective or pending transaction listed on the Affiliate Transactions Schedule;

7.2.8 payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business consistent with industry practice;

7.2.9 transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services in the ordinary course of business;

7.2.10 transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Agent a letter from an independent financial advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of paragraph 7.1;

7.2.11 payments or loans (or cancellation of loans) to directors, employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith;

7.2.12 the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of this Agreement, any stockholders agreement to which it is a party as of the date of this Agreement or any other agreement or arrangement in existence on the date of this Agreement and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the date of this Agreement shall only be permitted by this paragraph 7.2.12 to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Finance Parties in any material respect than the original transaction, agreement or arrangement as in effect on the date of this Agreement;

7.2.13 transactions with Joint Ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and otherwise in compliance with the terms of this Agreement; provided that no officer, director or Affiliate of the Company (excluding any such Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person) beneficially owns any Equity Interests in such Unrestricted Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Company);

7.2.14 any contribution to the equity capital of the Company; and

7.2.15 transactions permitted by, and complying with, paragraph 1 (Asset Sales) or a Permitted Reorganisation.

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8. Designation of Restricted and Unrestricted Subsidiaries

8.1 The Board of Directors of the Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary or Person that becomes a Subsidiary through merger amalgamation or consolidation or Investment therein,) to be an Unrestricted Subsidiary if that designation would not cause a Default and the Subsidiary meets the definition of “Unrestricted Subsidiary.”

8.2 If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under paragraph 2 (Restricted Payments) above or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

8.3 Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced by a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted under paragraph 2 (Restricted Payments) above.

8.4 If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under paragraph 3 (Incurrence of Indebtedness and Issuance of Preferred Stock) above the Company will be in default of such paragraph.

8.5 The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under paragraph 3 (Incurrence of Indebtedness and Issuance of Preferred Stock) above calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

9. Passive Holding Company

9.1 Neither the Parent nor the Company shall:

9.1.1 conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations;

9.1.2 incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations; or

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9.1.3 own, lease, manage or otherwise operate any properties or assets (including cash and Cash Equivalents (other than cash received in connection with dividends made by its Subsidiaries or in respect of intercompany loans permitted under this Agreement or cash or Cash Equivalents from the proceeds of an Asset Sale not prohibited by this Agreement or issuance of Equity Interests)), in each case, other than:

(a) the ownership of shares of Capital Stock of, or Indebtedness owing by, its direct or indirect Subsidiaries or activities incidental to its ownership of the Capital Stock of, or Indebtedness owing by, its direct or indirect Subsidiaries (including the establishment of any additional Subsidiaries) or the maintenance of administrative employees and functions incidental to its existence and operations that are immaterial to the Noteholders (taken as a whole);

(b) the maintenance of properties and assets related to administrative employees and functions incidental to its existence (including entry into and performance of its obligations with respect to contracts and other arrangements including providing indemnification to officers, managers, directors and employees);

(c) in connection with any management incentive scheme, equity purchase agreement, stock option agreement, shareholders’ agreement or similar agreement;

(d) the performance of activities in preparation for and consummating any public or private offering of common stock or any other issuance or sale of its Equity Interests;

(e) incurrence, creation, assumption, existence and performance of (i) non-consensual obligations imposed by operation of law; (ii) obligations permitted or not prohibited pursuant to this Agreement and the Transaction Security Documents to which it is a party (including, without limitation, any obligation under any Finance Document and the Revolving Credit Facility Agreement (including, for the avoidance of doubt, pursuant to any incremental facility or additional facility ranking pari passu with the facilities made available thereunder after the date of this Agreement) and any finance or loan documents so characterised thereunder, and any replacement thereof and, until (and excluding) the second Business Day following the Closing Date, the Existing Debt); (iii) obligations with respect to its Capital Stock (including, for the avoidance of doubt, the issuance of Capital Stock); (iv) intercompany Indebtedness, so long as such Indebtedness is evidenced by an intercompany note or loan; and (v) Shareholder Funding; and

(f) (i) the provision of administrative services (excluding legal and treasury services) to other members of the Restricted Group or the Parent of a type customarily provided by a holding company to its Subsidiaries; (ii) ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and Cash Equivalents but only if those shares, credit balances, cash and Cash Equivalents are subject to the Transaction Security (save where no such Transaction Security is required under the terms of this Agreement); (iii) any liabilities and the performance of obligations under the Finance Documents and Shareholder Funding to which it is a party and incurrence and payment of professional and advisory fees and administration costs in the

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ordinary course of business as a holding company or as otherwise expressly permitted or not prohibited by any other term of any Finance Document; (iv) any liabilities and the performance of any obligations under or in connection with professional services engagements and other contracts for the benefit of the whole or part of the rest of the Group in each case, in the ordinary course of its role as a parent company of the Group or substantially consistent with past practice; (v) guarantees and similar arrangements in respect of obligations of members of the Group (and/or of any other person provided that such guarantee or similar arrangement is not prohibited by paragraph 2 (Restricted Payments)) not constituting Indebtedness, including but not limited to operating leases, building contracts and project development contracts in each case, in the ordinary course of its role as a parent company of the Group or substantially consistent with past practice; (vi) taking any action or any steps in connection with a proposed Listing, provided that such action does not result in the Finance Parties ceasing to have Transaction Security over 100% of the share capital of the Company; (vii) a Permitted Reorganisation; and (viii) any Indebtedness or Shareholder Funding which is permitted or not otherwise prohibited under this Schedule 14.

9.2 Neither the Parent nor the Company shall incorporate or acquire any direct operating or trading Subsidiary (other than a Successor Parent or Parent Entity) that would, if it were a member of the Restricted Group, constitute a Material Company.

10. Impairment of Security Interest

10.1 The Parent and the Company will not, and the Company will not cause or permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would have the result of materially impairing the security interest with respect to the Collateral (it being understood that the incurrence of Liens on the Collateral permitted by the definition of Permitted Liens shall under no circumstances be deemed to materially impair the security interest with respect to the Collateral) for the benefit of the Finance Parties (taken as a whole), and the Parent and the Company will not and the Company will not cause or permit any of its Restricted Subsidiaries to, grant to any Person other than the Collateral Agent, for the benefit of the Finance Parties and the other beneficiaries described in the Transaction Security Documents and the Intercreditor Agreement. Nothing in this provision shall restrict the discharge or release of the Collateral in accordance with this Agreement, the Transaction Security Documents and the Intercreditor Agreement and the Company and its Restricted Subsidiaries may incur Permitted Liens.

10.2 At the request of the Company and without the consent of the Noteholders, the Collateral Agent may from time to time enter into one or more amendments to the Transaction Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein, (ii) (but subject to compliance with the paragraph above) provide for Permitted Liens, (iii) add to the Collateral or (iv) make any other change thereto that does not adversely affect the rights of the Finance Parties in any material respect (taken as a whole).

10.3 In the event that Company complies with this paragraph 10 (Impairment of Security Interest), the Agent and the Collateral Agent may (subject to customary protections and indemnifications and the receipt of an Officers’ Certificate providing that the conditions precedent relating to the applicable requested action have been satisfied) consent to such amendment, extension, renewal, restatement, supplement, modification, replacement or release with no need for instructions from the Noteholders provided such amendment, extensions, renewal, restatement, supplement,

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modification, replacement or release is in compliance with this Agreement, the Transaction Security Documents and the Intercreditor Agreement.

11. Certain Definitions

11.1 Terms used in this Schedule (other than those terms defined in Clause 1 (Definitions and Interpretation) of this Agreement and not otherwise defined in this paragraph 11) shall have the meanings provided to them in this paragraph 11.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Subsidiary of such specified Person, or expressly assumed in connection with the acquisition of assets from any such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Subsidiary.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

“Approved Intercreditor Agreement” means either the Intercreditor Agreement or an intercreditor agreement on substantially the same terms as the Intercreditor Agreement (or terms not materially worse to the Noteholders), including substantially the same terms with respect to release of Guarantees and priority and release of Collateral.

“Asset Sale” means:

(1) the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Clause 8 (Mandatory redemption) and not by paragraph 1 (Asset Sales); and

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(3) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than £5.0 million;

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(4) a transfer of assets (w) from a Restricted Subsidiary to the Company or a Guarantor; (x) between or among the Company and the Guarantors, (y) between or among non-Guarantor Restricted Subsidiaries (other than where the recipient is an SPV Entity) or (z) between or among SPV Entities;

(5) an issuance of Equity Interests by a Restricted Subsidiary of the Company to:

(a) the Company or to a Restricted Subsidiary of the Company; or

(b) the holders of its Equity Interests on a pro rata basis (or on a greater than pro rata basis in favour of any holder of its Equity Interests which is the Company or a Restricted Subsidiary) provided that, if the Restricted Subsidiary issuing such Equity Interests is an Obligor that is wholly-owned by two or more Restricted Subsidiaries, at least one of which is an Obligor and at least one of which is not an Obligor (a “Non-Obligor Holder”), no Non-Obligor Holder shall be issued Equity Interests on a greater than pro rata basis pursuant to this paragraph (5)(b);

(6) the sale or lease of equipment, inventory, products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, no longer useful, worn-out or obsolete assets;

(7) the sale or other disposition of cash or Cash Equivalents;

(8) a Restricted Payment that does not violate paragraph 2 (Restricted Payments) above or a Permitted Investment;

(9) the creation of Permitted Liens and, subject to the Intercreditor Agreement, foreclosure upon such Permitted Liens;

(10) the licensing of intellectual property to third Persons on customary terms as determined in good faith by the Board of Directors of the Company;

(11) transfers of property subject to casualty or condemnation proceedings;

(12) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business;

(13) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(14) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(15) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

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(16) any disposition with respect to property built, owned or otherwise acquired by the Company or any Restricted Subsidiary pursuant to customary sale and leaseback transactions, asset securitisations and other similar financings;

(17) sales, transfers or other dispositions of Investments in joint ventures or similar arrangements to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture or similar arrangements and similar binding agreements; provided that any cash or Cash Equivalents received in such sale, transfer or disposition is applied in accordance with paragraph 1 (Asset Sales) above;

(18) the issuance or sale of Equity Interests in any of the Company’s Joint Ventures pursuant to any management incentive scheme, stock option agreement or similar agreement;

(19) an Asset Sale necessary in order to comply with the requirements of section 7f of the Fourth Book of the German Social Code (Sozialgesetzbuch IV) or section 4 of the German Company Pensions Act (Gesetz zur Verbesserung der betrieblichen Altersversorgung); and

(20) an Asset Sale with respect to any real estate located in Germany cannot be restricted pursuant to section 1136 (alone or in conjunction with section 1192 paragraph 1) of the German Civil Code (Bürgerliches Gesetzbuch).

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorised to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalised on a balance sheet prepared in accordance with the Original Accounting Principles, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

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(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of a member state of the European Union, the United Kingdom, the United States of America, Switzerland or Canada (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the relevant member state of the European Union or United Kingdom or the United States of America, Switzerland or Canada, as the case may be, and which are not callable or redeemable at the option of the Company or any of its Restricted Subsidiaries;

(2) overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition issued by a bank or trust company which is organised under, or authorised to operate as a bank or trust company under, the laws of a member state of the European Union or the United Kingdom or of the United States of America or any state thereof, Switzerland or Canada; provided that such bank or trust company is an Acceptable Bank;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in paragraphs (1) and (2) above entered into with an Acceptable Bank;

(4) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(5) GBP bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or the dematerialised equivalent); and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in paragraph (1) to (5) (inclusive) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the Company becoming aware (by way of report or filing under the Exchange Act or by any other means) of the direct or indirect acquisition by any Person or Relevant Group, other than one or more of the Permitted Holders, of more than 50 per cent. of the total voting power of the Voting Stock of the Company;

(2) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to a Person other than a member of the Restricted Group or one or more Permitted Holders; or

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(3) the shares of the Company cease to be wholly-owned directly by the Parent other than as a result of a Permitted Transaction or a Permitted Reorganisation,

provided that no Change of Control shall be deemed to occur by reason of the Parent or the Company becoming a Subsidiary of a Successor Parent or Parent Entity provided that the Finance Parties (or the Collateral Agent on their behalf) continue to have the same or substantially equivalent (ignoring for the purposes of assessing such equivalency any limitations required in accordance with the Agreed Security Principles or hardening periods, provided that the Company shall use reasonable endeavours to mitigate any reset of hardening periods) security over the shares (or other interests) in the Company thereafter.

“Collateral” means the rights, property and assets securing the Finance Documents and any rights, property or assets in which a Lien has been granted to secure the Obligations of the Parent, the Company and the Guarantors pursuant to the Transaction Security Documents.

“Commission” or “SEC” means the U.S. Securities and Exchange Commission.

“Credit Facilities” means, one or more debt facilities, indentures or agreements (including, without limitation, the Revolving Credit Facility Agreement and the Facilities) or commercial paper facilities, in each case, with banks or other institutional lenders, commercial finance companies, creditors, investors or other lenders providing for revolving credit loans, term loans, bonds, debentures, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), or letters of credit, in each case, for working capital purposes, pursuant to agreements or indentures, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and without limitation as to amount, terms, conditions, covenants and other provisions, including increasing the amount of available borrowings thereunder, changing or replacing agent banks and lenders thereunder or adding, removing or redesignating Subsidiaries of the Company as borrowers or guarantors thereunder).

“Currency Exchange Protection Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement, currency option, cap, floor, ceiling or collar or agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates as to which such Person is a party.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the latest date on which the Facilities mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under paragraph 2. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the

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Agreement will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Agreement); provided, that with respect to any such amount less than £5.0 million, only the good faith determination of the Company’s management shall be required.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

in each case, not entered into for speculative purposes.

“HS Investments” means (1) HS Investments EU5 Limited, (2) HS Investments (A) Limited Partnership, (3) any funds, partnerships or other entities owned, controlled, managed or advised by HS Investments EU5 Limited and/or HS Investments (A) Limited, and in each case (whether individually or as a group) Affiliates of (1), (2) and/or (3) (but excluding any operating portfolio companies of the foregoing, other than any Parent Entity set up for the purpose of holding an interest in the Company or the Parent).

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

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(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Treasury Transaction, including any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with U.S. GAAP or, in respect of Capital Lease Obligations, the Original Accounting Principles. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding anything herein to the contrary, neither Shareholder Funding nor any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under the Original Accounting Principles shall be deemed to constitute Indebtedness.

“Initial Investors” means:

(1) the Sponsor and each of its Affiliates and/or funds controlled or managed by it or its Affiliates but excluding any operating portfolio companies of the foregoing;

(2) HS Investments and each of its Affiliates and/or funds controlled or managed by it or its Affiliates but excluding any operating portfolio companies of the foregoing;

(3) Raycliff and each of its Affiliates and/or funds controlled or managed by it or its Affiliates but excluding any operating portfolio companies of the foregoing;

(4) RBI and each of its Affiliates and/or funds controlled or managed by it or its Affiliates but excluding any operating portfolio companies of the foregoing;

(5) West Street Strategic Solutions Fund I, LP, West Street Strategic Solutions Fund I-(C), LP, WSSS Investments W, LLC, WSSS Investments X, LLC, WSSS Investments I, LLC, WSSS Investments U, LLC, BSPI, LLC, West Street Private Credit Partnership, LP and any of their Affiliates and Related Funds;

(6) Mr. Richard Caring; and

(7) Mr. Nick Jones.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with U.S. GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity

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Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in paragraph 2.3 above. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in paragraph 2.3. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value. For the avoidance of doubt, for the purposes of section 2 (Restricted Payments) of Schedule 14 (Restrictive Covenants), “Investment” will, in respect of the Company or any Obligor include any redemption, defeasance, repurchase, exchange or other acquisition or retirement by the Company or any Obligor of Indebtedness of a Non-Obligor (excluding, for the avoidance of doubt, any payment made under a guarantee which itself constitutes an “Investment”).

“Joint Venture” means a corporation, limited liability company, partnership or other entity engaged in a Permitted Business (other than an entity constituting a Restricted Subsidiary of the Company) in which the Company or any of its Restricted Subsidiaries owns, directly or indirectly, at least 10% of the Equity Interests.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Los Angeles Property” means the Soho Warehouse property at 1000 South Santa Fe Avenue, Los Angeles, California.

“Los Angeles SPVs” means (1) L.A. 1000 Santa Fe LLC, (2) DTLA JV, LLC, (3) DTLA-Tenant, LLC; (4) any other Restricted Subsidiary (a) whose sole business is the ownership of, or operation of (directly or indirectly), or both the ownership and operation of (directly or indirectly) the Los Angeles Property; and (b) that is not a Guarantor; and (5) any Subsidiary of any of (1) to (4) inclusive. Notwithstanding the foregoing, any Los Angeles SPV may be designated as an Unrestricted Subsidiary in accordance with the definition thereof.

“LTM Consolidated EBITDA” means Consolidated EBITDA for the Relevant Period ending on the most recent Quarter Date.

“Management Agreement” means any agreement entered into between the Parent Entity and the Sponsor or its Affiliates and/or HS Investments or its Affiliates and/or Raycliff or its Affiliates and/or RBI and its Affiliates and any amendments thereto providing for management fees payable by the Parent Entity, the Company and its Subsidiaries.

“Miami Loan to Value Ratio” means, at any date of determination, the ratio of (x) the aggregate principal amount of the SPV Indebtedness of the Miami SPVs outstanding at such date to (y) the most recent total appraised market value of the Miami Property at such date, provided that such

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appraisal must be obtained from a third party appraiser of national standing and must, as at such date of determination, be less than 12 months old.

“Miami Property” means the Soho Beach House property in Miami, Florida.

“Miami SPVs” means Soho-Ryder Acquisition, LLC, Ryder Properties, LLC, Beach House JV, LLC, Beach House HoldCo, LLC, Beach House Owner, LLC, Operating Tenant (SHBH) Owner LLC, Operating Tenant (SHBH) Holdco, LLC, Soho House Beach House, LLC and any of their respective Subsidiaries.

“MIP Vehicle” any trust or other entity holding shares or other investments in connection with any management incentive plan or similar arrangement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with U.S. GAAP and in the case of any Asset Sale by a Restricted Subsidiary of the Company, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary thereof.

“Non-Recourse Debt” means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (other than any relevant SPV Entity):

(1) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, provided that, in each case, the Company or any Restricted Subsidiary may pledge equity interests or Indebtedness of an SPV Entity on a non-recourse basis so long as the pledge has no claim whatsoever against the Company or any Restricted Subsidiary (other than such SPV Entity) other than to obtain such pledged property; or

(2) constitutes the lender.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganisation or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such

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principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means with respect to any Person, the Chairman of the Board, the Chief Financial Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, any Vice-President or any director of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer or person holding an equivalent position, including without limitation, that meets the requirements set forth in this Agreement and is delivered to the Agent.

“Parent Entity” means any Person of which the Parent or Company (as applicable) at any time is or becomes a direct or indirect Subsidiary and any holding companies established by any Permitted Holder for purposes of holding its investment in any Parent Entity.

“Permitted Business” means any business engaged in or proposed to be engaged in by the Company or any of its Restricted Subsidiaries on the date of this Agreement and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of this Agreement.

“Permitted Holders” means:

(1) the Initial Investors;

(2) any Related Person of any Initial Investor;

(3) Soho House Holdings Limited and the Parent;

(4) any Relevant Group, the members of which include one or more Permitted Holders set out in limbs (1) to (3) above (a “Permitted Holder Group”), so long as no Person or other Relevant Group other than one or more Permitted Holders directly or indirectly holds more than 50 per cent of the total voting power of the Voting Stock of the Company held directly or indirectly by the Permitted Holder Group; and

(5) any Parent Entity, so long as no Person or Relevant Group (other than one or more Permitted Holders under limbs (1) to (4) above) directly or indirectly holds more than 50 per cent of the total voting power of the Voting Stock of such Parent Entity.

“Permitted Investments” means:

(1) any Investment:

(a) by an Obligor in an Obligor;

(b) by any Non-Obligor in a Restricted Subsidiary (other than an SPV Entity);

(c) by an SPV Entity in an SPV Entity;

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(d) by an Obligor in a Non-Obligor to the extent necessary to finance a Permitted Investment by a Non-Obligor provided that such Obligor would be permitted to directly make such Investment other than by reason of this paragraph (d);

(e) by an Obligor in a Non-Obligor (other than an SPV Entity) which, when aggregated with all other Investments under this sub-paragraph (e), does not exceed the greater of £30.0 million and 40 per cent. of LTM Consolidated EBITDA at any time outstanding (net of profit distributions and returns received in cash in respect of investments in Non-Obligors by Obligors); or

(f) funded directly or indirectly with the proceeds of any New Shareholder Injection;

(2) any Investment in cash or Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person (any such person, a “Target” and any such Investment, a “Permitted Acquisition”), if:

(a) as a result of such Investment:

(i) such Target becomes a Restricted Subsidiary of the Company; or

(ii) such Target is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(b) such Target is engaged in a Permitted Business; and

(c) pro forma for such Investment, such Investment will not cause the Total Net Leverage Ratio to exceed 6.00:1,

and, in each case, any Investment held by such Target, provided that such Investment was not acquired by such Target in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under paragraph 1 (Asset Sales) or any non-cash consideration received in connection with a disposition of any assets excluded from the definition of “Asset Sale”;

(5) (x) any acquisition of assets or Capital Stock to the extent made using Equity Interests (other than Disqualified Stock) of the Company, Capital Stock of any Parent Entity or any other Affiliate of the Company or any Parent Entity that is not a member of the Group, or Shareholder Funding, as consideration provided that (A) the issuance of such Equity Interests does not result in a Change of Control; and (B) any such Equity Interests issued by the Company are secured by substantially equivalent (ignoring for the purposes of assessing such equivalency any limitations required in accordance with the Agreed Security Principles or hardening periods, provided that the Company shall use reasonable endeavours to mitigate any reset of hardening periods) Transaction Security as exists in over the other Equity Interests in the Company and (y) (for the avoidance of doubt) receipt of any capital contribution of assets or Capital Stock to the equity of the Company or any Restricted Subsidiary;

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(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganisation or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed £1.0 million at any one time outstanding;

(9) loans or advances (or guarantees of, or cancellation of, loans and advances) made to any officer, director or employee of the Parent, the Company or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof) or to any person (including, for the avoidance of doubt, any MIP Vehicle) in connection with any management incentive plan, equity purchase agreement, stock option agreement, shareholders’ agreement or similar agreement in an aggregate principal amount, when aggregated with any payments made under paragraph 2.2.5, not to exceed £40.0 million at any time outstanding;

(10) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property (or information of intellectual property pursuant to joint marketing arrangements with other Persons), in each case in the ordinary course of business;

(11) advances to customers, members or suppliers in the ordinary course of business;

(12) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(13) (i) any Investment existing, or made pursuant to binding commitments existing, on the date of this Agreement and any Investment that replaces, refinances or refunds any such Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded other than as required by the terms of such Investment as in existence on the date of this Agreement, and is made in the same Person as the Investment replaced, refinanced or refunded and (ii) any Investment pursuant to any effective or pending transaction listed on the Affiliate Transactions Schedule;

(14) Investments in Joint Ventures in an aggregate principal amount at any time outstanding not to exceed the greater of £57.5 million and 77 per cent. of LTM Consolidated EBITDA (with each Investment being valued as of the date made and without regard to subsequent changes in value) provided that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to paragraph (3) of the definition of “Permitted Investments” and not this clause (without any further steps or conditions required to be fulfilled);

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(15) Investments in SPV Entities by the Company or any Restricted Subsidiary which is not an SPV Entity:

(a) in an unlimited amount to the extent made in cash (other than to the extent such cash represents Net Proceeds from an Asset Sale by a member of the Group (other than another SPV Entity)) for the purpose of funding the SPV Entities’ operations in the ordinary course of business or consistent with past practice; plus

(b) any other Investments in SPV Entities in an aggregate amount not to exceed £50.0 million in any Financial Year provided that at no time shall the aggregate amount of Investments made pursuant to this paragraph (b) exceed £150.0 million at any time outstanding, in each case, net of profit distributions and returns received in cash in respect of investments in SPV Entities by Restricted Subsidiaries which are not SPV Entities;

(16) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this paragraph (16) that are at the time outstanding not to exceed the greater of £22.5 million and 30 per cent. of LTM Consolidated EBITDA;

(17) for the avoidance of doubt, any Investment in a Restricted Subsidiary constituting a guarantee of that Restricted Subsidiary’s obligations which guarantee constitutes Permitted Debt; and

(18) any Investment in connection with the acquisition of the LINE and Saguaro hotels businesses, provided that the consideration for such acquisition does not exceed $20.0 million.

“Permitted Liens” means:

(1) Liens on assets of the Company or any Restricted Subsidiary securing Indebtedness and other Obligations under this Agreement;

(2) Liens in favour of the Company or the Guarantors;

(3) Liens on property, assets or shares of a Person existing at the time such Person is merged or amalgamated with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger, amalgamation or consolidation and do not extend to any assets other than those of the Person merged or amalgamated into or consolidated with the Company or such Restricted Subsidiary;

(4) Liens on assets or property (including Capital Stock) existing at the time of acquisition of the assets or property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of

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business, as well as obligations under the trade contracts and leases (exclusive of obligations for the payment of borrowed money);

(6) Liens to secure Indebtedness, mortgage financings or purchase money obligations (including Capital Lease Obligations) permitted by paragraph 3.2.4 covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of this Agreement provided that no material Lien shall be permitted pursuant to this paragraph (7) if that Lien has not been disclosed to the Agent or the Original Notes Purchasers in writing on or prior to the date of this Agreement;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with U.S. GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, and Liens under extended retention of title arrangements (verlängerter Eigentumsvorbehalt), in each case, incurred in the ordinary course of business and liens on deposits in the ordinary course of business to secure liability to insurance carriers;

(10) any statutory Lien (gesetzliches Pfandrecht) arising by operation of law under the German Civil Code (Bürgerliches Gesetzbuch) or the German Commercial Code (Handelsgesetzbuch), including without limitation under a lease agreement in favour of the relevant third party landlord (Vermieterpfandrecht) or under a warehousing agreement in favour of the relevant warehouse operator (Pfandrecht des Lagerhalters);

(11) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12) Liens on the assets of the Company or any Restricted Subsidiary securing Indebtedness permitted by paragraphs 3.2.3 of paragraph 3 (Incurrence of Indebtedness and Issuance of Preferred Stock);

(13) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

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(14) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(15) the interests of lessors under operating leases and licensors or sublicensors under license agreements;

(16) Liens in favour of custom and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(17) Liens on assets of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed the greater of £7.5 million and 10 per cent. of LTM Consolidated EBITDA at any one time outstanding, provided that such Lien so created does not encumber assets constituting Collateral;

(18) the filing of Uniform Commercial Code financing statements under U.S. state law (or similar filings under applicable jurisdiction) in connection with operating leases (other than any sale and leaseback transaction) or consignment of goods;

(19) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code (or equivalent statutes) on items in the course of collection and (ii) in favour of a banking institution arising as a matter of law or under customary general terms and conditions of a banking or other financial institution encumbering deposits and account balances (including the right of set-off) and which are within the general parameters customary in the banking industry;

(20) Liens on assets of any Restricted Subsidiary of the Company that is not a Guarantor securing Indebtedness incurred by any Restricted Subsidiary that is not a Guarantor provided that such Lien so created does not encumber assets constituting Collateral;

(21) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business, in connection therewith;

(22) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired;

(23) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(24) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(25) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

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(26) Liens securing Hedging Obligations incurred in reliance on paragraph 3.2.8 of paragraph 3 (Incurrence of Indebtedness and Issuance of Preferred Stock);

(27) any encumbrance or restriction (including put and call arrangements) not securing Indebtedness contained in any Joint Venture agreement or similar agreement entered into by the Company or any Restricted Subsidiary with respect to Capital Stock issued by the relevant Joint Venture pursuant to any joint venture agreement or similar agreement; provided that such encumbrance or restriction shall extend only to the relevant Capital Stock; and

(28) Liens securing Indebtedness permitted by paragraphs 3.2.17 and 3.2.20 of paragraph 3 (Incurrence of Indebtedness and Issuance of Preferred Stock) provided that such Lien so created does not encumber assets constituting Collateral and, in the case of any Lien securing Indebtedness permitted by paragraph 3.2.17 is limited to the Company’s or any Restricted Subsidiary’s Equity Interests in (and/or receivables owed to it by) the relevant Joint Venture, provided that, in the case of paragraphs (1), (12) and (26) above, each of the secured parties to such Indebtedness (acting directly or through its respective creditor representative) shall have entered into an Approved Intercreditor Agreement and such Indebtedness shall be subject to an Approved Intercreditor Agreement, which shall provide that any such Indebtedness shall rank:

(a) in the case of Indebtedness and related Liens incurred under paragraph (12) or (26) above, as Super Senior Liabilities or Priority Credit Liabilities if such Lien secures Indebtedness which qualifies as Super Senior Liabilities or Priority Credit Liabilities pursuant to the Intercreditor Agreement; or

(b) pari passu with the Facilities if such Lien secures Indebtedness which qualifies as Pari Passu Liabilities or Senior Secured Notes Liabilities pursuant to the Intercreditor Agreement.

“Permitted Parent Payments” means, without duplication as to amounts:

(1) general corporate overhead expenses of such direct or indirect parent, including legal, accounting and administrative fees and expenses, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Parent Entity, the Company and its Restricted Subsidiaries (provided that for so long as such direct or indirect parent entity owns no assets other than the Capital Stock in the Parent Entity, the Company or another direct or indirect parent entity of the Company, such fees and expenses shall be deemed for purposes of this paragraph (1) to be so attributable to such ownership or operation) and other ordinary course operating costs, including customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of such direct or indirect parent and reasonable out-of-pocket expenses of the Board of Directors of such direct or indirect parent;

(2) dividends or distributions to permit the payment of the Sponsor’s, HS Investments’, Raycliff’s and/or RBI’s reasonable out-of-pocket expenses under the Management Agreement;

(3) any dividends or distributions in amounts required for any direct or indirect parent of the Company to pay (a) franchise and excise taxes and other fees, taxes and expenses required

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to maintain their corporate existence; and (b) income taxes imposed on the direct or indirect equity holders of such parent entity by the United States and any political subdivision thereof, to the extent such income taxes are attributable to a “GILTI” inclusion under Section 951A of the Code on account of direct or indirect ownership of a Restricted Subsidiary or an actual or deemed distribution of earnings and profits of a Restricted Subsidiary; and

(4) expenses incurred by any direct or indirect parent in connection with any public or private offering or other sale of Capital Stock or Indebtedness (a) where the net proceeds of such offering or sale are intended to be received by or contributed to the Company or a Restricted Subsidiary; (b) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed; or (c) otherwise on an interim basis prior to completion of such offering so long as any direct or indirect parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Facilities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Facilities on terms at least as favourable to the Noteholders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the Company or a Guarantor or, if a Restricted Subsidiary that is not a Guarantor is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged by any Restricted Subsidiary, by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organisation, limited liability company or government or other entity.

“Pound Equivalent” means, with respect to any monetary amount in a currency other than British pound sterling, at any time of determination thereof, the amount of British pound sterling obtained

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by converting such currency other than British pound sterling involved in such computation into British pound sterling at the spot rate for the purchase of British pound sterling with the applicable currency other than British pound sterling as published in the Financial Times in the “Currency Rates” section (or, if the Financial Times is no longer published, or if such information is no longer available in the Financial Times, such source as may be selected in good faith by the Company) on the date of such determination. Except as expressly provided otherwise, whenever it is necessary to determine whether the Company or any of its Restricted Subsidiaries have complied with any covenant or other provision in this Agreement denominated in British pound sterling and an amount is expressed in a currency other than British pound sterling, such amount will be treated as the Pound Equivalent determined as of the date such amount is initially determined in such non-British pound sterling currency.

“Priority Credit Liabilities” has the meaning given to that term in the Intercreditor Agreement.

“Raycliff” means (1) Raycliff SH Holdings LLC, (2) any funds, partnerships or other entities owned, controlled, managed or advised by Raycliff SH Holdings LLC, and in each case (whether individually or as a group) Affiliates of (1) and/or (2) (but excluding any operating portfolio companies of the foregoing, other than any Parent Entity set up for the purpose of holding an interest in the Company or the Parent).

“RBI” means (1) Global Joint Venture Investment Partners LP, (2) any funds, partnerships or other entities owned, controlled, managed or advised by Global Joint Venture Investment Partners LP, and in each case (whether individually or as a group) Affiliates of (1) and/or (2) (but excluding any operating portfolio companies of the foregoing, other than any Parent Entity set up for the purpose of holding an interest in the Company or the Parent).

“Related Person” with respect to any Permitted Holder, means:

(1) any controlling equity holder, majority (or more) owned Subsidiary or partner or member of such Person;

(2) in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof;

(3) any trust, corporation, partnership, limited liability company or other Person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, stockholders, partners or owners thereof, or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein; or

(4) any investment fund or vehicle managed, sponsored or advised by such Person or any successor thereto, or by any Affiliate of such Person or any such successor.

“Relevant Group” means a group of persons within the meaning of section 13(d)(3) or section 14(d)(2) of the Exchange Act, or any successor provision.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

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“Scorpios Property” means any real property owned, leased, to be acquired or to be leased by any Scorpios SPV.

“Scorpios SPVs” means Sunshine AcquireCo Limited, Sunshine Mykonos Limited, Sunshine Future Projects Limited, Paraga, Q Hellas, OMO and each of their respective Subsidiaries.

“Shareholder Funding” means

(1) any cash contribution to the Company by any parent, any Permitted Holder or any Affiliate thereof (other than a member of the Group) in exchange for or pursuant to any security, instrument or agreement other than Capital Stock; provided that such security, instrument or agreement must (i) be unsecured, (ii) be expressly subordinated to the prior payment in full in cash then due with respect to all of the Company’s obligations under the Facilities (iii) have a final maturity date at least 91 days later than the final maturity date of the Facilities, and (iv) not require payment in cash of any interest or principal in respect thereof prior to the final maturity date of such security, instrument or agreement; and

(2) any cash contribution to the Company by any parent, any Permitted Holder or any Affiliate thereof (other than a member of the Group) in exchange for or pursuant to any security, instrument or agreement other than Capital Stock for the purposes of short term liquidity and/or bridging finance, including, without limitation, in order to fund Permitted Investments, provided that the aggregate amount outstanding of all such contributions shall not exceed the greater of (x) £50.0 million and (y) an amount equal to 67 per cent. of LTM Consolidated EBITDA at any time; provided that such security, instrument or agreement must (i) be unsecured, (ii) be expressly subordinated to the prior payment in full in cash then due with respect to all of the Company’s obligations under the Facilities, and (iii) not require payment in cash of any interest or principal in respect thereof prior to the final maturity date of such security, instrument or agreement, (“Short-Term Shareholder Funding”) provided that if such security, instrument or agreement is not repaid, redeemed or otherwise discharged in full within 60 days of its incurrence or issuance, such security, instrument or agreement shall be amended on or prior to such 60th day so that it complies with paragraph (1) above and shall no longer constitute Short-Term Shareholder Funding.

“Soho Works North America Group” means Soho Works North America LLC and its Restricted Subsidiaries from time to time.

“Soho Works SPVs” means Soho Works US AcquireCo, LLC, Soho Works North America, LLC, Soho Works Limited and any of their respective Subsidiaries.

“Sponsor” means (1) The Yucaipa Companies, LLC, (2) any funds, partnerships or other entities owned, controlled, managed or advised by The Yucaipa Companies, LLC, and in each case (whether individually or as a group) Affiliates of (1) or (2) (but excluding any operating portfolio companies of the foregoing, other than any Parent Entity set up for the purpose of holding an interest in the Company or the Parent).

“SPV Entity” means each Miami SPV, each Los Angeles SPV, each Soho Works SPV and each Scorpios SPV and any Restricted Subsidiary (1) whose sole business is the ownership of, or the operation of (directly or indirectly), or both the ownership and operation of (directly or indirectly), the relevant SPV Property; and (2) that is not a Guarantor. Notwithstanding the foregoing, any SPV Entity may be designated as an Unrestricted Subsidiary in accordance with the definition thereof.

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“SPV Indebtedness” means, in relation to an SPV Entity, at any date of determination, the aggregate principal amount of all Indebtedness (including refinancing Indebtedness) of that SPV Entity outstanding at such date.

“SPV Property” means the property of an SPV Entity (or to be acquired by an SPV Entity) used or useful in a Permitted Business.

“Stated Maturity” means, with respect to any instalment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Agreement, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Successor Parent” with respect to any Person means any other Person with more than 50% of the total voting power of the Voting Stock of which is, at the time the first Person becomes a Subsidiary of such other Person, Beneficially Owned by one or more Persons that Beneficially Owned more than 50% of the total voting power of the Voting Stock of the first Person immediately prior to the first Person becoming a Subsidiary of such other Person.

“Super Senior Liabilities” has the meaning given to that term in the Intercreditor Agreement.

“Treasury Transactions” means any derivative transaction (including, for the avoidance of doubt, a foreign exchange transaction) entered into in connection with protection against or benefit from fluctuation in any rate or price.

“U.K. GAAP” means generally accepted accounting practices in the United Kingdom, which are in effect from time to time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by paragraph 7 (Transactions with Affiliates) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement

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or understanding are no less favourable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced by a Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by paragraph 2 (Restricted Payments). If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for the purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under paragraph 3 (Incurrence of Indebtedness and Issuance of Preferred Stock), the Company will be in default of such paragraph 3.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining instalment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Restricted Subsidiary.

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Schedule 15

Form of ADDITIONAL NOTEHOLDER ACCESSION DEED

To: [ ] as Agent

From: [ ]

Date: [ ]

Notes Purchase Agreement

for Soho House Bond Limited

dated [  ] 2021 (the “Notes Purchase Agreement”)

1. We refer to the Notes Purchase Agreement and to the Intercreditor Agreement (as defined in the Notes Purchase Agreement). This is an Additional Noteholder Accession Deed for the purposes of the Notes Purchase Agreement and a Creditor/Creditor Representative Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Notes Purchase Agreement have the same meaning in this Additional Deed unless given a different meaning herein.

2. The proposed date on which the Additional Facility Commitments are to take effect (the “Accession Effective Date”) is [  ].

3. On the Accession Effective Date:

(a) [  ] (the “Acceding Noteholder”) becomes party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Noteholder;

(b) the Acceding Noteholder becomes party to the Intercreditor Agreement as a [Senior Noteholder] (as defined in the Intercreditor Agreement); and

(c) the Acceding Noteholder assumes all the rights and obligations of a Noteholder in relation to the Commitments under the Notes Purchase Agreement specified against its name in Additional Facility Notice dated [  ] in accordance with the terms of the Notes Purchase Agreement.

4. The Facility Office and address, fax number and attention details for notices to the Acceding Noteholder for the purposes of Clause 35.2 (Addressees) are set out in schedule to this Additional Noteholder Accession Deed.

5. The Acceding Noteholder expressly acknowledges the limitations on the Noteholders’ obligations referred to in paragraph (e) of Clause 2.2 (Increase).

6. The Acceding Noteholder confirms for the benefit of the Agent and without liability to any Obligor that, in respect of each Issuer, it is:

(a) [a Qualifying Noteholder (other than a Treaty Noteholder);]

(b) [a Treaty Noteholder;]

(c) [not a Qualifying Noteholder].

7. [The Acceding Noteholder confirms that the person beneficially entitled to interest payable to that Noteholder in respect of an advance under a Finance Document is either;

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(a) a company resident in the United Kingdom for United Kingdom tax purposes;

(b) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]

8. [The Acceding Noteholder confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [  ]) and is tax resident in [  ], so that interest payable to it by issuers is generally subject to full exemption from UK withholding tax and requests that the Parent notify:

(a) each Issuer which is a Party as an Issuer as at the Transfer Date; and

(b) each Additional Issuer which becomes an Additional Issuer after the Transfer Date,

(c) that it wishes that scheme to apply to the Notes Purchase Agreement.]

9. [The Acceding Noteholder confirms that it is a U.S. Exempt Noteholder.]

10. The Acceding Noteholder confirms that it is not a member of the Group.

11. The Acceding Noteholder confirms that it is not a Defaulting Noteholder.

12. The Acceding Noteholder confirms that it is not (a) a Defaulting Noteholder or a person that is an Affiliate or acting on behalf of a Defaulting Noteholder.

13. We refer to clause [19.4] (Change of Senior Creditor) of the Intercreditor Agreement.

In consideration of the Acceding Noteholder being accepted as a [Senior Noteholder] for purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Acceding Noteholder confirms that, as form the Accession Effective Date, it intends to be party to the Intercreditor Agreement as a [Senior Noteholder], and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Senior Noteholder] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

14. This Additional Noteholder Accession Deed takes effect as a deed notwithstanding that a party may execute it under hand.

15. This Additional Noteholder Accession Deed may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery. Any signature to this Additional Noteholder Accession Deed through electronic means (including, without limitation, (x) any electronic symbol or process attached to, or associated with, this Additional Noteholder Accession Deed and adopted by a person with the

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intent to sign, authenticate or accept this Additional Noteholder Accession Deed t and (y) any facsimile, E-pencil or “.pdf” file signature), shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law.

16. This Additional Noteholder Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

17. This Additional Noteholder Accession Deed has been executed as a deed by the Acceding Noteholder and is delivered on the date stated above.

[Acceding Noteholder]

Executed as a deed by )

[insert name of Acceding Noteholder in bold ) _________________________

and upper case] acting by [insert name of ) Signature of authorised signatory authorised signatory for )

Execution of deeds]: )

Signature of witness: _________________________

Name of witness: _________________________

Address of witness: _________________________

Occupation of witness _________________________

This Additional Noteholder Accession Deed is accepted by the Agent and as a Creditor/Creditor Representative Accession Undertaking for the purpose of the Intercreditor Agreement by the Collateral Agent.

Agent Collateral Agent

[insert name of agent] [insert name of agent]

By: By:

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|EU-DOCS\34803319.2||

Schedule 16

FORM OF ADDITIONAL FACILITY NOTICE

To: [  ] as Agent and [  ] as Collateral Agent (for information purposes only)

From: [  ] as the Company and the entities listed in the Schedule as Additional Facility Noteholders (the “Additional Facility Noteholders”)

Dated:

Notes Purchase Agreement

for Soho House Bond Limited

dated [  ] 2021 (the “Notes Purchase Agreement”)

1. We refer to the Notes Purchase Agreement and to the Intercreditor Agreement (as defined in the Notes Purchase Agreement). This is an Additional Facility Notice. This Additional Facility Notice shall take effect as an Additional Facility Notice for the purpose of the Notes Purchase Agreement. Terms defined in the Notes Purchase Agreement have the same meaning in this Additional Facility Notice unless given a different meaning in this Additional Facility Notice.

2. We refer to Clause 2.3 (Additional Facility) of the Notes Purchase Agreement.

3. We request the establishment of an Additional Facility with the following Additional Facility Terms:

(a) Currency:

[  ]

(b) Total Additional Facility Commitments:

[  ]

(c) Margin:

[  ]

(d) Issuer(s) to which the Additional Facility is to be made available:

[  ]

(e) Purpose(s) for which all amounts borrowed under the Additional Facility shall be applied pursuant to Clause 3.1 (Purpose) of the Notes Purchase Agreement:

[  ]

(f) Availability Period:

[  ]

(g) [Additional Facility Conditions Precedent:

[  ]]

(h) The repayment terms for the Additional Facility for the purposes of Clause 9 (Redemption of Notes) of the Notes Purchase Agreement:

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[  ]

(i) Termination Date:

[  ]

(j) Additional Facility Noteholder required tax status:

[Each Additional Facility Noteholder is required to be a U.S. Exempt Noteholder]

4. The proposed Establishment Date is [  ].

5. The Company confirms that:

(a) each of the Additional Facility Terms set out above comply with Clause 2.3 (Additional Facility) of the Notes Purchase Agreement; and

(b) [the Additional Facility Noteholders and the Additional Facility Commitments set out in this Additional Facility Notice have been selected and allocated in accordance with Clause 2.3 (Additional Facility) of the Notes Purchase Agreement;] /[the Additional Facility Noteholders set out in this Additional Facility Notice comply with Clause 2.3 (Additional Facility)].

6. Each Additional Facility Noteholder agrees to make available the Additional Facility on the terms set out in this Additional Facility Notice and agrees to assume and will assume all of the obligations corresponding to the Additional Facility Commitment set opposite its name in the Schedule as if it was an Original Notes Purchaser in respect of that Additional Facility Commitment under the Notes Purchase Agreement.

7. On the Establishment Date each Additional Facility Noteholder becomes:

(a) party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Noteholder; and

(b) party to the Intercreditor Agreement as a [Senior Noteholder] (as defined in the Intercreditor Agreement).

8. Each Additional Facility Noteholder expressly acknowledges the limitations on the Noteholders’ obligations referred to in Clause 27.4 (Limitation of responsibility of Existing Noteholders) of the Notes Purchase Agreement.

9. [Each Additional Facility Noteholder confirms that it is not an Investor Affiliate.]

10. This Additional Facility Notice is irrevocable.

11. This Additional Facility Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Additional Facility Notice. Delivery of a counterpart of this Additional Facility Notice by email attachment or telecopy shall be an effective mode of delivery. Any signature to this Agreement through electronic means (including, without limitation, (x) any electronic symbol or process attached to, or associated with, this Additional Facility Notice and adopted by a person with the intent to sign, authenticate or accept this Additional Facility Notice and (y) any facsimile, E-pencil or “.pdf” file signature), shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law.

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12. This Additional Facility Notice [and any non-contractual obligations arising out of or in connection with it] [is/are] governed by English law.

13. The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Additional Facility Notice (including a dispute relating to the existence, validity or termination of this Additional Facility Notice or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”). The Parties irrevocably agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. This paragraph is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

14. This Additional Facility Notice has been entered into on the date stated at the beginning of this Additional Facility Notice.

Note: The execution of this Additional Facility Notice may not be sufficient for each Additional Facility Noteholder to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of each Additional Facility Noteholder to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

* Delete as appropriate.

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The Schedule

Name of Additional Facility Noteholder Additional Facility Commitment

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The Company

By: …………………………………………

The Additional Facility Noteholders
[  ]

This document is accepted as an Additional Facility Notice for the purposes of the Notes Purchase Agreement by the Agent and the Establishment Date is confirmed as [  ].

The Agent

By: …………………………………………

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Schedule 17

FORM OF NOTES CERTIFICATE

Serial Number: [  ]

THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, RESOLD, DELIVERED OR DISTRIBUTED (DIRECTLY OR INDIRECTLY) IN OR INTO THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON EXCEPT IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER SECURITIES LAW OF ANY OTHER JURISDICTION OF THE UNITED STATES.

BY ITS ACQUISITION HEREOF, THE HOLDER OF THIS SECURITY (1) REPRESENTS THAT IT IS ACQUIRING THIS SECURITY IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR A BENEFICIAL INTEREST IN THIS SECURITY ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, OR (C) PURSUANT TO ANY TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS, AND FURTHER SUBJECT TO THE ISSUER’S AND THE AGENT’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) TO REQUIRE THE DELIVERY OF A CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, INCLUDING A TRANSFER CERTIFICATE IN SUBSTANTIALLY THE FORM SET OUT IN THE NOTES PURCHASE AGREEMENT (AS DEFINED HEREIN); AND (3) AGREES THAT IT WILL TRANSFER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN ADDITION TO THE RESTRICTIONS SET FORTH ABOVE, THERE ARE ADDITIONAL CONTRACTUAL RESTRICTIONS ON TRANSFER SET FORTH IN CLAUSE 27 (CHANGES TO THE NOTEHOLDERS) OF THE NOTES PURCHASE AGREEMENT.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER AND TRANSFEREE WILL DELIVER TO THE AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THE AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. THE ISSUER AGREES TO PROMPTLY MAKE AVAILABLE TO THE HOLDER

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OF THIS NOTE, UPON WRITTEN REQUEST, THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY WITH RESPECT TO THE NOTE. ANY SUCH REQUEST SHOULD BE SENT TO ISSUER AT THE FOLLOWING ADDRESS: [_______].]

SOHO HOUSE BOND LIMITED
(the “Issuer”)

(incorporated under the laws of Jersey)

[Facility A] [Facility A1] [Additional Facility] Note[s]

due on the Termination Date

issued subject to the terms and conditions set out below

Notes Issuance Date: [  ]

Termination Date: [  ]

The [Facility A] [Facility A1] [Additional Facility] Note[s] represented by this certificate forms part of a series designated as specified in the title (the “[Facility A] [Facility A1] [Additional Facility] Note[s]”) of the Issuer.

The [Facility A] [Facility A1] [Additional Facility] Note[s] are constituted by a notes purchase agreement dated [  ] (the “Notes Purchase Agreement”) between, among others, the Issuer and [  ] as agent (the “Agent”). The [Facility A] [Facility A1] [Additional Facility] Note[s] are subject to, and have the benefit of, the Notes Purchase Agreement and the terms and conditions therein. Terms defined in the Notes Purchase Agreement have the same meanings when used herein.

The Issuer hereby certifies that [  ] is, at the date hereof, entered in the register of Noteholders as the holder of [Facility A] [Facility A1] [Additional Facility] Note[s] in the principal amount of USD [  ]. The Issuer and the Noteholder agree that the terms of the Notes Purchase Agreement are hereby incorporated, mutatis mutandis, into the [Facility A] [Facility A1] [Additional Facility] Note[s], and shall constitute the terms and conditions of such [Facility A] [Facility A1] [Additional Facility] Note[s]. For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the [Facility A] [Facility A1] [Additional Facility] Note[s] in respect of which this [Facility A] [Facility A1] [Additional Facility] Note[s] is issued such amount or amounts as shall become due and payable from time to time in respect of such [Facility A] [Facility A1] [Additional Facility] Note[s] and otherwise to comply with the Notes Purchase Agreement.

Subject to the provisions of the Notes Purchase Agreement, the [Facility A] [Facility A1] [Additional Facility] Note[s] represented by this certificate shall be redeemed in full on the Termination Date.

The Issuer shall pay interest on the [Facility A] [Facility A1] [Additional Facility] Note[s] represented by this certificate at the times and at the rate per annum specified in the Notes Purchase Agreement, with the Agent as paying agent for payments of interest to the Noteholders.

This [Facility A] [Facility A1] [Additional Facility] Note[s] is evidence of entitlement only. Title to the [Facility A] [Facility A1] [Additional Facility] Note[s] passes only on due registration on the register of

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Noteholders and only the duly registered holder is entitled to payments in respect of this definitive [Facility A] [Facility A1] [Additional Facility] Note[s].

This definitive [Facility A] [Facility A1] [Additional Facility] Note[s] and any non-contractual obligations arising out of or in connection with it are governed by English law.

Issued as of [  ].

[Issuer]

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SIGNATURES

COMPANY

............................................................................

Soho House Bond Limited

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PARENT

............................................................................

Soho House & Co Limited

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ORIGINAL NOTES PURCHASERS

WEST STREET STRATEGIC SOLUTIONS FUND I, L.P.

By: West Street Strategic Solutions GP, L.L.C, its General Partner

By: _________________________

Name:

Title:

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WEST STREET STRATEGIC SOLUTIONS FUND I-(C), L.P.

By: West Street Strategic Solutions GP, L.L.C, its General Partner

By: _________________________

Name:

Title:

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WSSS INVESTMENT HOLDINGS B, L.P.

By: West Street Strategic Solutions GP, L.L.C, its General Partner

By: _________________________

Name:

Title:

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WSSS INVESTMENTS F, INC.

By: _________________________

Name:

Title:

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WSSS INVESTMENTS I, LLC

By: _________________________

Name:

Title:

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WSSS INVESTMENTS U, LLC

By: _________________________

Name:

Title:

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BROAD STREET CREDIT HOLDINGS LLC

By: _________________________

Name:

Title:

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WEST STREET CT PRIVATE CREDIT PARTNERSHIP, L.P.

By: WEST STREET CT PRIVATE CREDIT ADVISORS, L.L.C., its General Partner

By: _________________________

Name:

Title

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AGENT

............................................................................

Global Loan Agency Services Limited

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COLLATERAL AGENT

............................................................................

GLAS Trust Corporation Limited

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